Exhibit 10.2


                                                      [CONFORMED COPY WITH
                                      EXHIBITS D-H CONFORMED AS EXECUTED ]


                          SECOND-LIEN CREDIT AGREEMENT


                          Dated as of October 7, 2004,


                                     among


                       GRAHAM PACKAGING HOLDINGS COMPANY,


                        GRAHAM PACKAGING COMPANY, L.P.,


                              GPC CAPITAL CORP. I,


                           THE LENDERS NAMED HEREIN,


                    DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH,
                            as Administrative Agent,


                         CITIGROUP GLOBAL MARKETS INC.,
                             as Syndication Agent,


                      GOLDMAN SACHS CREDIT PARTNERS, L.P.,
                      GENERAL ELECTRIC CAPITAL CORPORATION
                                      and
                         LEHMAN COMMERCIAL PAPER INC.,
                          as Co-Documentation Agents,



                       LASALLE BANK NATIONAL ASSOCIATION
                                      and
                    MANUFACTURERS AND TRADERS TRUST COMPANY,
                           as Senior Managing Agents

-------------------------------------------------------------------------------------------------------------------

Deutsche Bank Securities Inc., as        Citigroup Global Markets Inc., as      Goldman Sachs Credit Partners, L.P.,
Joint Lead Arranger and Joint Book       Joint Lead Arranger and Joint Book     as Joint Book Runner
Runner                                   Runner

                                                  TABLE OF CONTENTS

                                                                                                               Page


ARTICLE I DEFINITIONS.............................................................................................1

         SECTION 1.01. Defined Terms..............................................................................1
         SECTION 1.02. Terms Generally...........................................................................49

ARTICLE II THE CREDITS...........................................................................................50

         SECTION 2.01. Second-Lien Commitments...................................................................50
         SECTION 2.02. Second-Lien Loans.........................................................................50
         SECTION 2.03. Borrowing Procedure.......................................................................51
         SECTION 2.04. Evidence of Debt; Repayment of Loans......................................................52
         SECTION 2.05. Fees    52
         SECTION 2.06. Interest on Loans.........................................................................52
         SECTION 2.07. Default Interest..........................................................................53
         SECTION 2.08. Alternate Rate of Interest................................................................53
         SECTION 2.09. Termination and Reduction of Commitments..................................................53
         SECTION 2.10. Conversion and Continuation of Borrowings.................................................54
         SECTION 2.11. Repayment of Borrowings...................................................................56
         SECTION 2.12. Prepayment................................................................................56
         SECTION 2.13. Reserve Requirements; Change in Circumstances.............................................58
         SECTION 2.14. Change in Legality........................................................................60
         SECTION 2.15. Indemnity.................................................................................60
         SECTION 2.16. Pro Rata Treatment........................................................................61
         SECTION 2.17. Sharing of Setoffs........................................................................61
         SECTION 2.18. Payments..................................................................................62
         SECTION 2.19. Taxes   62
         SECTION 2.20. Reserved..................................................................................66
         SECTION 2.21. Replacement of Lenders....................................................................66

ARTICLE III REPRESENTATIONS AND WARRANTIES.......................................................................67

         SECTION 3.01. Organization; Powers......................................................................67
         SECTION 3.02. Authorization.............................................................................68
         SECTION 3.03. Enforceability............................................................................68
         SECTION 3.04. Governmental Approvals....................................................................68
         SECTION 3.05. Financial Statements......................................................................69
         SECTION 3.06. No Material Adverse Change or Material Adverse Effect.....................................69
         SECTION 3.07. Title to Properties; Possession Under Leases..............................................69
         SECTION 3.08. Co-Borrower; Subsidiaries.................................................................70
         SECTION 3.09. Litigation; Compliance with Laws..........................................................71
         SECTION 3.10. Agreements................................................................................71
         SECTION 3.11. Federal Reserve Regulations...............................................................71
         SECTION 3.12. Investment Company Act; Public Utility Holding Company Act................................71
         SECTION 3.13. Use of Proceeds...........................................................................72
         SECTION 3.14. Tax Returns...............................................................................72
         SECTION 3.15. No Material Misstatements.................................................................72
         SECTION 3.16. Employee Benefit Plans....................................................................73
         SECTION 3.17. Environmental Matters.....................................................................73
         SECTION 3.18. Capitalization of Holdings and the Borrower...............................................74
         SECTION 3.19. Security Documents........................................................................74
         SECTION 3.20. Location of Real Property and Leased Premises.............................................75
         SECTION 3.21. Solvency..................................................................................76
         SECTION 3.22. Labor Matters.............................................................................77
         SECTION 3.23. Insurance.................................................................................77
         SECTION 3.24. Subordination: Designation of the Second-Lien Loan Documents as "Designated Senior
                               Indebtedness"; Etc................................................................77
         SECTION 3.25. Legal Names; Organizational Identification Numbers; Jurisdiction and Type of
                               Organization; Etc.................................................................77
         SECTION 3.26. Acquisition Agreement.....................................................................78

ARTICLE IV CONDITIONS OF LENDING.................................................................................78

         SECTION 4.01. Certain Conditions Precedent..............................................................78
         SECTION 4.02. Additional Conditions Precedent...........................................................78

ARTICLE V AFFIRMATIVE COVENANTS..................................................................................83

         SECTION 5.01. Existence; Businesses and Properties......................................................83
         SECTION 5.02. Insurance.................................................................................84
         SECTION 5.03. Taxes   84
         SECTION 5.04. Financial Statements, Reports, Etc........................................................85
         SECTION 5.05. Litigation and Other Notices..............................................................87
         SECTION 5.06. Employee Benefits.........................................................................87
         SECTION 5.07. Maintaining Records; Access to Properties and Inspections.................................88
         SECTION 5.08. Use of Proceeds...........................................................................88
         SECTION 5.09. Compliance with Environmental Laws........................................................88
         SECTION 5.10. Preparation of Environmental Reports......................................................88
         SECTION 5.11. Further Assurances; Additional Mortgages; Etc.............................................88
         SECTION 5.12. Fiscal Year; Accounting...................................................................90
         SECTION 5.13. Dividends.................................................................................90
         SECTION 5.14. No Other "Designated Senior Indebtedness".................................................91

ARTICLE VI NEGATIVE COVENANTS....................................................................................91

         SECTION 6.01. Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock..................91
         SECTION 6.02. Limitation On Restricted Payments.........................................................95
         SECTION 6.03. Dividend and Other Payment Restrictions Affecting Subsidiaries...........................102
         SECTION 6.04. Asset Sales..............................................................................104
         SECTION 6.05. Transactions with Affiliates.............................................................105
         SECTION 6.06. Consolidation, Merger or Sale of Assets of the Borrower..................................107
         SECTION 6.07. Consolidation, Merger or Sale of Assets by a Guarantor...................................108
         SECTION 6.08. Liens   109
         SECTION 6.09. Business Activities......................................................................112
         SECTION 6.10. Limitation on Modifications and Prepayments..............................................112
         SECTION 6.11. [Intentionally deleted.].................................................................113
         SECTION 6.12. Interest Coverage Ratio..................................................................113
         SECTION 6.13. Net Leverage Ratio.......................................................................113
         SECTION 6.14. Limitation on Layering; Etc..............................................................114

ARTICLE VII EVENTS OF DEFAULT...................................................................................114

         SECTION 7.01. Events of Default........................................................................114
         SECTION 7.02. Borrower's Right to Cure.................................................................117

ARTICLE VIII THE AGENTS.........................................................................................118

         SECTION 8.01. Appointment..............................................................................118
         SECTION 8.02. Nature of Duties.........................................................................119
         SECTION 8.03. Resignation by the Agents................................................................119
         SECTION 8.04. Each Agent in its Individual Capacity....................................................120
         SECTION 8.05. Indemnification..........................................................................120
         SECTION 8.06. Lack of Reliance on Agents...............................................................120

ARTICLE IX MISCELLANEOUS........................................................................................121

         SECTION 9.01. Notices 121
         SECTION 9.02. Survival of Agreement....................................................................121
         SECTION 9.03. Binding Effect...........................................................................122
         SECTION 9.04. Successors and Assigns...................................................................122
         SECTION 9.05. Expenses; Indemnity......................................................................124
         SECTION 9.06. Right of Setoff..........................................................................126
         SECTION 9.07. Applicable Law...........................................................................126
         SECTION 9.08. Waivers; Amendment.......................................................................126
         SECTION 9.09. Interest Rate Limitation.................................................................128
         SECTION 9.10. Entire Agreement.........................................................................128
         SECTION 9.11. WAIVER OF JURY TRIAL.....................................................................128
         SECTION 9.12. Severability.............................................................................129
         SECTION 9.13. Counterparts.............................................................................129
         SECTION 9.14. Headings.................................................................................129
         SECTION 9.15. Jurisdiction; Consent to Service of Process..............................................129
         SECTION 9.16. Confidentiality..........................................................................130
         SECTION 9.17. Release of Liens and Guarantees..........................................................131
         SECTION 9.18. Co-Borrower's Obligations................................................................131
         SECTION 9.19. Limitations on Recourse..................................................................132
         SECTION 9.20. Post-Closing Actions.....................................................................132
         SECTION 9.21. USA Patriot Act..........................................................................133
         SECTION 9.22. SUBORDINATION OF LIENS; TERMS OF INTERCREDITOR AGREEMENT; ETC............................133
Exhibits and Schedules

         Exhibit A             Form of Assignment and Acceptance
         Exhibit B             Form of Borrowing Request
         Exhibit C             Form of Mortgage
         Exhibit D             Form of Parent Guarantee Agreement
         Exhibit E             Form of Pledge Agreement
         Exhibit F             Form of Security Agreement
         Exhibit G             Form of Intercreditor Agreement
         Exhibit H             Form of Subsidiary Guarantee Agreement
         Exhibit I-1           Form of Opinion of Skadden, Arps, Meagher, Slate & Flom LLP
         Exhibit I-2           Form of Opinion of Morgan, Lewis & Bockius LLP
         Exhibit J             Form of Joinder Agreement

         Schedule A            Lender Addresses
         Schedule 2.01         Second-Lien Commitments
         Schedule 3.05         Contingent Liabilities
         Schedule 3.07(c)      Intellectual Property
         Schedule 3.07(e)      Mortgaged Property Rights
         Schedule 3.08         Subsidiaries
         Schedule 3.09         Litigation
         Schedule 3.14         Taxes
         Schedule 3.17         Environmental Matters
         Schedule 3.18         Capitalization
         Schedule 3.20         Real Property and Leased Premises
         Schedule 3.22         Labor Matters
         Schedule 3.23         Insurance
         Schedule 3.25         Loan Parties
         Schedule 9.20         Post-Closing Actions

                  SECOND-LIEN CREDIT AGREEMENT dated as of October 7, 2004, among GRAHAM PACKAGING HOLDINGS COMPANY, a Pennsylvania limited partnership ("Holdings"), GRAHAM PACKAGING COMPANY, L.P., a Delaware limited partnership (the "Borrower"), GPC CAPITAL CORP. I, a Delaware corporation (the "Co-Borrower"), the Lenders party hereto from time to time, CITIGROUP GLOBAL MARKETS INC., as syndication agent (in such capacity, the "Syndication Agent"), GOLDMAN SACHS CREDIT PARTNERS, L.P., GENERAL ELECTRIC CAPITAL CORPORATION and LEHMAN COMMERCIAL PAPER INC., as co-documentation agents (in such capacity, each a "Co-Documentation Agent"), DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH, as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders, LASALLE BANK NATIONAL ASSOCIATION and MANUFACTURERS AND TRADERS TRUST COMPANY, as senior managing agents (in such capacity, each a "Senior Managing Agent"), DEUTSCHE BANK SECURITIES INC., as joint lead arranger and joint book runner ("DBSI"), CITIGROUP GLOBAL MARKETS INC., as joint lead arranger and joint book runner ("Citigroup"), and GOLDMAN SACHS CREDIT PARTNERS, L.P., as joint book runner ("Goldman Sachs", and together with DBSI and Citigroup in their respective capacities as joint lead arrangers and joint book runners, the "Arrangers").

                  The Borrower intends to purchase all of the issued and outstanding capital stock of Owens-Brockway Plastic Products Inc. ("OI Plastic"), from OI Plastic Products FTS, Inc. (the "Acquisition").

                  Holdings, the Borrower and the Co-Borrower intend to refinance (the "Refinancing") substantially all of the outstanding indebtedness of Holdings and its Subsidiaries (including, without limitation, indebtedness under the Existing Credit Agreement (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I), the Existing Senior Subordinated Notes and the Existing Senior Discount Notes) (the Refinancing, together with the Acquisition and the other transactions contemplated by the Second-Lien Loan Documents, are collectively referred to as the "Transaction").

                  The Borrower has requested the Lenders to extend credit, subject to the terms and conditions herein, in the form of Second-Lien Loans on the Closing Date, in an aggregate principal amount not in excess of $350,000,000.

                  The proceeds of the Second-Lien Loans will be used on the Closing Date, (i) to effect the Acquisition and the Refinancing and (ii) to pay related fees, expenses and other transaction costs.

                  The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

                  "ABR Borrowing" shall mean a Borrowing comprised of ABR
Loans.

                  "ABR Loan" shall mean any Second-Lien Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                  "ABR Margin" shall mean a rate per annum equal to 3.25%.

                  "Acquired Debt" shall mean, with respect to any specified person:

                  (1) Indebtedness of any other person existing at the time such other person is merged with or into or became a Restricted Subsidiary of such specified person; and

                  (2) Indebtedness secured by an existing Lien encumbering any asset acquired by such specified person;

but excluding in any event Indebtedness incurred in connection with, or in contemplation of, such other person merging with or into, or becoming a Restricted Subsidiary of, such specified person.

                  "Acquisition" shall have the meaning provided in the preamble to this Agreement.

                  "Acquisition Agreement" shall mean the Stock Purchase Agreement, dated as of July 28, 2004, and amended by Amendment No. 1 thereto dated as of October 7, 2004, among the Borrower, OI Plastic and Owens-Illinois, Inc.

                   "Acquisition Documents" shall mean the Acquisition Agreement and all other material agreements and documents relating to the Acquisition, as same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

                  "Act" shall have the meaning provided in Section 9.21.

                  "Additional Mortgage" shall have the meaning provided in
Section 5.11(b).

                  "Additional Mortgaged Property" shall have the meaning provided in Section 5.11(b).

                  "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of
(a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves, if any.

                  "Administrative Agent" shall have the meaning given such term in the introductory paragraph of this Agreement.

                  "Administrative Agent Fees" shall have the meaning given such term in Section 2.05(a).

                  "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, no Lender shall be deemed an Affiliate of any Loan Party by virtue of its execution of this Agreement.

                  "Affiliate Transaction" shall have the meaning provided in
Section 6.05(a).

                  "Agents" shall mean each of the Administrative Agent, the Syndication Agent, the Co-Documentation Agents, Senior Managing Agents, the Arrangers and the Collateral Agent.

                  "Agreement" shall mean this Second-Lien Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, including the failure of the Federal Reserve Bank of New York to publish rates or the inability of the Administrative Agent to obtain quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Arrangers" shall have the meaning given such term in the introductory paragraph of this Agreement.

                  "Asset Disposition" shall mean any sale, transfer or other disposition by Holdings, the Borrower or any of their respective Subsidiaries to any person other than the Borrower or any Subsidiary Guarantor of any asset, the Net Proceeds from which exceed $30,000,000.

                  "Asset Sale" shall mean (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets of the Borrower or any Restricted Subsidiary (each referred to in this definition as a "disposition") or (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary (whether in a single transaction or a series of related transactions), in each case, other than:

                  (1) a disposition of Cash Equivalents or obsolete or worn out property or equipment in the ordinary course of business or inventory (or other assets) held for sale in the ordinary course of business;

                  (2) the disposition of all or substantially all of the assets of the Borrower in a manner permitted pursuant to Section 6.06 or any disposition that constitutes a Change of Control hereunder;

                  (3) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, pursuant to Section 6.02;

                  (4) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $15.0 million;

                  (5) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Borrower or by the Borrower or a Restricted Subsidiary to another Restricted Subsidiary;

                  (6) the lease, assignment or sublease of any real or personal property in the ordinary course of business;

                  (7) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (with the exception of Investments in Unrestricted Subsidiaries acquired pursuant to clause (1) of the definition of "Permitted Investments");

                  (8) sales of assets received by the Borrower or any Restricted Subsidiary upon foreclosures on a Lien;

                  (9) sales of Securitization Assets and related assets of the type specified in the definition of "Securitization Financing" to a Securitization Subsidiary in connection with any Qualified Securitization Financing;

                  (10) a transfer of Securitization Assets and related assets of the type specified in the definition of "Securitization Financing" (or a fractional undivided interest therein) by a Securitization Subsidiary in a Qualified Securitization Financing; and

                  (11) any exchange of assets for assets related to a Permitted Business of comparable market value, as determined in good faith by the Borrower, which in the event of an exchange of assets with a fair market value in excess of (1) $10.0 million shall be evidenced by a certificate of a Responsible Officer of the Borrower, and (2) $20.0 million shall be set forth in a resolution approved in good faith by at least a majority of the Board of Directors of the Borrower.

                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and the Borrower, in the form of Exhibit A or such other form as shall be approved by the Administrative Agent.

                  "Available Investment Basket Amount" shall mean, on any date of determination, an amount equal to (i) the Cumulative Retained Excess Cash Flow Amount on such date (after giving effect to all prior and contemporaneous reductions thereto), plus (ii) the Cumulative Retained Net Proceeds Amount on such date, plus (iii) the amount of funds theretofore received after the Closing Date which, if not spent as described in the parenthetical below in this clause (iii), would have constituted Net Proceeds under clause (a) of the definition thereof (but which will not constitute such Net Proceeds pursuant to the first proviso to said clause (a) as a result of the use of such funds to make payments in connection with investments pursuant to Sections 6.04(k) and
(l) of the First-Lien Credit Agreement as in effect on the Closing Date), minus
(iv) any amounts used to make investments pursuant to clause (x) of the proviso to Section 6.04(j) of the First-Lien Credit Agreement as in effect on the Closing Date, clause (x) of the proviso to Section 6.04(k) of the First-Lien Credit Agreement as in effect on the Closing Date and/or clause (x) of the proviso to Section 6.04(n) of the First-Lien Credit Agreement as in effect on the Closing Date, in each case made after the Closing Date and on or prior to such date, and minus (v) any amounts used to make Permitted Business Acquisitions after the Closing Date and on or prior to such date pursuant to clause (z) of the proviso to the definition of Permitted Business Acquisition Amount.

                  "BMP/Graham Holdings" shall mean BMP/Graham Holdings Corporation, a Delaware corporation.

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

                  "Board of Directors" shall mean (a) with respect to a corporation, the board of directors of the corporation; (b) with respect to a partnership, the Board of Directors of the general partner or manager of the partnership; and (c) with respect to any other person, board or committee of such person serving a similar function.

                  "Borrower" shall have the meaning given such term in the introductory paragraph of this Agreement.

                  "Borrower Partners" shall mean, at any time, each person which is a partner of the Borrower from time to time pursuant to and in accordance with the terms of the partnership agreement in respect of the Borrower.

                  "Borrowing" shall mean a group of Second-Lien Loans of a single Type made on a single date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

                  "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit B.

                  "B Term Loans" shall mean "B Term Loans" under, and as defined in, the First-Lien Credit Agreement.

                  "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

                  "Calculation Date" shall have the meaning provided in the definition of "Fixed Charge Coverage Ratio".

                  "CapCo II" shall mean GPC Capital Corp. II, a Delaware corporation.

                  "Capital Expenditures" shall mean the "Capital Expenditures" under and as defined in the First-Lien Credit Agreement as in effect on the Closing Date.

                  "Capital Stock" shall mean:

                  (1)      in the case of a corporation, corporate stock;

                  (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and


any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

                  "Capitalized Lease Obligation" shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

                  "Cash Interest Expense" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, Interest Expense for such period, less the sum of (a) pay-in-kind Interest Expense, (b) to the extent included in Interest Expense, the amortization of any financing fees paid by, or on behalf of, the Borrower or any of its Subsidiaries, including such fees paid in connection with the Transaction (including any such fees paid by Holdings from the proceeds of distributions from the Borrower),
(c) the amortization of debt discounts, if any, or fees in respect of Interest Rate Protection Agreements and (d) gross interest income of the Borrower and its Subsidiaries for such period. Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement or otherwise required by GAAP, in the case of any period ending prior to the first anniversary of the Closing Date, such period shall be a one-year period ending on the last day of the fiscal quarter last ended, with any calculations of Cash Interest Expense for (x) the fiscal quarters ended on each of June 30, 2004 and September 30, 2004 to be $37,100,000 and $37,100,000, respectively and (y) the fiscal quarter ended on December 31, 2004 to be determined by (i) taking the actual Cash Interest Expense, determined in accordance with the first sentence of this definition, for any period beginning on, and ending after, the Closing Date, and (ii) for each day of such fiscal quarter occurring prior to the Closing Date, using a per-day amount of $403,000.

                  "Cash Contribution Amount" shall mean the aggregate amount of cash contributions made to the capital of the Borrower described in the definition of "Contribution Indebtedness."

                  "Cash Equivalents" shall mean:

                  (1) U.S. dollars, pounds sterling, Euros, or, in the case of any foreign subsidiary, such local currencies held by it from time to time in the ordinary course of business;

                  (2) direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years;

                  (3) certificates of deposit, time deposits and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers' acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any lender party to this Agreement or with any commercial bank having capital and surplus in excess of $250,000,000;

                  (4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

                  (5) commercial paper maturing within 12 months after the date of acquisition and having a rating of at least A-1 from Moody's or P-1 from S&P;

                  (6) securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A-2 by Moody's;

                  (7) investment funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and

                  (8) money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Borrower Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $500.0 million.

                  "CERCLA" shall have the meaning given such term in the definition of the term "Environmental Law".

                  "Change of Control" means the occurrence of any of the following:

                  (1) the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any person other than a Permitted Holder;

                  (2) either Holdings or the Borrower becomes aware of (by way of a report or any other filing pursuant to
                           Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of 50% or more of the total voting power of the Voting Stock of the Borrower or any of its direct or indirect parent corporations; or

                  (3) (A) prior to the first public offering of common stock of either Holdings or the Borrower, the first day on which the Board of Directors of Holdings shall cease to consist of a majority of directors who (i) were members of the Board of Directors of Holdings on the Closing Date or (ii) were either (x) nominated for election by the Board of Directors of Holdings, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors, or (y) designated or appointed by a Permitted Holder (each of the directors selected pursuant to clauses (A)(i) and (A)(ii), "Continuing Directors") and (B) after the first public offering of common stock of either Holdings or the Borrower,
                           (i) if such public offering is of common stock of Holdings, the first day on which a majority of the members of the Board of Directors of Holdings are not Continuing Directors or (ii) if such public offering is of the Borrower's common stock, the first day on which a majority of the members of the Board of Directors of the Borrower are not Continuing Directors.

                  "Charges" shall have the meaning provided in Section 9.09.

                  "Citigroup" shall have the meaning given such term in the introductory paragraph of this Agreement.

                  "Closing Date" shall mean a single date (which shall in no event be later than June 30, 2005) on which the initial Borrowing occurs hereunder.

                  "Co-Borrower" shall have the meaning given such term in the introductory paragraph of this Agreement.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Co-Documentation Agents" shall have the meaning given such term in the introductory paragraph of this Agreement.

                   "Collateral" shall mean all the "Collateral" as defined in any Security Document and shall also include the Mortgaged Properties.

                  "Collateral Agent" shall have the meaning given such term in the introductory paragraph of this Agreement.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Consolidated Depreciation and Amortization Expense" shall mean with respect to any person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, of such person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

                  "Consolidated Interest Expense" shall mean, with respect to any person for any period, (I) the sum, without duplication, of: (a) consolidated interest expense of such person and its Restricted Subsidiaries for such period to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount or premium, the interest component of Capitalized Lease Obligations and net payments and receipts (if any) pursuant to interest rate Hedging Obligations, but excluding amortization of deferred financing fees, expensing of any bridge or other financing fees and expenses and any interest expense on Indebtedness of a third party that is not an Affiliate of Holdings or any of its Subsidiaries and that is attributable to supply or lease arrangements as a result of consolidation under FIN 46R or attributable to "take-or-pay" contracts accounted for in a manner similar to a capital lease under EITF 01-8, in either case so long as the underlying obligations under any such supply or lease arrangement or such "take-or-pay" contract are not treated as Indebtedness as provided in clause (2) of the proviso to the definition of Indebtedness), (b) consolidated capitalized interest of such person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, Securitization Fees) and (c) interest expense with respect to any Indebtedness of any person other than the Borrower or a Restricted Subsidiary that is guaranteed by the Borrower or any Restricted Subsidiary or that is secured by a lien on any assets of the Borrower or any Restricted Subsidiary, less (II) interest income of such person and its Restricted Subsidiaries.

                  "Consolidated Net Income" shall mean with respect to any person for any period, the aggregate of the Net Income of such person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that

                  (1) any net after-tax extraordinary or nonrecurring gains or losses (less all fees and expenses relating thereto) or income or expense or charge (including, without limitation, severance, relocation and other restructuring costs and legal and settlement expense related to the Constar intellectual property litigation incurred prior to the Closing Date) including, without limitation, any severance expense including any direct transition expenses related to the Transaction, and fees, expenses or charges related to any offering of Equity Interests of such person, any Investment, acquisition or Indebtedness permitted to be incurred hereunder (in each case, whether or not successful), including all fees, expenses, charges and change in control payments related to the Transaction, in each case shall be excluded;

                  (2) the cumulative effect of a change in accounting principles during such period shall be excluded;

                  (3) any net after-tax income or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations shall be excluded;
                  (4) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Borrower) shall be excluded;

                  (5) any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness and Hedging Obligations shall be excluded;

                  (6) an amount equal to the amount of Tax Distributions to Holdings shall be included as though such amounts had been paid as income taxes or other expenses directly by such person;

                  (7) (A) the Net Income for such period of any person that is not a Subsidiary, or that is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments in respect of equity that are actually paid in cash (or to the extent converted into cash) by the referent person to the Borrower or a Restricted Subsidiary thereof in respect of such period and (B) the Net Income for such period shall include any dividend, distribution or other payments in respect of equity paid in cash by such person to the Borrower or a Restricted Subsidiary thereof in excess of the amounts included in clause (A);

                  (8) any increase in amortization or depreciation or any one-time non-cash charges (such as purchased in-process research and development or capitalized manufacturing profit in inventory) resulting from purchase accounting or conforming accounting principles in connection with the Transaction or any acquisition that is consummated prior to or after the Closing Date shall be excluded;

                  (9) accruals and reserves that are established within twelve months after the Closing Date and that are so required to be established as a result of the Transactions in accordance with GAAP shall be excluded;

                  (10) any non-cash impairment charges resulting from the application of Statements of Financial Accounting Standards No. 142 and No. 144 and the amortization of intangibles pursuant to Statement of Financial Accounting Standards No. 141, shall be excluded;

                  (11) any non-cash compensation expense realized from grants of stock appreciation or similar rights, stock options or restricted stock or other rights to officers, directors and employees of such person or any of its Restricted Subsidiaries shall be excluded;

                  (12) solely for the purpose of determining the amount available for Restricted Payments under Section 6.02(a)(3)(A), the Net Income for such period of any Restricted Subsidiary (other than a Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived; provided that Consolidated Net Income of such person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by such person to the Borrower or another Restricted Subsidiary thereof in respect of such period, to the extent not already included therein; and

                  (13)     cost of sales will be reflected on a FIFO basis.

Notwithstanding the foregoing, for the purpose of Section 6.02 only (other than clause (a)(3)(D) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Borrower and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments by the Borrower and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Borrower and any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under Section 6.02(a)(3)(D).

                  "Contingent Obligations" shall mean, with respect to any person, any obligation of such person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or
(B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or
(iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

                  "Continuing Directors" shall have the meaning provided in the definition of "Change of Control".

                  "Contribution Indebtedness" shall mean the Indebtedness of the Borrower or any Guarantor in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Borrower after the Closing Date, provided that:

         (1) if the aggregate principal amount of such Contribution Indebtedness is greater than the aggregate amount of such cash contributions to the capital of the Borrower, the amount in excess shall be Indebtedness (other than Secured Indebtedness) with a maturity date later than the Maturity Date of this Agreement, and

         (2) such Contribution Indebtedness (a) is Incurred within 180 days after the making of such cash contribution and (b) is so designated as Contribution Indebtedness pursuant to an Officers' Certificate on the Incurrence date thereof.

                  "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

                  "Credit Event" shall have the meaning given such term in
Article IV.

                  "Cumulative Retained Excess Cash Flow Amount" shall mean, at any date, an amount, not less than zero, determined on cumulative basis equal to (x) the amount of Excess Cash Flow for all Excess Cash Flow Periods ending after the Closing Date which is not (and, in the case of any Excess Cash Flow Period where the respective required date of prepayment has not yet occurred pursuant to Section 2.12(c), will not on such date of required prepayment be) required to be applied in accordance with Section 2.12(c) minus (y) the aggregate amount of Capital Expenditures made on or prior to such date pursuant to Section 6.10(c)(ii) of the First-Lien Credit Agreement as in effect on the Closing Date.

                  "Cumulative Retained Net Proceeds Amount" shall mean (x) the aggregate amount of proceeds received after the Closing Date which would have constituted Net Proceeds pursuant to clause (a) of the definition thereof except for the operation of the second proviso to said clause (a), plus (y) at any time after the first date upon which the Net Leverage Ratio is less than
3.50 to 1.00 (as established pursuant to the certificate last delivered (or required to be delivered) pursuant to Section 5.04(c)), that amount which, as of the date of determination of the Cumulative Retained Net Proceeds Amount, equals the amount which would have constituted Net Proceeds received after the Closing Date, but which did not constitute Net Proceeds, because of (and to the extent of) the operation of the last sentence of the definition of Net Proceeds contained herein, minus (z) the aggregate amount of Capital Expenditures made on or prior to such date pursuant to Section 6.10(c)(iii) of the First-Lien Credit Agreement as in effect on the Closing Date.

                  "Cure Amount" shall have the meaning provided in Section
7.02.

                  "Cure Right" shall have the meaning provided in Section 7.02.

                  "Current Assets" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis at any date of determination, all assets (other than cash and Permitted Investments or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Subsidiaries as current assets at such date of determination.

                  "Current Liabilities" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of long-term debt, (b) accruals of Interest Expense (excluding Interest Expense that is due and unpaid), (c) First-Lien Revolving Loans classified as current, (d) loans of Foreign Subsidiaries of the Borrower classified as current, (e) accruals, if any, of transaction costs resulting from the Transaction, (f) accruals of any costs or expenses related to severance or termination of employees prior to the date hereof and (g) accruals for add-backs to FL EBITDA included in clauses (e)-(i) of the definition thereof.

                  "DBCI" shall mean Deutsche Bank AG Cayman Islands Branch, in its individual capacity, and any successor corporation thereto.

                  "DBSI" shall have the meaning given such term in the introductory paragraph of this Agreement.

                  "Debt Service" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, Cash Interest Expense for such period plus scheduled principal amortization of Total Debt for such period (whether or not such payments are made).

                  "Default" shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

                  "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

                  "Designated Capital Contributions" shall mean any common equity contributions made after the Closing Date by the Designated Investors directly or indirectly to Holdings (which equity contributions are, in turn, contributed by Holdings to the Borrower) so long as all proceeds thereof are used by the Borrower to make Capital Expenditures pursuant to Section 6.10(c)(i) of the First-Lien Credit Agreement as in effect on the Closing Date and/or (x) acquisitions and investments pursuant to Sections 6.04(j), (k), (l) and (n) of the First-Lien Credit Agreement and (y) Permitted Investments; provided that no Designated Capital Contribution may be used to repay (temporarily or permanently) any Indebtedness of Holdings, the Borrower or any of their respective Subsidiaries, whether pursuant to this Agreement or otherwise (and, if so used, the respective equity contribution shall not constitute a Designated Capital Contribution). For avoidance of doubt, it is understood and agreed that in no event shall (x) any amounts contributed pursuant to the exercise of Cure Rights pursuant to Section 7.02, (y) any amounts constituting Special Capital Contributions or (z) any amounts received from the issuance and sale of common equity of Holdings through one or more registered public offerings thereof, be deemed to constitute (in whole or in part) Designated Capital Contributions.

                  "Designated Investors" shall mean the Fund, Fund Affiliates, management of Holdings and the Borrower on the Closing Date; any other entity holding direct or indirect Equity Interests in Holdings on the Original Closing Date, including, in any event, any entity that is controlled by the Graham family; and any other person approved by the Agents.

                  "Designated Non-cash Consideration" shall mean the fair market value of non-cash consideration received by the Borrower or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers' Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

                  "Designated Preferred Stock" shall mean Preferred Stock of the Borrower or any direct or indirect parent company of the Borrower (other than Disqualified Stock), that is issued for cash (other than to the Borrower or any of its Subsidiaries or an employee stock ownership plan or trust established by the Borrower or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 6.02(a)(3).

                  "Development Authority" shall have the meaning given such term in the definition of "Fulton County Bond Transaction."

                  "Disqualified Stock" shall mean, with respect to any person, any Capital Stock of such person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days the earlier of the Maturity Date or the date the Second-Lien Loans are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of Holdings or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

                  "Dollars" or "$" shall mean lawful money of the United States of America.

                  "EBITDA" shall mean with respect to any person for any period, the Consolidated Net Income of such person for such period (A) plus, without duplication, and in each case (other than clauses 3, 12, 13 and 14) to the extent deducted in calculating Consolidated Net Income for such period:

                  (1) provision for taxes based on income, profits or capital of such person for such period, including, without limitation, state, franchise and similar taxes (such as the Texas franchise tax, Washington Business and Occupation Tax and Michigan single business tax) (including any Tax Distribution taken into account in calculating Consolidated Net Income), plus

                  (2) Consolidated Interest Expense of such person for such period, plus

                  (3) for periods ending on or prior to September 30, 2005, an amount representing incremental employee benefit plan costs as a result of the Transaction, which amount shall be deemed to be equal to $0.4 million for the fiscal quarter ended September 30, 2004, $0.4 million for the fiscal quarter ended June 30, 2004, $0.4 million for the fiscal quarter ended March 31, 2004 and $1.3 million for the fiscal quarter ended December 31, 2003; plus

                  (4) Consolidated Depreciation and Amortization Expense of such person for such period, plus

                  (5) any reasonable expenses or charges related to any Equity Offering, Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be incurred under this Agreement or pursuant to the Transaction, plus

                  (6) the amount of any restructuring charges as set forth in an Officers' Certificate, plus

                  (7) the minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary in such period or any prior period, except to the extent of dividends declared or paid on Equity Interests held by third parties, plus

                  (8) the non-cash portion of "straight line" rent expense, plus

                  (9) the amount of any expense to the extent a corresponding amount is received in cash by the Borrower and its Restricted Subsidiaries from a person other than the Borrower or any Subsidiary of the Borrower under any agreement providing for reimbursement of any such expense, provided such reimbursement payment has not been included in determining Consolidated Net Income or EBITDA (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods), plus

                  (10) the amount of management, consulting, monitoring and advisory fees and related expenses paid to the Sponsors or any other Permitted Holder (or any accruals related to such fees and related expenses) during such period; provided that such amount shall not exceed $5.0 million in any four quarter period, plus

                  (11) without duplication, any other non-cash charges (including any impairment charges and the impact of purchase accounting, including, but not limited to, the amortization of inventory step-up) (excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period), plus

                  (12) for periods ending on or prior to September 30, 2005, an amount representing insurance cost savings as a result of the Transaction, which amount shall be deemed to be $1.225 million for each of the fiscal quarters ended September 30, 2004, June 30, 2004, March 31, 2004 and December 31, 2003, plus

                  (13) for periods ending on or prior to September 30, 2005, an amount representing incremental cost savings as a result of the Transaction, which amount shall be deemed to be $8.75 million for each of the fiscal quarters ended September 30, 2004, June 30, 2004, March 31, 2004 and December 31, 2003, plus

                  (14) any net losses resulting from Hedging Obligations entered into in the ordinary course of business relating to intercompany loans, to the extent that the notional amount of the related Hedging Obligation does not exceed the principal amount of the related intercompany loan, and (B) less the sum of, without duplication, (1) non-cash items increasing Consolidated Net Income for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges or asset valuation adjustments made in any prior period); (2) the minority interest income consisting of subsidiary losses attributable to the minority equity interests of third parties in any non-Wholly Owned Subsidiary, (3) the cash portion of "straight line" rent expense which exceeds the amount expensed in respect of such rent expense and (4) any net gains resulting from Hedging Obligations entered into in the ordinary course of business relating to intercompany loans, to the extent that the notional amount of the related Hedging Obligation does not exceed the principal amount of the related intercompany loan.

                  "Eligible Transferee" shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other "accredited investor" (as defined in Regulation D of the Securities Act of 1933), but in any event excluding the Borrower and its Subsidiaries.

                  "Employee Equity Sales" shall have the meaning given such term in the definition of the term Net Proceeds.

                  "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

                  "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the threat, the existence, or the continuation of the existence of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

                  "Environmental Law" shall mean any and all applicable legally enforceable treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the treatment, storage, disposal, Release or threatened Release of any Hazardous Material or to human health or safety to the extent related to Hazardous Materials, including the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq. ("CERCLA"), the Solid Waste Disposal Act, as amended, 42 U.S.C. ss. 6901 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 et seq., the Clean Air Act of 1970, as amended, 42 U.S.C. ss. 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. ss. 2601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss. 11001 et seq., the National Environmental Policy Act of 1975, 42 U.S.C. ss. 4321 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. ss. 300(f) et seq., and any similar or implementing state, local or foreign law, and all amendments or regulations promulgated under any of the foregoing.

                  "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

                  "Equity Interests" shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Equity Offering" shall mean any public or private sale of common stock or Preferred Stock of the Borrower or any or its direct or indirect parent corporations (excluding Disqualified Stock), other than (i) public offerings with respect to common stock of the Borrower or of any direct or indirect parent corporation of the Borrower, in each case registered on Form S-8 and (ii) any such public or private sale that constitutes an Excluded Contribution.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                  "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

                  "Eurodollar Loan" shall mean any Second-Lien Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

                  "Event of Default" shall have the meaning given such term in
Article VII.

                  "Excess Amount" shall have the meaning provided in Section 2.12(e).

                  "Excess Cash Flow" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for any Excess Cash Flow Period, FL EBITDA of the Borrower and its Subsidiaries on a consolidated basis for such Excess Cash Flow Period, minus, without duplication, (a) Debt Service for such Excess Cash Flow Period, (b) any voluntary prepayments of First-Lien Term Loans and Second-Lien Loans during the period beginning on April 1 of such Excess Cash Flow Period and ending on March 31 of the immediately succeeding Excess Cash Flow Period and any permanent voluntary reductions to commitments under the First-Lien Credit Agreement to the extent that an equal amount of the First-Lien Revolving Loans is simultaneously repaid, so long as such amounts are not already reflected in Debt Service, (c) (i) Capital Expenditures by the Borrower and its Subsidiaries on a consolidated basis during such Excess Cash Flow Period (excluding Capital Expenditures made in such Excess Cash Flow Period where a certificate in the form contemplated by the following clause (d) was previously delivered) that are paid in cash and (ii) the aggregate consideration paid in cash during such Excess Cash Flow Period, in respect of Permitted Business Acquisitions and other investments permitted hereunder (less any amounts received in respect thereof as a return of capital), (d) Capital Expenditures that the Borrower or any Subsidiary of the Borrower shall, during such Excess Cash Flow Period, become obligated to make but that are not made during such Excess Cash Flow Period, provided that the Borrower shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such Excess Cash Flow Period of the Borrower, signed by a Responsible Officer of the Borrower and certifying that such Capital Expenditures and the delivery of the related equipment will be made in the following Excess Cash Flow Period,
(e) taxes paid in cash by the Borrower and its Subsidiaries on a consolidated basis during such Excess Cash Flow Period or which are paid during the respective Excess Cash Flow Period or will be paid within six months after the close of such Excess Cash Flow Period (provided that any amount so deducted which will be paid after the close of such Excess Cash Flow Period shall not be deducted again in a subsequent Excess Cash Flow Period) and for which reserves have been established, including income tax expense and withholding tax expense incurred in connection with cross-border transactions involving its Foreign Subsidiaries, (f) without duplication of the preceding clause (e), Permitted Tax Amount Distributions which are paid during the respective Excess Cash Flow Period or will be paid within six months after the close of such Excess Cash Flow Period (provided that any amount so deducted which will be paid after the close of such Excess Cash Flow Period shall not be deducted again in a subsequent Excess Cash Flow Period), (g) an amount equal to any increase in Working Capital of the Borrower and its Subsidiaries for such Excess Cash Flow Period, (h) to the extent not deducted in determining FL EBITDA, monitoring and management fees paid to the Fund and/or any of its Affiliates or the Fund Affiliates and annual fees paid to any Graham Family Entity during such Excess Cash Flow Period, (i) cash expenditures made in respect of Interest Rate Protection Agreements and Other Hedging Agreements during such Excess Cash Flow Period, to the extent not reflected in the computation of FL EBITDA or Interest Expense, (j) permitted dividends or distributions (excluding Permitted Tax Amount Distributions, which are covered in clause (f) above) or repurchases of its Equity Interests paid in cash by Holdings or the Borrower during such Excess Cash Flow Period and permitted dividends paid by any Subsidiary of the Borrower to any person other than the Borrower or any of the Borrower's other Subsidiaries during such Excess Cash Flow Period, in each case in accordance with Section 6.06 of the First-Lien Credit Agreement as in effect on the Closing Date, (k) amounts paid in cash during such Excess Cash Flow Period on account of items that were accounted for as noncash reductions of FL Consolidated Net Income of the Borrower and its Subsidiaries in the current or a prior period, (l) special charges or any extraordinary or nonrecurring loss paid in cash during such Excess Cash Flow Period, (m) to the extent not deducted in the computation of Net Proceeds in respect of any asset disposition or condemnation giving rise thereto, mandatory prepayments of Indebtedness (other than Indebtedness created hereunder or under any other Second-Lien Loan Document), (n) amounts added to FL Consolidated Net Income pursuant to clause
(i) of the definition of "FL EBITDA" for such Excess Cash Flow Period and (m) to the extent included in determining FL EBITDA, all items that did not result from a cash payment to the Borrower and its Subsidiaries on a consolidated basis during such Excess Cash Flow Period plus, without duplication, (i) an amount equal to any decrease in Working Capital for such Excess Cash Flow Period, (ii) all proceeds received during such Excess Cash Flow Period of Capital Lease Obligations (as defined in the First-Lien Credit Agreement as in effect on the Closing Date), purchase money Indebtedness, Sale and Lease-Back Transactions (as defined in the First-Lien Credit Agreement as in effect on the Closing Date) pursuant to Section 6.03 of the First-Lien Credit Agreement as in effect on the Closing Date, and any other Indebtedness, in each case to the extent used to finance any Capital Expenditure (other than Indebtedness under this Agreement to the extent there is no corresponding deduction to Excess Cash Flow above in respect of the use of such Borrowings), (iii) all amounts referred to in (c) above to the extent funded with the proceeds of the issuance of Equity Interests of, or capital contributions to, Holdings after the Closing Date (to the extent not previously used to prepay Indebtedness (other than First-Lien Revolving Loans), make any investment or capital expenditure or otherwise for any purpose resulting in a deduction to Excess Cash Flow in any prior Excess Cash Flow Period) or any amount that would have constituted Net Proceeds under clause (a) of the definition of the term "Net Proceeds" if not so spent, in each case to the extent there is a corresponding deduction to Excess Cash Flow above, (iv) to the extent any permitted Capital Expenditures and the corresponding delivery of equipment referred to in (d) above do not occur in the Excess Cash Flow Period of the Borrower specified in the certificate of the Borrower provided pursuant to (d) above, such amounts of Capital Expenditures that were not so made in the Excess Cash Flow Period of the Borrower specified in such certificates, (v) cash payments received in respect of Interest Rate Protection Agreements during such Excess Cash Flow Period to the extent not (A) included in the computation of FL EBITDA or (B) reducing Cash Interest Expense, (vi) any extraordinary or nonrecurring gain realized in cash during such Excess Cash Flow Period (except to the extent such gain is subject to Section 2.12(b)), (vii) to the extent deducted in the computation of FL EBITDA, interest income and (viii) to the extent subtracted in determining FL EBITDA, all items that did not result from a cash payment by the Borrower and its Subsidiaries on a consolidated basis during such Excess Cash Flow Period.

                  "Excess Cash Flow Period" shall mean each fiscal year of the Borrower, commencing with its fiscal year ended closest to December 31, 2005.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Excluded Contribution" shall mean net cash proceeds, marketable securities or Qualified Proceeds, in each case received by the Borrower and its Restricted Subsidiaries from:

                  (i)      contributions to its common equity capital; and

                  (ii) the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Borrower or any Subsidiary) of Capital Stock (other than Disqualified Stock), in each case designated as Excluded Contributions pursuant to an Officers' Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in Section 6.02(a)(3).

                  "Existing Credit Agreement" shall mean the Credit Agreement dated as of February 14, 2003 (as amended, modified and/or supplemented from time to time), among Holdings, the Borrower, the Co-Borrower, the lenders from time to time party thereto Salomon Smith Barney, as syndication agent, LaSalle Bank National Association, as documentation agent, Deutsche Bank Trust Company Americas, as administrative agent and Deutsche Bank Securities Inc., as sole lead arranger and sole book runner.

                  "Existing Indebtedness" shall mean Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness under this Agreement, the First-Lien Credit Agreement, the Senior Note Indenture and the Senior Subordinated Note Indenture) in existence on the Closing Date.

                  "Existing Senior Discount Notes" shall mean Holdings' 10-3/4% Senior Discount Notes due 2009.

                  "Existing Senior Subordinated Notes" shall mean the Borrower's 8-3/4% Senior Subordinated Notes due 2008 and its Floating Rate Subordinated Term Securities due 2008.

                  "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

                  "Fees" shall mean the Administrative Agent Fees and any other fees due and payable to the Administrative Agent or any of the Lenders.

                  "Financial Officer" of any person shall mean the chief financial officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person.

                  "Financial Performance Covenants" shall mean the covenants of Holdings and the Borrower set forth in Sections 6.12 and 6.13.

                  "First-Lien Administrative Agent" shall mean the "Administrative Agent" under and as defined in the First-Lien Credit Agreement.

                  "First-Lien Collateral Agent" shall mean the "Collateral Agent" under and as defined in the First-Lien Credit Documents.

                  "First-Lien Credit Agreement" shall mean that certain Credit Agreement, dated as of October 7, 2004, among Holdings, the Borrower, the Co-Borrower Deutsche Bank AG Cayman Islands Branch, as administrative agent, the Agents, the Arrangers, any other borrowers party thereto from time to time and the various lenders from time to time party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced from time to time in one or more agreements or indentures (in each case with the same or new lenders or institutional investors), including any agreement or indenture extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.

                  "First-Lien Credit Documents" shall mean the First-Lien Credit Agreement, and the related guarantees, pledge agreements, security agreements, mortgages, notes and other agreements and instruments entered into in connection with the First-Lien Credit Agreement, in each case as the same may be amended, modified and/or supplemented from time to time in accordance with the terms thereof and of this Agreement.

                  "First-Lien Loans" shall mean the "Loans" under and defined in the First-Lien Credit Agreement.

                  "First-Lien Revolving Loans" shall mean collectively, "Revolving Loans" and "Swingline Loans", in each case, under and as defined in the First-Lien Credit Agreement.

                  "First-Lien Term Loans" shall mean any term loans made pursuant to the First-Lien Credit Agreement.

                  "Fixed Charge Coverage Ratio" shall mean, with respect to any person for any period consisting of such person and its Restricted Subsidiaries' most recently ended four fiscal quarters for which internal financial statements are available, the ratio of EBITDA of such person for such period to the Fixed Charges of such person for such period. In the event that the Borrower or any Restricted Subsidiary incurs, assumes, guarantees or redeems any Indebtedness or issues or repays Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or repayment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations (as determined in accordance with GAAP) that have been made by the Borrower or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a Pro Forma Basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any person (that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition (including the Transaction), disposition, merger, consolidation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition (including the Transaction), disposition, merger, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition (including the Transaction) or other Investment and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Borrower and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the SEC, except that such pro forma calculations may include operating expense reductions for such period resulting from the acquisition (including the Transaction) which is being given pro forma effect that have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within six months following any such acquisition, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the Board of Directors of the Borrower of any closing) of any facility, as applicable, provided that, in either case, such adjustments are set forth in an Officers' Certificate signed by the Borrower's chief financial officer and another officer which states (i) the amount of such adjustment or adjustments,
(ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such Officers' Certificate at the time of such execution and (iii) that any related incurrence of Indebtedness is permitted pursuant to this Agreement. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a Pro Forma Basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate.

                  "Fixed Charges" shall mean, with respect to any person for any period, the sum of, without duplication, (a) Consolidated Interest Expense of such person for such period, (b) all cash dividends paid, accrued and/or scheduled to be paid or accrued during such period (excluding items eliminated in consolidation) on any series of Preferred Stock of such person and (c) all cash dividends paid, accrued and/or scheduled to be paid or accrued during such period (excluding items eliminated in consolidation) of any series of Disqualified Stock.

                  "FL Consolidated Net Income" shall mean, with respect to any person for any period, the aggregate of the Net Income of such person and its Subsidiaries for such period, on a consolidated basis; provided, however, that
(i) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto) shall be excluded, (ii) any increase in the cost of sales or other incremental expenses resulting from purchase accounting in relation to any acquisition, net of taxes, shall be excluded, (iii) FL Consolidated Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, (iv) any net after-tax income (loss) from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded, (v) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business (as determined in good faith by Holdings or the Borrower) shall be excluded, (vi) the Net Income for such period of any person that is not a Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent person or a Subsidiary thereof in respect of such period, (vii) the Net Income for such period of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived and (ix) FL Consolidated Net Income for such period shall be decreased by the amount of all payments made during such period pursuant to Sections 6.06(c) and (e) of the First-Lien Credit Agreement.

                  "FL EBITDA" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, the FL Consolidated Net Income of the Borrower and its Subsidiaries for such period plus (in each case without duplication and to the extent the respective amounts described in items
(a) through (i) below reduced such FL Consolidated Net Income for the respective period for which FL EBITDA is being determined) (a) provision for taxes based on income or profits of the Borrower and its Subsidiaries and Permitted Tax Amount Distributions made by the Borrower for such period, plus
(b) Interest Expense of the Borrower and its Subsidiaries for such period, plus
(c) depreciation and amortization expense (including the amortization of deferred financing fees) of the Borrower and its Subsidiaries for such period, plus (d) any fees, expenses or charges related to the Transaction or any equity offering, investments permitted hereunder, acquisition or recapitalization or Indebtedness permitted to be incurred hereunder (whether or not successful), plus (e) the amount of any non-recurring charges (including any one-time costs incurred in connection with acquisitions after the Closing Date), plus (f) any other non-cash charges (excluding any such charge which requires an accrual of a cash reserve for anticipated cash charges for any future period), plus (g) the amount of any minority interest expense, plus (h) the amount of management, consulting monitoring and advisory fees paid to the Fund and its Affiliates, and/or any Graham Family Entity, during such period not to exceed $5.0 million during any four quarter period, plus (i) to the extent taken on or prior to December 31, 2006 and deducted from Net Income for the period for which FL EBITDA is being determined, fees, expenses or charges for the restructuring of the Borrower as contemplated by the business plan provided to the Lenders prior to the Closing Date; provided that the aggregate amount added back for all periods pursuant to this clause (i) shall not exceed $137,000,000; provided, further that if any such amounts are capitalized rather than expensed during any period described above in this clause (i), (x) the amounts set forth in the preceding proviso will be reduced by any such amounts which are capitalized during the respective period and (y) such amounts shall not be deemed to be a Capital Expenditure for such period for the purposes of Section 6.10 of the First-Lien Credit Agreement, plus (j) the amount of any expense to the extent a corresponding amount is received in cash by the Borrower and its Subsidiaries from a person other than Holdings or any Subsidiary of Holdings under any agreement providing for reimbursement of any such expense, provided such reimbursement payment has not been included in determining FL Consolidated Net Income or FL EBITDA (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against the respective expenses in future periods), less, without duplication,
(k) non-cash items increasing FL Consolidated Net Income of the Borrower and its Subsidiaries for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period). Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement or otherwise required by GAAP, to the extent FL EBITDA is being determined for any period that begins prior to the Closing Date, then FL EBITDA shall be determined on a pro forma basis (consistent with the pro forma calculations in the Information Memorandum) as if the Acquisition had been consummated on the first day of the period for which FL EBITDA is being determined, it being further understood and agreed that such pro forma FL EBITDA shall be determined as if expected synergies for each fiscal quarter that ended on or prior to September 30, 2004 (and is included in the respective period for which FL EBITDA is being determined) in an amount equal to $8,800,000 per fiscal quarter had been realized (and, to the extent not already reflected, such amounts shall be added to FL EBITDA for any such fiscal quarter included in the period for which FL EBITDA is being determined). Additionally, notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement or otherwise required by GAAP, to the extent FL EBITDA is being determined for any period which includes the fiscal quarter ending December 31, 2004 or any fiscal quarter ending in 2005, then, with respect to such fiscal quarters (to the extent included in the period for which FL EBITDA is being determined) (x) $8,800,000 shall be added back in determining FL EBITDA for the fiscal quarter ended December 31, 2004 and (y) $9,000,000 shall be added back for each of the fiscal quarters ended on March 31, 2005, June 30, 2005, September 30, 2005 and December 31, 2005, in each case with such amounts representing expected future synergies provided, however that the adjustments made pursuant to clause (y) of this sentence will not be made solely for purposes of determining FL EBITDA as used in the definition of Excess Cash Flow.

                  "Flow Through Entity" shall mean an entity that is treated as a partnership not taxable as a corporation, a grantor trust or a disregarded entity for United States federal income tax purposes or subject to treatment on a comparable basis for purposes of state, local or foreign tax law.

                  "Foreign Subsidiary" shall mean, for any person, each Subsidiary of such person that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any state thereof, the United States Virgin Islands or Puerto Rico.

                  "Fulton County Bond Transaction" shall mean one or more "Fulton County Bond" transactions consummated by the Borrower and its Subsidiaries prior to the Closing Date with respect to production equipment and related property located in Fulton County, Georgia, on terms substantially similar to the existing Fulton County Bond Transactions of the Borrower with respect to production equipment and related property located in Fulton County, Georgia, where (i) the Borrower and its Subsidiaries transferred title to the Development Authority of Fulton County, Georgia (or a substantially similar Governmental Authority) (the "Development Authority") to the respective production equipment and related property located in Fulton County, Georgia (the "Subject Property") (which shall have been acquired and/or constructed by the Borrower and its Subsidiaries prior to the Closing Date), (ii) the Borrower or a Subsidiary thereof shall have leased the respective Subject Property back from the Development Authority (such lease shall (x) require no (or nominal) cash payments by the Borrower or any of its Subsidiaries and (y) allow for the purchase of the Subject Property by the Borrower or a Subsidiary thereof for no, or nominal, consideration), (iii) the Development Authority shall have issued industrial revenue bonds (the "Fulton County Bonds") in an amount to be agreed with the Borrower and the Borrower shall purchase the Fulton County Bonds, with the Development Authority immediately loaning the proceeds of the Fulton County Bonds back to the Borrower (so that there is no effect on the Borrower's financial cash position, and with any payments on the loan (if any) being immediately repaid to the Borrower with respect to the Fulton County Bonds), (iv) the Fulton County Bonds, and the Borrower's obligation to repay the loan of the proceeds of the Fulton County Bonds, are not treated as indebtedness under GAAP or recorded as indebtedness on the Borrower's financial statements, (v) the Fulton County Bonds are pledged pursuant to the Pledge Agreement and are themselves secured by the respective Subject Property, (vi) the Fulton County Bonds may be redeemed at the request of the Borrower (and the loan cancelled) at any time (with only nominal cash payment required), and
(vii) the respective Subject Property is recorded as an asset or assets on the Borrower's balance sheet and the Borrower's lease payments or obligations shall not be reflected as lease payments or obligations on the Borrower's financial statements all in accordance with GAAP.

                  "Fulton County Bonds" shall have the meaning given such term in the definition of "Fulton County Bond Transaction".

                  "Fund" shall mean Blackstone Capital Partners III Merchant Banking Fund L.P., a Delaware limited partnership, and Blackstone Offshore Capital Partners III L.P., a Cayman Islands limited partnership.

                  "Fund Affiliates" shall mean each Affiliate of the Fund that is not an operating company or Controlled by an operating company and each general partner of the Fund or any Fund Affiliate who is a partner or employee of The Blackstone Group L.P.

                  "GAAP" shall mean generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis (provided that, at their option, Holdings and its Subsidiaries may capitalize repair and maintenance expenses in connection with their capital assets, so long as such capitalization is done on a consistent basis for all periods ended after the Closing Date, except for such period as is reasonably necessary to implement the change described above in this parenthetical).

                  "Goldman Sachs" shall have the meaning given such term in the introductory paragraph of this Agreement.

                  "Governmental Authority" shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body or, in the case of references to "Governmental Authority" in
Article II and Section 9.16, the National Association of Insurance
Commissioners.

                  "Graham Alternative Investment Partners" shall mean a limited partnership, formerly Graham Family Growth Partnership.

                  "Graham Family Entity" shall mean a corporation, partnership, limited liability company or trust that is and continues to be controlled by
(i) the Graham Alternative Investment Partners, (ii) a beneficial owner of the Graham Alternative Investment Partners, (iii) any spouse, lineal descendant, or estate of any such beneficial owner, or (iv) any trust created for the direct and sole benefit of any person described in the preceding clauses (i) through
(iii). As used in this definition of Graham Family Entity, "beneficial owner" shall mean a person who would be determined to be a beneficial owner in accordance with the provisions of Rule 13d-3 promulgated by the Securities and Exchange Commission under the securities Exchange Act of 1934.

                  "Guarantee" of or by any person shall mean (a) any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "Primary Obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such person securing any Indebtedness of any other person, whether or not such Indebtedness is assumed by such person; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement.

                  "Guarantee Agreements" shall mean the Parent Guarantee Agreement and the Subsidiary Guarantee Agreement.

                  "Guarantors" shall mean Holdings and the Subsidiary
Guarantors.

                  "Hazardous Materials" shall mean any material meeting the definition of a "hazardous substance" in CERCLA 42 U.S.C. ss. 9601(14) and all explosive or radioactive substances or wastes; hazardous or toxic substances or wastes; pollutants; solid, liquid or gaseous wastes, including petroleum, petroleum distillates or fractions or residues, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or materials or equipment containing PCBs in excess of 50 parts per million (ppm), radon gas, infectious or medical wastes, and all other substances or wastes of any nature regulated pursuant to any Environmental Law, or that reasonably could form the basis of an Environmental Claim.

                  "Hedging Obligations" shall mean, with respect to any person, the obligations of such person under:

                  (1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

                  (2) other agreements or arrangements designed to protect such person against fluctuations in currency exchange, interest rates or commodity prices.

                  "Holdings" shall have the meaning given such term in the introductory paragraph of this Agreement, provided that upon consummation of the IPO Reorganization, "Holdings" shall be deemed to mean CapCo II.


                  "Holdings Partner" shall mean, at any time, each person which is a partner of Holdings from time to time pursuant to and in accordance with the terms of the partnership agreement in respect of Holdings.

                  "Indebtedness" shall mean  with respect to any person,

                  (1) any indebtedness (including principal and premium) of such person, whether or not contingent,

                           (a) in respect of borrowed money,

                           (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or, without double counting, reimbursement agreements in respect thereof),

                           (c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (A) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (B) reimbursement obligations in respect of trade letters of credit obtained in the ordinary course of business with expiration dates not in excess of 365 days from the date of issuance (x) to the extent undrawn or (y) if drawn, to the extent repaid in full within 20 business days of any such drawing, or

                           (d)      representing any Hedging Obligations,

                  if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such person prepared in accordance with GAAP;

                  (2)      Disqualified Stock of such person;

                  (3) to the extent not otherwise included, any obligation by such person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another person (other than by endorsement of negotiable instruments for collection in the ordinary course of business);

                  (4) to the extent not otherwise included, Indebtedness of another person secured by a Lien on any asset owned by such person (whether or not such Indebtedness is assumed by such person); and

                  (5) to the extent not otherwise included, the amount then outstanding (i.e., advanced, and received by, and available for use by, the Borrower or any of its Restricted Subsidiaries) under any Securitization Financing (as set forth in the books and records of the Borrower or any Restricted Subsidiary and confirmed by the agent, trustee or other representative of the institution or group providing such Securitization Financing);

provided, however, that

                  (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; and

                  (2) Indebtedness of a third party that is not an Affiliate of Holdings or any of its Subsidiaries that is attributable to supply or lease arrangements as a result of consolidation under FIN 46R or attributable to "take-or-pay" contracts accounted for in a manner similar to a capital lease under EITF 01-8, in either case so long as (i) such supply or lease arrangements or such take-or-pay contracts are entered into in the ordinary course of business,
                           (ii) the Board of Directors of Holdings has approved any such supply or lease arrangement or any such take-or-pay contract and (iii) notwithstanding anything to the contrary contained in the definition of EBITDA, the related expense under any such supply or lease arrangement or under any such take-or-pay contract is treated as an operating expense that reduces EBITDA, shall be deemed not to constitute Indebtedness.

                  "Indemnitee" shall have the meaning provided in Section
9.05(b).

                  "Independent Financial Advisor" shall mean an accounting, appraisal or investment banking firm or consultant to persons engaged in a Permitted Business of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged.

                  "Information Memorandum" shall have the meaning given such term in Section 3.15(a).

                  "Initial Date" shall have the meaning provided in Section 2.19(a).

                  "Intercreditor Agreement" shall have the meaning provided in
Section 4.02(i).

                  "Interest Coverage Ratio" shall have the meaning given such term in Section 6.12.

                  "Interest Expense" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, the sum of (a) gross interest expense of the Borrower and its Subsidiaries for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to interest rate protection agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capitalized Lease Obligations allocable to interest expense and (b) capitalized interest of the Borrower and its Subsidiaries on a consolidated basis. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by the Borrower and its Subsidiaries with respect to Interest Rate Protection Agreements.

                  "Interest Payment Date" shall mean, (a) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Second-Lien Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type and (b) with respect to any ABR Loan, the last day of each calendar quarter.

                  "Interest Period" shall mean as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or 9 or 12 months, if at the time of the relevant Borrowing, all Lenders make interest periods of such length available), as the Borrower may elect, and the date any Eurodollar Borrowing is converted to an ABR Borrowing in accordance with Section 2.10 or repaid or prepaid in accordance with Section 2.11 or 2.12; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                  "Interest Rate Protection Agreement" shall mean any interest rate hedging agreement or arrangement entered into by the Borrower or a Subsidiary of the Borrower and designed to protect against fluctuations in interest rates.

                  "Investment Grade Securities" shall mean (i) securities issued by the U.S. government or by any agency or instrumentality thereof and directly and fully guaranteed or insured by the U.S. government (other than Cash Equivalents), (ii) investments in any fund that invests exclusively in investments of the type described in clause (i) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and (iii) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

                  "Investments" shall mean, with respect to any person, all direct or indirect investments by such person in other persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. If the Borrower or any Subsidiary of the Borrower sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Borrower such that, after giving effect to any such sale or disposition, such person is no longer a Subsidiary of the Borrower, the Borrower will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in Section 6.02(d). Notwithstanding the foregoing, for purposes of the definition of "Unrestricted Subsidiary" and
Section 6.02, (i) "Investments" shall include the portion (proportionate to the Borrower's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Borrower's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Borrower's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Borrower; and (iii) any transfer of Capital Stock that results in an entity which became a Restricted Subsidiary after the Closing Date and not in connection with the Transaction ceasing to be a Restricted Subsidiary shall be deemed to be an Investment in an amount equal to the fair market value (as determined by the Board of Directors of the Borrower in good faith as of the date of initial acquisition) of the Capital Stock of such entity owned by the Borrower and the Restricted Subsidiaries immediately after such transfer.

                  "IPO Reorganization" shall mean the transfer of all or substantially all of Holdings' assets (including, without limitation, all Equity Interests in the Borrower and Opco GP) and liabilities to CapCo II and the dissolution, liquidation or winding up of Holdings in connection with or in contemplation of an initial public offering of the shares of common stock of CapCo II.

                  "Lender" shall mean each financial institution listed on
Schedule 2.01, as well as any person which becomes a "Lender" hereunder pursuant to Section 9.04(b).

                  "Lender Default" shall mean the refusal (which has not been retracted) of a Lender to make available the Second-Lien Loan to be made by it on the Closing Date.

                  "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate at which dollar deposits approximately equal in principal amount to the Administrative Agent's portion of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., New York time, two Business Days prior to the commencement of such Interest Period.

                  "LIBOR Margin" shall mean a rate per annum equal to 4.25%.

                  "Lien" shall mean with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan Parties" shall mean the Borrower and the Guarantors.

                  "Management Group" shall mean the group consisting of the directors, executive officers and other management personnel of the Borrower and Holdings, as the case may be, on the Closing Date together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Borrower or Holdings, as the case may be, was approved by a vote of a majority of the directors of the Borrower or Holdings, as the case may be, then still in office who were either directors on the Closing Date or whose election or nomination was previously so approved and
(2) executive officers and other management personnel of the Borrower or Holdings, as the case may be, hired at a time when the directors on the Closing Date together with the directors so approved constituted a majority of the directors of the Borrower or Holdings, as the case may be.

                  "Margin Stock" shall have the meaning given such term in Regulation U.

                  "Material Adverse Effect" shall mean the existence of events, conditions and/or contingencies that have had or are reasonably likely to have
(a) a materially adverse effect on the assets, business, operations, properties, liabilities, profits or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries taken as a whole, (b) a material impairment of the ability of Holdings, the Borrower or any of their Subsidiaries to perform any of its material obligations under any Second-Lien Loan Document to which it is or will be a party or to consummate the Transaction or (c) an impairment of the validity or enforceability of, or a material impairment of the material rights, remedies or benefits available to the Lenders, the Administrative Agent or the Collateral Agent under any Second-Lien Loan Document.

                  "Maturity Date" shall mean April 7, 2012.

                  "Maximum Rate" shall have the meaning provided in Section
9.09.

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "Mortgaged Properties" shall mean the owned real properties of the Loan Parties specified on Schedule 3.20(a) that are expressly designated "Mortgaged Properties".

                  "Mortgages" shall mean the mortgages, deeds of trust, deeds to secure debt and other security documents delivered pursuant to clause (i) of
Section 4.02(h) or pursuant to Section 5.11, each substantially in the form of Exhibit C.

                  "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Net Income" shall mean, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends or any accretion of any Preferred Stock.

                  "Net Leverage Ratio" shall mean, on any date, the ratio of
(a) Total Net Debt as of such date to (b) FL EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP, provided that to the extent any Asset Disposition or any Permitted Business Acquisition (or any Similar Transaction) has occurred during the relevant Test Period, FL EBITDA shall be determined for the respective Test Period on a Pro Forma Basis for such occurrences.

                  "Net Proceeds" shall mean (a) 100% of the cash proceeds actually received by Holdings, the Borrower or any of their domestic Wholly Owned Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets) to any person of any asset or assets of Holdings, the Borrower or any of their Subsidiaries (other than those pursuant to Sections 6.05(a), (b), (d), (e), (j), (k), (l) and (n) of the First-Lien Credit Agreement as in effect on the Closing Date), net of
(i) attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset (other than pursuant hereto or pursuant to the First-Lien Loans, the Senior Subordinated Notes or the Senior Notes or any refinancing or successive refinancing thereof), other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) taxes paid or payable as a result thereof, and (iii) Permitted Tax Amount Distributions to the extent attributable thereto, provided that if no Event of Default exists and the Borrower shall deliver a certificate of a Responsible Officer to the Administrative Agent promptly following receipt of any such proceeds setting forth the Borrower's intention to use any portion of such proceeds to purchase assets useful in the business of the Borrower and its Subsidiaries, or make investments pursuant to Sections 6.04(k) and (l) of the First-Lien Credit Agreement as in effect on the Closing Date, in each case within 12 months of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent not so used within such 12-month period, and provided further, that no proceeds shall constitute Net Proceeds in any fiscal year until the aggregate amount of all such proceeds in such fiscal year shall exceed $10,000,000 or the aggregate of all such proceeds received after the Closing Date shall exceed $30,000,000, (b) 100% of the cash proceeds from the incurrence, issuance or sale by Holdings, the Borrower or any of their Subsidiaries of any Indebtedness (other than Indebtedness permitted pursuant to Section 6.01(b), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale, (c) 50% of the cash proceeds from the issuance or the sale by Holdings or any of its Subsidiaries of any equity security of, or Equity Interests in, Holdings or such Subsidiary (other than (i) sales of Equity Interests of Holdings to directors, officers or employees of Holdings or BMP/Graham Holdings, the Borrower or any of their Subsidiaries in connection with permitted employee compensation and incentive arrangements ("Employee Equity Sales"), (ii) the proceeds of Designated Capital Contributions and Special Capital Contributions, (iii) sales of Equity Interests of Holdings (other than pursuant to an initial public offering of the common stock of Holdings) to the extent the net proceeds of such sales are used to fund permitted Capital Expenditures or investments within twelve months after the receipt of such net proceeds, and (iv) proceeds of Permitted Cure Securities, and (v) cash proceeds of sales of Equity Interests from an initial public offering of the common stock of Holdings, to the extent such proceeds are promptly utilized to repay up to $25,000,000 in the aggregate of outstanding First-Lien Revolving Loans (to the extent outstanding)), in each case, net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case, incurred in connection with such issuance or sale and (d) 100% of the cash proceeds in excess of $10,000,000 received by the Borrower or any of its Subsidiaries (net of all taxes, fees, commissions, costs and other expenses, in each case incurred in connection therewith) in respect of any claim under the Acquisition Agreement or as a direct or indirect result of any breach of any term or provision of the Acquisition Agreement or otherwise in respect of any claim by the Borrower or any of its Subsidiaries arising out of the Acquisition (other than (i) working capital and other purchase price adjustments as contemplated by Section 1.3 of the Acquisition Agreement or (ii) to the extent relating to indemnification or reimbursement of amounts paid (or to be paid) by the Borrower or any of its Subsidiaries to persons other than Holdings or any of its Subsidiaries (including amounts reserved by the Borrower in good faith for future payments to such persons)). For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to Holdings or the Borrower or any Affiliate of either of them shall be disregarded, except for financial advisory fees customary in type and amount paid to Affiliates of The Blackstone Group L.P. Notwithstanding anything to the contrary contained in this definition, if, at the time of any prepayment required by Section 2.12 hereof, the Net Leverage Ratio is less than 3.50 to 1.00 (as established pursuant to the certificate last delivered (or required to be delivered) pursuant to Section 5.04(c)), the percentages set forth in clauses (a), (b) and (c) above shall be deemed to be 75%, 100%, and 0%, respectively.

                  "Obligations" shall mean all amounts owing to any of the Agents or any Lender pursuant to the terms of this Agreement or any other Second-Lien Loan Document.

                  "Officers' Certificate" means a certificate signed on behalf of the Borrower by two officers of the Borrower, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Borrower, that meets the requirements set forth in this Agreement or any other Second-Lien Loan Document.

                  "OI Plastic" shall mean Owens-Brockway Plastic Products Inc.

                  "Opco GP" shall mean GPC Opco GP, LLC, a Wholly Owned Subsidiary of Holdings.

                  "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values.

                  "Other Taxes" shall have the meaning provided in Section 2.19(b).

                  "Parent Guarantee Agreement" shall mean the Parent Guarantee Agreement, substantially in the form of Exhibit D, made by Holdings in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

                  "Permitted Business" shall mean the plastic container business and any services, activities or businesses incidental or directly related or similar thereto, any line of business engaged in by the Borrower or any of its Subsidiaries on the Closing Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

                  "Permitted Business Acquisition" shall mean any acquisition of all or substantially all the assets of, or shares or other equity interests in, a person or division or line of business of a person (or any subsequent investment made in a previously acquired Permitted Business Acquisition) if immediately after giving effect thereto: (a) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (b) all transactions related thereto shall be consummated in accordance with applicable laws, (c) at least 90% of the Equity Interests of any acquired or newly formed corporation, partnership, association or other business entity are owned directly by the Borrower or a domestic Wholly Owned Subsidiary of the Borrower which is a Guarantor (unless there is a material tax or legal or other economic disadvantage in not having a Foreign Subsidiary of the Borrower hold such Equity Interests, in which case such Equity Interests may be held directly by a Foreign Subsidiary of the Borrower) and all actions required to be taken, if any, with respect to such acquired or newly formed Subsidiary under Section
5.11 shall have been taken and (d)(i) Holdings, the Borrower and their Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect to such acquisition or formation, with the covenants contained in Sections 6.12 and 6.13 recomputed as at the last day of the most recently ended fiscal quarter of Holdings, the Borrower and their Subsidiaries as if such acquisition had occurred on the first day of each relevant period for testing such compliance, and the Borrower shall have delivered to the Administrative Agent an officers' certificate to such effect, together with all relevant financial information for such Subsidiary or assets, and (ii) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by Section 6.01(b)) and (e) the aggregate amount of consideration paid in connection with any individual Permitted Business Acquisition shall not exceed the Permitted Business Acquisition Amount.

                  "Permitted Business Acquisition Amount" shall mean, for each Permitted Business Acquisition, $120,000,000, or $160,000,000 if the Net Leverage Ratio is less than 3.50 to 1.00 (as established pursuant to the certificate last delivered (or required to be delivered) pursuant to Section 5.04(c)), provided that the Permitted Business Acquisition Amount shall be increased with respect to a given Permitted Business Acquisition (x) to the extent, and only to the extent, that the Borrower makes an election to increase the Permitted Business Acquisition Amount for the respective Permitted Business Acquisition, which increase shall only occur to the extent that the Borrower so elects to apply amounts that would otherwise be available to make Capital Expenditures at such time pursuant to, and in accordance with the provisions of, Section 6.10(a) and (b) of the First-Lien Credit Agreement as in effect on the Closing Date, and/or (y) to make payments owing in connection with the respective Permitted Business Acquisition with the proceeds of Designated Capital Contributions and/or (z) to the extent the Borrower elects to apply amounts otherwise available pursuant to, and in an amount not to exceed, the Available Investment Basket Amount at such time.

                  "Permitted Cure Security" shall mean an equity security of Holdings having no mandatory redemption, repurchase, repayment or similar requirements prior to the date which occurs four calendar months after the Maturity Date and upon which all dividends or distributions, at the election of Holdings, may be payable in additional shares of such equity security.

                  "Permitted Debt" shall have the meaning provided in Section 6.01(b).

                  "Permitted Holders" shall mean, at any time, each of (i) the Sponsors and their Affiliates (not including, however, any portfolio companies of any of the Sponsors), (ii) the Management Group, with respect to not more than 10% of the total voting power of the Equity Interests of Holdings and
(iii) Graham Alternative Investment Partners.

                  "Permitted Investments" shall mean

                  (1) any Investment by the Borrower in any Restricted Subsidiary or by a Restricted Subsidiary in the Borrower or another Restricted Subsidiary;

                  (2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

                  (3) any Investment by the Borrower or any Restricted Subsidiary of the Borrower in a person that is engaged in a Permitted Business if as a result of such Investment (A) such person becomes a Restricted Subsidiary or (B) such person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary;

                  (4) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to
                           Section 6.04 hereof;

                  (5) any Investment existing on the Closing Date and Investments made pursuant to binding commitments in effect on the Closing Date;

                  (6) (A) loans and advances to officers, directors and employees, not in excess of $20.0 million in the aggregate outstanding at any one time and (B) loans and advances of payroll payments and expenses to officers, directors and employees in each case incurred in the ordinary course of business;

                  (7) any Investment acquired by the Borrower or any Restricted Subsidiary (A) in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Borrower or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

                  (8)      Hedging Obligations permitted under Section
                           6.01(b)(ix);

                  (9) any Investment by the Borrower or a Restricted Subsidiary in a Permitted Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed 5.0% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any person that is not a Restricted Subsidiary of the Borrower at the date of the making of such Investment and such person becomes a Restricted Subsidiary of the Borrower after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such person continues to be a Restricted Subsidiary;

                  (10) Investments resulting from the receipt of non-cash consideration in an Asset Sale received in compliance with Section 6.04 hereof;

                  (11) Investments the payment for which consists of Equity Interests of the Borrower or any of its parent companies (exclusive of Disqualified Stock);

                  (12) guarantees (including Guarantees) of Indebtedness permitted under Section 6.01 hereof and performance guarantees consistent with past practice;

                  (13) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 6.05(b)(ii), (vi),
                           (vii) and (xi) hereof;

                  (14) Investments of a Restricted Subsidiary acquired after the Closing Date or of an entity merged into the Borrower or merged into or consolidated with a Restricted Subsidiary in accordance with Section
                           6.07 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

                  (15) guarantees by the Borrower or any Restricted Subsidiary of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by any Restricted Subsidiary in the ordinary course of business;

                  (16) Investments consisting of licensing or contribution of intellectual property pursuant to joint marketing arrangements with other persons;

                  (17) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

                  (18) any Investment in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other person in connection with a Qualified Securitization Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Securitization Financing or any related Indebtedness; provided, however, that any Investment in a Securitization Subsidiary is in the form of a Purchase Money Note, contribution of additional Securitization Assets or an equity interest; and

                  (19) additional Investments by the Borrower or any of its Restricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (19), not to exceed 2.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

                  "Permitted Lien" shall mean any Lien described in Section 6.08, clauses (a) through (bb), inclusive.

                  "Permitted Tax Amount Distributions" shall mean for each tax year that the Borrower qualifies or each of Borrower and Holdings qualifies as a partnership or as a branch or agency of another person (a "Flow-through Entity") under the Code (including the applicable provisions of Treasury Regulations promulgated thereunder) or any similar provision of state or local law, distributions of tax amounts in respect of (i) U.S. federal income tax and of income tax imposed by the state or local jurisdictions in which the Flow-through Entity so qualifies as a partnership or as a branch or agency of another person or (ii) taxes imposed on profits or capital of such person for such period, including, without limitation, state franchise and similar taxes (such as the Texas franchise tax and Michigan single business tax); provided, however, that (A) a knowledgeable and duly authorized officer of the Flow-through Entity certifies annually that the Flow-through Entity qualifies as a partnership or as a branch or agency of another person for federal income tax purposes and under similar laws of the states in respect of which such tax amount distributions are being made and (B) at the time of such tax amount distributions, the most recent audited financial statements of the Flow-through Entity provide that the Flow-through Entity was treated as a partnership or as a branch or agency of another person for federal income tax purposes for the period of such financial statements. Between the first and fifteenth day of each month in which an estimated tax payment for a Borrower Partner is due, the Flow-through Entity may distribute cash to each Borrower Partner in an amount equal to the product of (A) the highest combined marginal individual or corporate (as applicable) federal, state and local income tax rates ((i) including, to the extent applicable, if any, alternative minimum tax and (ii) taking into account any federal tax benefit for a deduction for state and local taxes) applicable to the taxable income of the Flow-through Entity allocated to a Borrower Partner and in effect at the time of the distribution, times (B) the remainder, if any, of (1) the product of 25, 50, 75 or 100 percent for the first (1st), second (2nd), third (3rd) or fourth (4th) required estimated tax installment payments for the fiscal year, respectively, times (a) the cumulative (as annualized) taxable income to be allocated to such Borrower Partner for such fiscal year less (b) the cumulative taxable loss that has been allocated to such Borrower Partner to the extent such loss has not previously reduced taxable income pursuant to this provision in any prior taxable year, as determined in good faith by the Flow-through Entity's executive committee at or around the date of payment, minus (2) the sum of the cumulative distributions to such Borrower Partner made with respect to such fiscal year under the applicable provisions of the partnership agreement of the Borrower. Notwithstanding the foregoing provisions, the Permitted Tax Amount Distributions permitted to be distributed by Holdings shall be adjusted to reflect the Reimbursed Amount calculated under Section 5.1(b)(ii) of Holdings' partnership agreement as in effect on the date hereof. If any Borrower Partner of a Flow-through Entity is an S corporation or a partnership or a similar pass-through entity, (i) reference to Borrower Partner shall, for the purposes of this definition, include shareholders or partners, as the case may be, of the Borrower Partner and reference to the Borrower shall include such S-corporation or partnership or similar pass-through entity and (ii) notwithstanding anything provided elsewhere in this definition of "Permitted Tax Amount Distributions", the aggregate Permitted Tax Amount Distributions to such Borrower Partner shall not exceed the aggregate Permitted Tax Amount Distributions payable to such Borrower Partner's shareholders or partners, as the case may be.

                  "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

                  "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
Section 412 of the Code and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledge Agreement" shall mean, collectively, the Pledge Agreement, substantially in the form of Exhibit E, with such revisions as approved by the Administrative Agent, among Holdings, the Borrower, each Subsidiary Guarantor and the Collateral Agent for the benefit of the Secured Parties and each other document delivered on the Closing Date (or thereafter pursuant to Section 5.11) pursuant to which Holdings, the Borrower or any of their domestic Subsidiaries pledged Equity Interests of any of their Foreign Subsidiaries to secure the Obligations.

                  "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

                  "Preferred Stock" shall mean any Equity Interest with preferential rights of payment of dividends upon liquidation, dissolution or winding up.

                  "Presumed Tax Rate" shall mean the highest effective marginal statutory combined U.S. federal, state and local income tax rate prescribed for an individual residing in New York City (taking into account (i) the deductibility of state and local income taxes for U.S. federal income tax purposes, assuming the limitation of Section 68(a)(2) of the Code applies and taking into account any impact of the Code, and (ii) the character (long-term or short-term capital gain, dividend income or other ordinary income) of the applicable income).

                  "Primary Obligor" shall have the meaning given such term in the definition of Guarantee.

                  "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

                  "Pro Forma Basis" shall mean, as to any person, for any events as described in clauses (ii) and (iii) below which occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if same had occurred at the beginning of such period of calculation, and

                  (i) for purposes of the foregoing calculation, each transaction giving rise to the need to calculate the pro forma effect to any of the following events shall be assumed to have occurred on the first day of the four consecutive fiscal quarter period last ended on or before the occurrence of the respective event for which such pro forma effect is being determined (the "Reference Period");

                  (ii) in making any determination of FL EBITDA, pro forma effect shall be given to any Asset Disposition and to any Permitted Business Acquisition (or any Similar Transaction), in each case which occurred during the Reference Period (or, in the case of determinations made pursuant to the definition of Permitted Business Acquisition contained herein, occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Business Acquisition is consummated) as if such Asset Disposition, Permitted Business Acquisition or other transaction, as the case may be, occurred on the first day of the Reference Period; and

                  (iii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness incurred or assumed and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving indebtedness incurred for working capital purposes and not to finance any acquisition) incurred or permanently repaid during the Reference Period (or, in the case of determinations made pursuant to the definition of Permitted Business Acquisition contained herein, occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Business Acquisition is consummated) shall be deemed to have been incurred or repaid at the beginning of such period and (y) Interest Expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates which would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods.

                   Pro forma calculations made pursuant to the definition of Pro Forma Basis shall be determined in good faith by a Responsible Officer of the Borrower and may include adjustments, in the reasonable determination of the Borrower as set forth in an officers' certificate, to (i) reflect operating expense reductions reasonably expected to result from any acquisition, merger or Asset Disposition or (ii) eliminate the effect of any extraordinary accounting event with respect to any acquired person or assets on FL Consolidated Net Income.

                  "Properties" shall have the meaning given such term in
Section 3.17(a).

                  "Purchase Money Note" shall mean a promissory note of a Securitization Subsidiary evidencing a line of credit, which may be irrevocable, from Holdings or any Subsidiary of Holdings to a Securitization Subsidiary in connection with a Qualified Securitization Financing, which note is intended to finance that portion of the purchase price that is not paid in cash or a contribution of equity and which (a) shall be repaid from cash available to the Securitization Subsidiary, other than (i) amounts required to be established as reserves, (ii) amounts paid to investors in respect of interest, (iii) principal and other amounts owing to such investors and (iv) amounts paid in connection with the purchase of newly generated receivables and
(b) may be subordinated to the payments described in clause (a).

                  "Qualified Proceeds" shall mean assets that are used or useful in, or Capital Stock of any person engaged in, a Permitted Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors in good faith, except that in the event the value of any such assets or Capital Stock exceeds $30.0 million or more, the fair market value shall be determined by an Independent Financial Advisor.

                  "Qualified Securitization Financing" shall mean any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (i) the Board of Directors shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the Securitization Subsidiary, (ii) all sales of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by the Borrower) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings. The grant of a security interest in any Securitization Assets of the Borrower or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under the First-Lien Credit Agreement and any Refinancing Indebtedness with respect thereto shall not be deemed a Qualified Securitization Financing.

                  "Recapitalization Agreement" shall mean the Agreement and Plan of Recapitalization, Redemption and Repurchase, dated as of December 18, 1997, by and among the Borrower, BMP/Graham Holdings Corporation and the other parties thereto.

                  "Reference Period" shall have the meaning provided in the definition of Pro Forma Basis.

                  "Refinanced Second-Lien Loans" shall have the meaning given such term in Section 9.08(c).

                  "Refinancing Indebtedness" shall have the meaning provided in
Section 6.01(b)(xiii).

                  "Refinancing" shall have the meaning given such term in the preamble of this Agreement.

                  "Refunding Capital Stock" shall have the meaning provided in
Section 6.02(b)(ii).

                  "Register" shall have the meaning given such term in Section 9.04(c).

                  "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Release" shall have the meaning given such term in CERCLA, 42 U.S.C. ss. 9601(22).

                   "Remedial Action" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions, including studies and investigations, required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate or in any other way respond to any Hazardous Material in the environment or (ii) prevent the Release or threatened Release, or minimize the further Release, of any Hazardous Material.

                  "Replaced Lender" shall have the meaning provided in Section 2.21(b).

                  "Replacement Lender" shall have the meaning provided in
Section 2.21(b).

                  "Replacement Second-Lien Loans" shall have the meaning given such term in Section 9.08(c).

                  "Reportable Event" shall mean any reportable event as defined in Section 4043 of ERISA or the regulations issued thereunder (other than those events as to which the thirty day notice period is waived) with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

                  "Required Lenders" shall mean, at any time, Lenders having Second-Lien Loans (or, if prior to the Closing Date, Second-Lien Commitments) representing more than 50% of the sum of all Second-Lien Loans outstanding (or, if prior to the Closing Date, Second-Lien Commitments) at such time.

                  "Responsible Officer" of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

                  "Restricted Investment" shall mean an Investment other than a Permitted Investment.

                  "Restricted Payments" shall have the meaning provided in
Section 6.02(a).

                  "Restricted Subsidiary" shall mean, at any time, any direct or indirect Subsidiary of the Borrower that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary.

                  "Retired Capital Stock" shall have the meaning provided in
Section 6.02(b)(ii).

                  "S&P" shall mean Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

                  "Second-Lien Commitment" shall mean with respect to each Lender, the commitment of such Lender to make Second-Lien Loans hereunder as set forth in Section 2.01(a), as the same may be reduced from time to time pursuant to Section 2.09.

                  "Second-Lien Loan Documents" shall mean this Agreement, the Guarantee Agreements, the Security Documents, the Intercreditor Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, any Second-Lien Note.

                  "Second-Lien Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.02(a).

                  "Second-Lien Notes" shall mean any promissory note of the Borrower issued pursuant to this Agreement.

                  "Secured Parties" shall have the meaning given such term in the Security Agreement. "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Securitization Assets" shall mean any accounts receivable, inventory, royalty or revenue streams from sales of inventory subject to a Qualified Securitization Financing.

                  "Securitization Fees" shall mean reasonable distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.

                  "Securitization Financing" shall mean any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Borrower or any of its Subsidiaries) and (b) any other person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets (whether now existing or arising in the future) of the Borrower or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets and any Hedging Obligations entered into by the Borrower or any such Subsidiary in connection with such Securitization Assets.

                  "Securitization Repurchase Obligation" shall mean any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

                  "Securitization Subsidiary" shall mean a Wholly Owned Subsidiary of the Borrower (or another person formed for the purposes of engaging in a Qualified Securitization Financing in which the Borrower or any Subsidiary of the Borrower makes an Investment and to which Holdings or any Subsidiary of the Borrower transfers Securitization Assets and related assets) which engages in no activities other than in connection with the financing of Securitization Assets of the Borrower or its Subsidiaries, all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Borrower or such other person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which
(i) is guaranteed by the Borrower or any other Subsidiary of the Borrower (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings or any other Subsidiary of the Borrower in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Borrower or any other Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Borrower nor any other Subsidiary of the Borrower has any material contract, agreement, arrangement or understanding other than on terms which the Borrower reasonably believes to be no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of Holdings and (c) to which neither the Borrower nor any other Subsidiary of the Borrower has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Borrower or such other person shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors of the Borrower or such other person giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

                  "Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit F, among Holdings, the Borrower, each Subsidiary Guarantor and the Collateral Agent for the benefit of the Secured Parties.

                  "Security Agreement Collateral" shall mean "Collateral" as defined in the Security Agreement.

                  "Security Documents" shall mean the Mortgages, the Security Agreement, the Pledge Agreement, and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.11.

                  "Senior Managing Agents" shall have the meaning given such term in the introductory paragraph of this Agreement.

                  "Senior Notes" shall mean the Borrower's and the Co-Borrower's 8 1/2% Senior Notes due 2012 issued pursuant to the Senior Note Indenture and any notes issued by the Borrower and the Co-Borrower in exchange for, and as contemplated by, the Senior Notes with substantially identical terms as the Senior Notes, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms thereof and of this Agreement.

                  "Senior Note Documents" shall mean the Senior Note Indenture, the Senior Notes and each other document or agreement relating to the issuance of the Senior Notes, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms thereof and of this Agreement.

                  "Senior Note Indenture" shall mean the Indenture, dated as of October 7, 2004, among the Borrower, the Co-Borrower and the trustee named therein from time to time, as in effect on the Closing Date and as thereafter amended from time to time in accordance with the terms thereof and of this Agreement.

                  "Senior Subordinated Note Documents" shall mean the Senior Subordinated Notes and the Senior Subordinated Note Indenture.

                  "Senior Subordinated Note Indenture" shall mean the Indenture dated as of October 7, 2004 among the Borrower, the Co-Borrower and the trustee named therein from time to time, as in effect on the Closing Date and as thereafter amended from time to time in accordance with the requirements thereof and of this Agreement.

                  "Senior Subordinated Notes" shall mean the Borrower's and Co-Borrower's 9 7/8% Senior Subordinated Notes due 2014 issued pursuant to the Senior Subordinated Note Indenture and any notes issued by the Borrower and Co-Borrower in exchange for, and as contemplated by, the Senior Subordinated Notes with substantially identical terms as the Senior Subordinated Notes, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms thereof and of this Agreement.

                  "Significant Subsidiary" shall mean any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

                  "Similar Transaction" shall mean any transaction that is similar to an Asset Disposition or Asset Acquisition that requires a waiver or consent by "Required Lenders" under and as defined in the First-Lien Credit Agreement under Sections 6.04 or 6.05 of the First-Lien Credit Agreement.

                  "Special Capital Contributions" shall mean any cash common equity contributions made after the Closing Date by the Designated Investors directly or indirectly to Holdings (which cash equity contributions are, in turn, contributed by Holdings to the Borrower) so long as (x) the respective Designated Investor shall have elected in writing delivered to the Administrative Agent prior to the making of the respective cash common equity contribution to designate same as "Special Capital Contributions" for all purposes under this Agreement and the other Second-Lien Loan Documents and (y) all proceeds of the respective cash common equity contribution are immediately used by the Borrower to prepay outstanding principal of First-Lien Term Loans (in which case, such prepayments shall be made pursuant to Section 2.12(c) (and in accordance with paragraph (b) of Section 2.11)), Second-Lien Loans (in which case, such prepayments shall be made pursuant to Section 2.12(b) (and in accordance with paragraph (b) of Section 2.11)) and/or First-Lien Revolving Loans. For avoidance of doubt, it is understood and agreed that in no event shall (x) any amounts contributed pursuant to the exercise of Cure Rights pursuant to Section 7.02 or (y) any amounts received from the issuance and sale of common equity of Holdings through one or more registered public offerings thereof, be deemed to constitute (in whole or in part) Special Capital Contributions.

                  "Sponsors" shall mean Blackstone Capital Partners III L.P., Blackstone Offshore Capital Partners L.P. and their Affiliates.

                  "Standard Securitization Undertakings" shall mean representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary of the Borrower which the Borrower has determined in good faith to be customary in a Securitization Financing, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

                  "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent is subject with respect to Eurocurrency Liabilities (as defined in Regulation D of the Board) or other categories of liabilities or deposits by reference to which the LIBO Rate is determined. Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subject Property" shall have the meaning provided in the definition of Fulton County Bond Transaction.

                  "Subordinated Indebtedness" shall mean (a) with respect to the Borrower, any Indebtedness of the Borrower that is by its terms subordinated in right of payment to the Second-Lien Loans and (b) with respect to any Guarantor of the Second-Lien Loans, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to its Guarantee of the Second-Lien Loans.

                  "Subsidiary Guarantee Agreement" shall mean the Subsidiary Guarantee Agreement, substantially in the form of Exhibit H, with such revisions as approved by the Administrative Agent, to be entered into by the Subsidiary Guarantors pursuant to and in accordance with the terms of Section
5.11 in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "Subsidiary Guarantor" shall mean each domestic Subsidiary of Holdings designated as a "Subsidiary Guarantor" on Schedule 3.08 hereto or which executes the Subsidiary Guarantee Agreement pursuant to and in accordance with the terms of Section 5.11.

                  "Subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless the context otherwise indicates, all references herein to a "Subsidiary" are references to a subsidiary of Holdings.

                  "Successor Company" shall have the meaning provided in
Section 6.06(a)(i).

                  "Successor Guarantor" shall have the meaning provided in
Section 6.07(a)(i).

                  "Supermajority Lenders" shall mean those Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if the percentage "50%" contained therein were changed to "66-2/3%".

                  "Syndication Agent" shall have the meaning given such term in the introductory paragraph of this Agreement.

                  "Syndication Date" shall mean that date upon which two of the three Arrangers determine (and the Administrative Agent notifies the Borrower) that the primary syndication (and resultant addition of institutions as Lenders pursuant to Section 9.04) has been completed.

                  "Tax Distribution" shall mean any distribution described in
Section 6.02(b)(ix).

                  "Taxes" shall have the meaning provided in Section 2.19(a).

                  "Test Period" shall mean, on any date of determination, the period of four consecutive fiscal quarters of the Borrower then last ended (taken as one accounting period).

                  "Total Assets" shall mean the total consolidated assets of the Borrower and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Borrower.

                  "Total Debt" shall mean, with respect to any person and its Subsidiaries on a consolidated basis at any time (without duplication), all Indebtedness consisting of Capitalized Lease Obligations, Indebtedness for borrowed money and Indebtedness in respect of the deferred purchase price of property or services of such person and its Subsidiaries on a consolidated basis at such time.

                  "Total Net Debt" at any date shall mean Total Debt of the Borrower and its Subsidiaries determined on a consolidated basis on such date minus unrestricted cash and cash equivalents (determined in accordance with GAAP) of the Borrower and its Subsidiaries on such date; provided that in determining the aggregate amount of cash and cash equivalents as provided above, such determination shall be made without giving effect to any cash or cash equivalents constituting (in whole or in part) Designated Capital Contributions or proceeds thereof.

                  "Transaction" shall have the meaning given such term in the preamble of this Agreement.

                  "Type", when used in respect of any Second-Lien Loan or Borrowing, shall refer to the Rate by reference to which interest on such Second-Lien Loan or on the Second-Lien Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

                  "Unrestricted Subsidiary" shall mean (i) any Subsidiary of the Borrower that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Borrower, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Borrower may designate any Subsidiary of the Borrower (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Borrower or any Subsidiary of the Borrower (other than any Subsidiary of the Subsidiary to be so designated), provided that (a) any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Borrower, (b) such designation complies with Section 6.02 and (c) each of (I) the Subsidiary to be so designated and (II) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Borrower or any Restricted Subsidiary. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing and either (A) the Fixed Charge Coverage Ratio would be at least 2.00 to 1.00 or (B) the Fixed Charge Coverage Ratio would be greater than immediately prior to such designation, in each case on a Pro Forma Basis taking into account such designation. Any such designation by the Board of Directors shall be notified by the Borrower to the Administrative Agent by promptly filing with the Administrative Agent a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "Voting Stock" of any person as of any date shall mean the Capital Stock of such person that is at the time entitled to vote in the election of the Board of Directors of such person.

                  "Weighted Average Life to Maturity" shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                  (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

                  (2) the then outstanding principal amount of such Indebtedness.


                  "Wholly Owned Subsidiary" of any person shall mean a Subsidiary of such person, at least 99% of the Equity Interests of which (other than directors' qualifying shares) are owned by such person or another Wholly Owned Subsidiary. Unless the context otherwise indicates, all references herein to a "Wholly Owned Subsidiary" are references to a Wholly Owned Subsidiary of Holdings.

                  "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  "Working Capital" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination.

                  SECTION 1.02. Terms Generally. The definitions in Section
1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Second-Lien Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with the covenants contained in Section 2.12(c) and
Article VI all accounting terms herein shall be interpreted and all accounting determinations hereunder (in each case, unless otherwise provided for or defined herein) shall be made in accordance with GAAP as in effect on the date of this Agreement and applied on a basis consistent with the application used in the financial statements referred to in Section 3.05 (other than, at the option of Holdings and the Borrower, with respect to capitalization of repair and maintenance expenses in accordance with the parenthetical appearing in the definition of GAAP contained herein); and provided further, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Section 2.12(c) or Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Section 2.12(c) or Article VI or any related definition for such purpose), then (i) the Borrower and the Administrative Agent shall negotiate in good faith to agree upon an appropriate amendment to such covenant and (ii) the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective until such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders. For the purposes of determining compliance under Sections 6.01, 6.06, 6.07 and 6.08, with respect to any amount in a currency other than Dollars, such amount shall be deemed to equal the Dollar equivalent thereof at the time such amount was incurred or expended, as the case may be.

                                  ARTICLE II

                                  THE CREDITS

                  SECTION 2.01. Second-Lien Commitments. Subject to the terms and conditions and relying upon the representations and warranties of Holdings and the Borrower herein set forth, each Lender agrees, severally and not jointly to make a Second-Lien Loan to the Borrower on the Closing Date in a principal amount not to exceed the Second-Lien Commitment set forth opposite its name on Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09. The Second-Lien Loans shall constitute term loans which may only be borrowed on the Closing Date and, once repaid, may not be reborrowed.

                  SECTION 2.02. Second-Lien Loans. (a) Each Second-Lien Loan shall be made by the Lenders ratably in accordance with their Second-Lien Commitments; provided, however, that the failure of any Lender to make any Second-Lien Loan shall not relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Second-Lien Loan required to be made by such other Lender).

                  (b) All Second-Lien Loans made on the Closing Date shall be made pursuant to a single Borrowing, which shall be comprised entirely of ABR Loans as requested by the Borrower pursuant to Section 2.03.

                  (c) Each Lender shall make each Second-Lien Loan to be made by it hereunder on the proposed date thereof by wire transfer to such account as the Administrative Agent may designate in federal funds not later than 11:00 a.m., New York City time, and the Administrative Agent shall by 12:00 (noon), New York City time, credit the amounts so received to an account designated by the Borrower in the Borrowing Request; provided, however, that if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, the Administrative Agent shall return the amounts so received to the respective Lenders.

                  (d) Unless the Administrative Agent shall have received notice from a Lender prior to the Closing Date that such Lender will not make available to the Administrative Agent such Lender's portion of the Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of the Borrowing in accordance with paragraph (c) above and may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Second-Lien Loans comprising the Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Second-Lien Loan as part of the Borrowing for purposes of this Agreement.

                  SECTION 2.03. Borrowing Procedure. In order to request the Borrowing on the Closing Date, the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request substantially in the form of Exhibit B not later than 12:00 noon, New York City time, one Business Day before the proposed Borrowing; provided, however, that the Borrowing Request may, at the discretion of the Administrative Agent, be delivered later than the time specified above. The Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) the date of such Borrowing (which shall be a Business Day); (ii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); and (iii) the amount of such Borrowing; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, the requested Borrowing shall comply with the requirements set forth in Section
2.02. The Administrative Agent shall promptly (and in any event on the same day that the Administrative Agent receives such notice, if received by 1:00 p.m., New York City time, on such day) advise the applicable Lenders of any notice given pursuant to this Section 2.03 and of each Lender's portion of the requested Borrowing.

                  SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The outstanding principal balance of each Second-Lien Loan shall be payable as provided in Section 2.11. Each Second-Lien Loan shall bear interest from the Closing Date on the outstanding principal balance thereof as set forth in
Section 2.06.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Second-Lien Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Second-Lien Loan made hereunder, the Type of each Second-Lien Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) and (c) of this Section 2.04 shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Second-Lien Loans in accordance with their terms.

                  (e) Notwithstanding any other provision of this Agreement, upon the request of any Lender, the Borrower will duly execute and deliver to such lender a promissory note or notes evidencing the Second-Lien Loans made to such Lender hereunder and the interests represented by such Second-Lien Note or Second-Lien Notes shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more Second-Lien Notes payable to the payee named therein or its registered assigns.

                  SECTION 2.05. Fees. (a) The Borrower agrees to pay to the Administrative Agent, for its own account, the fees set forth in the Fee Letter dated as of July 28, 2004 at the times specified therein (the "Administrative Agent Fees").

                  (b) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

                  SECTION 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Second-Lien Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the ABR Margin.

                  (b) Subject to the provisions of Section 2.07, the Second-Lien Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Eurodollar Borrowing plus the LIBOR Margin.

                  (c) Interest on each Second-Lien Loan shall be payable on the Interest Payment Dates applicable to such Second-Lien Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall give the Borrower prompt notice of each such determination.

                  SECTION 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Second-Lien Loan or any other amount becoming due hereunder, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount for the period beginning on the date of such default up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the rate which is 2% in excess of the rate otherwise then applicable to the respective Second-Lien Loans.

                  SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Second-Lien Loans comprising such Eurodollar Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

                  SECTION 2.09. Termination and Reduction of Commitments.
(a)(i) The Second-Lien Commitments shall be automatically and permanently terminated at 5:00 p.m., New York City time, on the Closing Date.

                  (ii) The Second-Lien Commitments shall terminate in their entirety on June 30, 2005 unless the Closing Date shall have occurred on or prior to such date.

                  (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, any of the Second-Lien Commitments; provided, however, that each partial reduction of any Second-Lien Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $2,000,000 (or, if less, the remaining amount of the Second-Lien Commitments).

                  (c) Each reduction in the Second-Lien Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Second-Lien Commitments.

                  SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 11:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 11:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

                  (i) each conversion or continuation shall be made pro rata among the relevant Lenders in accordance with the respective principal amounts of the Second-Lien Loans comprising the converted or continued Borrowing;

                  (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall be in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $2,000,000;

                  (iii) each conversion shall be effected by each Lender by recording for the account of such Lender the new Second-Lien Loan of such Lender resulting from such conversion and reducing the Second-Lien Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on a Second-Lien Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                  (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to
         Section 2.15;

                  (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

                  (vi) any portion of a Eurodollar Borrowing which cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

                  (vii) no Interest Period may be selected for any Eurodollar Borrowing that would end later than the Maturity Date;

                  (viii) prior to the earlier of (i) the 45th day after the Closing Date and (ii) the Syndication Date, conversions of ABR Loans into Eurodollar Loans may only be made if the conversion is into a Eurodollar Borrowing with a one month Interest Period which conversion is effective on a single date occurring on or after the fifth day after the Closing Date (or on the date of the expiration of the first one month Interest Period selected as described above in this clause
         (viii));

                  (ix) no Borrowing may be continued as, or converted into, a Eurodollar Borrowing if, after giving effect to such continuation or conversion, there would be more than 8 Eurodollar Borrowings outstanding hereunder; and

                  (x) no Borrowing shall be continued as, or converted into, a Eurodollar Borrowing at any time that a Default or Event of Default has occurred and is continuing.

                  Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued,
(ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the other Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into an ABR Borrowing. Each Lender may at its option make any Eurodollar Borrowing by causing any domestic or foreign branch or Affiliate of such Lender to make such Second-Lien Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Second-Lien Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.13 or Section 2.19 in respect of increased costs arising as a result of such exercise.

                  SECTION 2.11. Repayment of Borrowings. (a) To the extent not previously paid, all Second-Lien Loans shall be due and payable on the Maturity Date.

                  (b) With respect to each repayment of Second-Lien Loans required by this Section 2.11 or made pursuant to the following Section 2.12, the Borrower may designate the Types of Second-Lien Loans which are to be repaid and, in the case of Eurodollar Borrowings, the specific Borrowing or Borrowings to be repaid, provided that: (i) repayments of Eurodollar Borrowings which are not made on the last day of an Interest Period applicable thereto shall be required to be accompanied by the payment of all related amounts owing pursuant to Section 2.15; (ii) if any repayment of any Eurodollar Borrowing shall reduce the outstanding amount of such Borrowing to an amount less than the minimum Borrowing amount applicable thereto pursuant to Section 2.10(c)(ii), such Borrowing shall be converted at the end of the then current Interest Period into an ABR Borrowing; and (iii) each repayment of Second-Lien Loans made pursuant to a Borrowing shall be applied pro rata among such Second-Lien Loans of all Lenders. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion. Each payment of Borrowings shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment.

                  SECTION 2.12. Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days' (or, in the case of a prepayment of ABR Loans, one Business Day's) prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent, before 11:00 a.m., New York City time; provided, however, that (i) each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or, if less, the aggregate outstanding amount) and (ii) each prepayment of Borrowings shall be applied as set forth in paragraph (b) of Section 2.11, provided that all prepayments of principal made pursuant to this Section 2.12 (other than any prepayment pursuant to the operation of clause (a) of the definition of "Net Proceeds" or Section 2.12(c)) prior to (i) the first anniversary of the Closing Date shall be made at 102% of such principal amount and (ii) the second anniversary of the Closing Date shall be made at 101% of such principal amount.

                  (b) The Borrower shall apply all Net Proceeds promptly upon receipt thereof by Holdings, the Borrower or any of their Subsidiaries to prepay Borrowings in accordance with paragraph (b) of Section 2.11. Notwithstanding the foregoing, so long as any First-Lien Term Loans are outstanding or there are outstanding commitments to make First-Lien Revolving Loans, then to the extent that the respective Net Proceeds are used to repay outstanding First-Lien Term Loans or to reduce commitments for First-Lien Revolving Loans, the prepayments of the Borrowings pursuant to this Section 2.12(b) shall not be required to the extent the respective Net Proceeds are so applied. Furthermore, notwithstanding the foregoing, so long as any First-Lien Term Loans are outstanding or there are commitments for First-Lien Revolving Loans in an amount greater than $200.0 million, to the extent that the lenders under the First-Lien Credit Agreement have waived any mandatory repayment of outstanding First-Lien Term Loans or any reduction in the commitments for First-Lien Revolving Loans, in each case with specified Net Proceeds, then the Lenders hereunder shall be deemed to have waived the prepayments otherwise required above in this Section 2.12(b) in the amount of the same Net Proceeds.

                  (c) Not later than 90 days after the end of each Excess Cash Flow Period, the Borrower shall calculate Excess Cash Flow for such Excess Cash Flow Period and shall apply 50% of such Excess Cash Flow to prepay Borrowings in accordance with paragraph (b) of Section 2.11, provided that if, at the time of such prepayment, the Net Leverage Ratio is less than 3.50 to 1.00 (as established pursuant to the certificate last delivered (or required to be delivered) pursuant to Section 5.04(c)), the Borrower shall not be required to apply any of such Excess Cash Flow to prepay such Borrowings. Notwithstanding the foregoing, so long as any First-Lien Term Loans are outstanding, then to the extent the specified percentage (as determined pursuant to the preceding sentences) of Excess Cash Flow is used to mandatorily prepay outstanding First-Lien Term Loans, the prepayments required above in this Section 2.12(c) in the amount of the specified percentage of such Excess Cash Flow shall not be required. Furthermore, notwithstanding the foregoing, so long as any First-Lien Term Loans are outstanding, to the extent that the lenders under the First-Lien Credit Agreement have waived any mandatory repayment with the specified percentage (as determined pursuant to the second preceding sentence) of Excess Cash Flow (as defined in the First-Lien Credit Agreement as in effect on the Closing Date) of First-Lien Term Loans then the Lenders hereunder shall be deemed to have waived the prepayments otherwise required above in this Section 2.12(c) in the amount of the same Excess Cash Flow. Notwithstanding anything else to the contrary contained above in this Section 2.12(c) or elsewhere in this Agreement, at such time as there are no First-Lien Term Loans outstanding, the Borrower at its option may apply the specified percentage of Excess Cash Flow either to prepay Second-Lien Loans in accordance with paragraph (b) of
Section 2.11 and/or to permanently reduce the commitments to make First-Lien Revolving Loans pursuant to the First-Lien Credit Agreement, or any combination of the foregoing.

                  (d) Not later than the date on which the Borrower is required to deliver financial statements with respect to the end of each Excess Cash Flow Period under Section 5.04(a), the Borrower will deliver to the Administrative Agent a certificate signed by a Financial Officer of the Borrower setting forth the amount, if any, of Excess Cash Flow for such fiscal year and the calculation thereof in reasonable detail.

                  (e) Each notice of prepayment or reduction pursuant to this
Section 2.12 shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall (x) be made in accordance with the provisions of Section 2.11(b) and (y) be subject to
Section 2.15 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by (x) accrued interest on the principal amount being prepaid to but excluding the date of payment and (y) any premium required by the proviso to Section 2.12(a).

                  (f) In the event the amount of any prepayment required to be made above under this Section 2.12 shall exceed the aggregate principal amount of the outstanding ABR Loans required to be prepaid (the amount of any such excess being called the "Excess Amount"), the Borrower shall have the right, in lieu of making such prepayment in full, to prepay all the outstanding applicable ABR Loans and to deposit an amount equal to the Excess Amount with the Collateral Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Administrative Agent) by and in the sole dominion and control of the Collateral Agent. Any amounts so deposited shall be held by the Collateral Agent as collateral for the Obligations and applied to the prepayment of the applicable Eurodollar Loans at the end of the current Interest Periods applicable thereto. On any Business Day on which (i) collected amounts remain on deposit in or to the credit of such cash collateral account after giving effect to the payments made on such day pursuant to this
Section 2.12(e) and (ii) the Borrower shall have delivered to the Collateral Agent a written request or a telephonic request (which shall be promptly confirmed in writing) that such remaining collected amounts be invested in the Permitted Investments specified in such request, the Collateral Agent shall use its reasonable efforts to invest such remaining collected amounts in such Permitted Investments; provided, however, that the Collateral Agent shall have continuous dominion and full control over any such investments (and over any interest that accrues thereon) to the same extent that it has dominion and control over such cash collateral account and no Permitted Investment shall mature after the end of the Interest Period for which it is to be applied. The Borrower shall not have the right to withdraw any amount from such cash collateral account until the applicable Eurodollar Loans and accrued interest thereon are paid in full or if a Default or Event of Default then exists or would result.

                  SECTION 2.13. Reserve Requirements; Change in Circumstances.
(a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender in respect of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of (i) taxes imposed on the overall net income (and franchise taxes imposed in lieu thereof) of such Lender by the jurisdiction in which such Lender is organized or has an office or by any political subdivision or taxing authority therein but such tax does not arise as a result of any connection by the Borrower with such jurisdiction or from a connection arising solely by virtue of the activity of such Lender or the Administrative Agent, as the case may be, pursuant to or in respect of this Agreement or under any other Second-Lien Loan Document and
(ii) any Taxes or Other Taxes described in Section 2.19), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets or deposits with or for the account of or credit extended by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the interbank Eurodollar market any other condition affecting this Agreement or any Eurodollar Loans of such Lender , and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then from time to time the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) If any Lender shall have determined that the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) made or issued after the date hereof by any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or its obligations pursuant hereto to a level below that which such Lender or such Lender's holding company would have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender upon demand such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower through the Administrative Agent and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

                  (d) In the event any Lender delivers a notice pursuant to paragraph (e) below, the Borrower may require, at the Borrower's expense and subject to Section 2.15, such Lender to assign, at par plus accrued interest and fees, without recourse (in accordance with Section 9.04) all its interests, rights and obligations hereunder (including all of the Second-Lien Loans at the time owing to it) to a financial institution specified by the Borrower, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) the Borrower shall have received the written consent of the Administrative Agent (which consent shall not be unreasonably withheld) to such assignment, and (iii) the Borrower shall have paid to the assigning Lender all moneys accrued and owing hereunder to it (including pursuant to this Section 2.13).

                  (e) Promptly after any Lender has determined, in its sole judgment, that it will make a request for increased compensation pursuant to this Section 2.13, such Lender will notify the Borrower thereof. Failure on the part of any Lender so to notify the Borrower or to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period, provided that the Borrower shall not be under any obligation to compensate any Lender under paragraph (b) above with respect to increased costs or reductions with respect to any period prior to the date that is six months prior to such request if such Lender knew or could reasonably have been expected to be aware of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would in fact result in a claim for increased compensation by reason of such increased costs or reductions and provided further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any law, regulation, rule, guideline or directive as aforesaid within such six month period. The protection of this Section 2.13 shall be available to each Lender regardless of any possible contention as to the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

                  SECTION 2.14. Change in Legality. (a) Notwithstanding any other provision herein, if the adoption of or any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

                  (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Eurodollar Loan shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

                  (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under subparagraphs (i) and
(ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

                  (b) For purposes of this Section 2.14, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

                  SECTION 2.15. Indemnity. The Borrower shall indemnify each Lender against any loss or expense (other than taxes) that such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to fulfill on the date of any Borrowing or proposed Borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by the Borrower to borrow or to refinance, convert or continue any Second-Lien Loan hereunder after irrevocable notice of such Borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03 or 2.10, (c) any payment, prepayment or conversion of a Eurodollar Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Second-Lien Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (e) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Second-Lien Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall exclude loss of margin hereunder but shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Second-Lien Loan being paid, prepaid, converted or not borrowed, converted or continued (assumed to be the Adjusted LIBO Rate applicable thereto) for the period from the date of such payment, prepayment, conversion or failure to borrow, convert or continue to the last day of the Interest Period for such Second-Lien Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period for such Second-Lien Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed, converted or continued for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 (and the reasons therefor) shall be delivered to the Borrower through the Administrative Agent and shall be conclusive absent manifest error.

                  SECTION 2.16. Pro Rata Treatment. Except as required under
Section 2.14 and subject to Section 2.11, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Second-Lien Loans, each reduction of the Second-Lien Commitments and each refinancing of any Borrowing with, conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective outstanding Second-Lien Loans or Second-Lien Commitments, as the case may be. Each Lender agrees that in computing such Lender's portion of any Borrowing, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing, computed in accordance with Section 2.01, to the next higher or lower whole dollar amount.

                  SECTION 2.17. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Second-Lien Loan as a result of which the unpaid principal portion of its Second-Lien Loans made pursuant to any Second-Lien Commitment (or, after acceleration of the Second-Lien Loans pursuant to Article VII, applicable to any Second-Lien Loan) shall be proportionately less than the unpaid principal portion of the Second-Lien Loans of any other Lender made pursuant to such Second-Lien Commitments (or, after acceleration of the Second-Lien Loans pursuant to Article VII, applicable to any Second-Lien Loan), it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, an interest in the Second-Lien Loans of such other Lender, so that the aggregate unpaid principal amount of the Second-Lien Loans and interests in Second-Lien Loans held by each such Lender shall be in the same proportion to the aggregate unpaid principal amount of all Second-Lien Loans then outstanding under such Second-Lien Commitments as the principal amount of its Second-Lien Loans under such Second-Lien Commitments prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all such Second-Lien Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding an interest in a Second-Lien Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Second-Lien Loan directly to the Borrower in the amount of such interest.

                  SECTION 2.18. Payments. (a) The Borrower shall make each payment without setoff or counterclaim (including principal of or interest on any Borrowing or any Fees or other amounts) required to be made by it hereunder and under any other Second-Lien Loan Document not later than 12:00 noon, New York City time, on the date when due in Dollars to the Administrative Agent at its offices at 60 Wall Street, New York, New York, Attention: Deal Administrator, in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received.

                  (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Second-Lien Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day (except in the case of payment of principal of a Eurodollar Borrowing if the effect of such extension would be to extend such payment into the next succeeding month, in which event such payment shall be due on the immediately preceding Business Day), and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

                  SECTION 2.19. Taxes. (a) Any and all payments by the Borrower to the Administrative Agent, or the Lenders hereunder or under the other Second-Lien Loan Documents shall be made, in accordance with Section 2.18, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender and the Administrative Agent, taxes imposed on the overall net income (and franchise taxes imposed in lieu thereof) of such Lender or the Administrative Agent (as the case may be) and the jurisdiction imposing such tax, other than a connection arising solely by virtue of the activities of such Lender or the Administrative Agent (as the case may be) pursuant to or in respect of this Agreement or under any other Second-Lien Loan Document, including entering into, lending money or extending credit pursuant to, receiving payments under, or enforcing, this Agreement or any other Second-Lien Loan Document, and (ii) in the case of each Lender and the Administrative Agent, any withholding taxes payable with respect to any payments made hereunder or under the other Second-Lien Loan Documents under laws (including any statute, treaty, ruling, determination or regulation) in effect on the Initial Date (as hereinafter defined) applicable to such Lender or the Administrative Agent, as the case may be, on such date but not excluding any withholding taxes payable solely as a result of any change in such laws occurring after the Initial Date (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). For purposes of this
Section 2.19, the term "Initial Date" shall mean (i) in the case of the Administrative Agent or any Lender, the date on which such person became a party to this Agreement and (ii) in the case of any assignment, including any assignment by a Lender to a new lending office, the date of such assignment. If any Taxes shall be required by law to be deducted from or in respect of any sum payable hereunder or under any other Second-Lien Loan Document to any Lender or the Administrative Agent, (i) the sum payable by the Borrower shall be increased as may be necessary so that after making all required deductions for Taxes (including deductions for Taxes applicable to additional sums payable under this Section 2.19) such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions for Taxes been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. The Borrower shall not, however, be required to pay any amounts pursuant to clause
(i) of the preceding sentence to any Lender or the Administrative Agent not organized under the laws of the United States of America or a state thereof if such Lender or the Administrative Agent fails to provide the Borrower the Internal Revenue Service Forms required to be provided the Borrower pursuant to paragraph (f) or (g), as the case may be, of this Section 2.19.

                  (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Second-Lien Loan Document (hereinafter referred to as "Other Taxes").

                  (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.19) paid by such Lender or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses including reasonable attorney's fees and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. A certificate as to the amount of such payment or liability prepared by a Lender (or transferee) or the Administrative Agent, absent manifest error, shall be final, conclusive and binding for all purposes, provided that if the Borrower reasonably believes that such Taxes were not correctly or legally asserted, such Lender or the Administrative Agent, as the case may be shall use reasonable efforts to cooperate with the Borrower to obtain a refund of such Taxes or Other Taxes. Such indemnification shall be made within 10 days after the date any Lender or the Administrative Agent, as the case may be, makes written demand therefor. If a Lender or the Administrative Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, pursue or timely claim such refund at the Borrower's expense. If any Lender or the Administrative Agent receives a refund in respect of any Taxes or Other Taxes for which such Lender or the Administrative Agent has received payment from the Borrower hereunder, it shall promptly repay such refund (plus any interest received) to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.19 with respect to the Taxes or Other Taxes giving rise to such refund), provided that the Borrower, upon the request of such Lender or the Administrative Agent, agrees to return such refund (plus any penalties, interest or other charges required to be paid) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund to the relevant taxing authority.

                  (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.19 shall survive the payment in full of principal and interest hereunder and the termination of the Second-Lien Commitments.

                  (f) In the case of any Borrowing by for the benefit of, the Borrower, this paragraph (f) shall apply. Each Lender and the Administrative Agent that is not organized under the laws of the United States of America or a state thereof agrees that at least 20 days prior to the first Interest Payment Date following the Initial Date in respect of such Lender, it will deliver to the Borrower and the Administrative Agent (if appropriate) two duly completed copies of either (i) United States Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY or successor applicable form, as the case may be, certifying in each case that such Lender or the Administrative Agent, as the case may be, is entitled to receive payments under this Agreement and the other Second-Lien Loan Documents payable to it without deduction or withholding of any United States federal income taxes and backup withholding taxes or is entitled to receive such payments at a reduced rate pursuant to a treaty provision or (ii) in the case of a Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, deliver to the Borrower and the Administrative Agent
(I) a statement under penalties of perjury that such Lender (w) is not a "bank" under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (x) is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the Code, (y) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code and (z) is not a "conduit entity" within the meaning of U.S. Treasury Regulations Section 1.881-3(a)(2)(iii) and (II) an Internal Revenue Service Form W-8BEN or successor applicable form. Such Lender shall certify (i) in the case of a Form W-8BEN, W-8ECI or W-8IMY (or successor applicable form), that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes or is entitled to receive such payments at a reduced rate pursuant to a treaty provision and (ii) in the case of a Form W-8, that it is entitled to an exemption from United States backup withholding tax. In addition, such Lender and the Administrative Agent shall (I) deliver to the Borrower and the Administrative Agent a further copy of said Form W-8BEN, W-8ECI or W-8IMY, or any successor applicable form or other manner of certification on or before the date that any such Form W-8BEN, W-8ECI or W-8IMY or successor applicable form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender or the Administrative Agent; and (II) obtain such extensions of time for filing and complete such forms or certifications as may be reasonably requested by the Borrower or the Administrative Agent; unless in any such case an event (including, without limitation, any change in treaty, law or regulation or in the official interpretation thereof by a relevant taxing authority) has occurred prior to the date on which any such delivery would otherwise be required which renders any such forms inapplicable or which would prevent such Lender or the Administrative Agent from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each person that shall become a participant pursuant to Section 9.04 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this paragraph (f) to the Lender from which the related participation shall have been purchased. Unless the Borrower and the Administrative Agent have received forms, certificates and other documents required by this Section 2.19(f) indicating that payments hereunder or under this Agreement or any other Second-Lien Loan Document to or for any Lender not incorporated or organized under the laws of the United States or a state thereof are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold such taxes from such payments at the applicable statutory rate and the Borrower shall have no indemnification obligations under Section 2.19(c) with respect to such taxes.

                  (g) In the case of any Borrowing by the Borrower, this paragraph (g) shall apply. Each Lender and the Administrative Agent that is organized under the laws of the United States of America or a state thereof and is not a corporation for U.S. federal income tax purposes agrees that at least 30 days prior to the first Interest Payment Date following the Closing Date in respect of such Lender, it will deliver to the Borrower and the Administrative Agent (if appropriate) two duly completed copies of United States Internal Revenue Service Form W-9 or successor applicable form, as the case may be, certifying in each case that such Lender or the Administrative Agent, as the case may be, is entitled to receive payments under this Agreement and the other Loan Documents payable to it without deduction or withholding of any United States backup withholding taxes. In addition, such Lender and the Administrative Agent shall (I) deliver to the Borrower and the Administrative Agent a further copy of said Form W-9, or any successor applicable form or other manner of certification on or before the date that any such Form W 9 or successor applicable form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender or the Administrative Agent; and (II) obtain such extensions of time for filing and complete such forms or certifications as may be reasonably requested by the Borrower or the Administrative Agent; unless in any such case an event (including, without limitation, any change in treaty, law or regulation or in the official interpretation thereof by a relevant taxing authority) has occurred prior to the date on which any such delivery would otherwise be required which renders any such forms inapplicable or which would prevent such Lender or the Administrative Agent from duly completing and delivering any such form with respect to it and such Lender or Administrative Agent so advises the Borrower and the Administrative Agent. Each person that shall become a participant pursuant to Section 9.04 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this paragraph (g) to the Lender from which the related participation shall have been purchased. Unless the Borrower and the Administrative Agent have received forms, certificates and other documents required by this Section 2.19(g) indicating that payments hereunder or under this Agreement, any other Loan Document or for any Lender incorporated or organized under the laws of the United States or a state thereof are not subject to United States backup withholding tax, the Borrower or the Administrative Agent may, but shall not be required to, withhold such taxes from such payments at the applicable statutory rate and the Borrower shall have no indemnification obligation under Section 2.19(c).

                  (h) Any Lender claiming any additional amounts payable pursuant to this Section 2.19 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested in writing by the Borrower or to change the jurisdiction of its applicable lending office, if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                  (i) Nothing contained in this Section 2.19 shall require any Lender or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

                  SECTION 2.20. Reserved.

                  SECTION 2.21. Replacement of Lenders. (a) If any Lender is subject to an order, judgment or decree of any Governmental Authority that purports to enjoin or restrain such Lender from making Second-Lien Loans hereunder, then the Borrower may, at its sole expense and effort and subject to
Section 2.15, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, at par plus accrued interest and fees, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement (including all of its Second-Lien Commitments and the Second-Lien Loans at the time owing to it) to a financial institution specified by the Borrower (which may be another Lender, if a Lender accepts such assignment), provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, (ii) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority and (iii) the Borrower shall have paid to the assigning Lender all moneys accrued and owing hereunder to it (including pursuant to this Section 2.21).

                  (b) (x) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Second-Lien Loans, (y) if a Lender is charging to the Borrower increased costs in excess of those being generally charged by the other Lenders or (z) in the case of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 9.08, the Borrower shall have the right, if no Default or Event of Default then exists (or, in the case of preceding clause (z), will exist immediately after giving effect to such replacement), to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender (collectively, the "Replacement Lender") and each of whom shall be required to be reasonably acceptable to the Administrative Agent, provided that
(i) at the time of any replacement pursuant to this Section 2.21(b), the Replacement Lender shall enter into an Assignment and Acceptance pursuant to
Section 9.04(b) (and with all fees payable pursuant to said Section 9.04(b) to be paid by the Replacement Lender and/or the Replaced Lender (as may be agreed to at such time by and among the Borrower, the Replacement Lender and the Replaced Lender)) pursuant to which the Replacement Lender shall acquire all of the Second-Lien Commitments and outstanding Second-Lien Loans of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the principal of, and all accrued interest on, all outstanding Second-Lien Loans of the Replaced Lender, accrued, but theretofore unpaid, and (ii) all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Acceptance, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Second-Lien Note or Second-Lien Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  Each of Holdings and the Borrower represents and warrants to each of the Lenders that:

                  SECTION 3.01. Organization; Powers. Each of Holdings, the Borrower and each of their Subsidiaries (a) is a partnership, limited liability company or corporation duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, except for such failures to be in good standing which, individually and in the aggregate, could not be reasonably expected to have a Material Adverse Effect, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Second-Lien Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder.

                  SECTION 3.02. Authorization. The execution, delivery and performance by Holdings, the Borrower and each of their Subsidiaries of each of the Second-Lien Loan Documents to which it is a party, and the borrowings hereunder and the transactions forming a part of the Transaction (a) have been duly authorized by all corporate, stockholder, limited liability company or partnership action required to be obtained by Holdings, the Borrower and such Subsidiaries and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Holdings, the Borrower or any such Subsidiary, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which Holdings, the Borrower or any such Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3.02, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrower or any such Subsidiary, other than the Liens created by the Second-Lien Loan Documents and the First-Lien Credit Documents.

                  SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by Holdings and the Borrower and constitutes, and each other Second-Lien Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transaction, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (b) recordation of the Mortgages, (c) such as have been made or obtained and are in full force and effect and (d) such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.05. Financial Statements. (a) Holdings has heretofore furnished to the Lenders its consolidated balance sheets and consolidated statements of operations, cash flows and partner's capital (deficit) (i) as of and for the fiscal years ended December 31, 2001, 2002 and 2003, audited by and accompanied by the opinion of Deloitte & Touche LLP, independent public accountants, and (ii) as of and for the portion of the fiscal year ended June 30, 2004 (in the case of clause (ii), without footnotes and without a statement of partner's capital (deficit)) in each case as filed with the SEC. Such financial statements present fairly, in all material respects, the financial position and results of operations of Holdings and its consolidated Subsidiaries (including the Borrower) as of such dates and for such periods. None of Holdings, its consolidated Subsidiaries and the Borrower has or shall have as of the Closing Date any material Guarantee, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including any interest rate or foreign currency hedging transaction, which is not reflected in the foregoing statements or the notes thereto, other than pursuant to the Second-Lien Loan Documents, First-Lien Credit Documents, Senior Note Documents and Senior Subordinated Note Documents and except as specifically disclosed in Schedule 3.05 to this Agreement. Such financial statements were prepared in accordance with GAAP.

                  (b) Holdings has heretofore furnished to the Lenders (i) the audited combined balance sheet of OI Plastic and certain of its affiliates that are not being acquired pursuant to the Acquisition as of December 31, 2003 and December 31, 2002 and the related combined statements of results of operations, cash flows and net parent investment for each of the three years in the period ended December 31, 2003 (together with the notes thereto and related report of independent auditors), (ii) the unaudited combined balance sheet of OI Plastic and certain of its affiliates that are not being acquired pursuant to the Acquisition as of the six-month period ended June 30, 2004, and the related unaudited combined statements of results of operations for the period then ended, in each case, prepared in accordance with GAAP. Except as provided in the Acquisition Agreement, such financial statements present fairly in all material respects the combined financial position and combined statements of results of operations of OI Plastic and certain of its affiliates that are not being acquired pursuant to the Acquisition, as of the dates and for the periods stated therein, subject to normal year-end adjustments consistent with past practice that are not or will not be material either individually or in the aggregate.

                  SECTION 3.06. No Material Adverse Change or Material Adverse Effect. Since July 28, 2004, there has not been any event, change, circumstance or effect that is materially adverse, individually or in the aggregate, to the assets, liabilities, prospects, condition (financial or otherwise) or results of operations of OI Plastic and its Subsidiaries taken as a whole, excluding any effects related to or resulting from events affecting (x) the United States or global economy or (y) the blow-molded plastic container industry generally and, in the case of each of the preceding clauses (x) and (y), to the extent such events, changes, circumstances or effects do not affect OI Plastic and its Subsidiaries disproportionately.

                  SECTION 3.07. Title to Properties; Possession Under Leases.
(a) Each of Holdings, the Borrower and each of their Subsidiaries has good and insurable title to, or valid leasehold interests in, or easements or other limited property interests in, all its material properties and assets (including all Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title in the aggregate could not reasonably be expected to have a Material Adverse Effect. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by
Section 6.08.

                  (b) Each of Holdings, the Borrower and each of their Subsidiaries has complied with all obligations under all material leases to which it is a party, except where the failure to comply would not have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. Each of Holdings, the Borrower and each of their Subsidiaries enjoys peaceful and undisturbed possession under all such material leases, other than leases which, individually or in the aggregate, are not material to Holdings and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries taken as a whole, and in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

                  (c) Each of Holdings, the Borrower and each of their Subsidiaries owns or, to the best of their knowledge, possesses, or has the right to use, or to the best of their knowledge could obtain ownership, possession of, or the right to use on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct of its business, without any known conflict with the rights of others, and free from any burdensome restrictions, except where such conflicts and restrictions could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and except as set forth on Schedule 3.07(c).

                  (d) As of the Closing Date, none of Holdings, the Borrower and their Subsidiaries has received any notice of, or has any knowledge of, any pending or contemplated condemnation proceeding affecting any of the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation that remains unresolved as of the Closing Date.

                  (e) None of Holdings, the Borrower and their Subsidiaries is obligated on the Closing Date under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein, except as permitted under Sections 6.06, 6.07 or 6.08 or as set forth on Schedule 3.07(e).

                  SECTION 3.08. Co-Borrower; Subsidiaries. (a) As of the Closing Date, Holdings will have no Subsidiaries other than (x) CapCo II, (y) Opco GP and (z) the Borrower and its Subsidiaries.

                  (b) Schedule 3.08 sets forth as of the Closing Date the name and jurisdiction of incorporation of each Subsidiary of Holdings and, as to each such Subsidiary, the percentage of each class of Equity Interests owned by Holdings or by any such Subsidiary.

                  (c) As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Equity Interests of Holdings or any of its Subsidiaries, except under the Second-Lien Loan Documents or as set forth on Schedule 3.08.

                  SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth in Schedule 3.09, there are not any material actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Holdings or the Borrower, threatened against or affecting Holdings, the Borrower or any of their Subsidiaries or any business, property or rights of any such person (i) which involve any Second-Lien Loan Document or the Transaction or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or materially adversely affect the Transaction.

                  (b) None of Holdings, the Borrower, their Subsidiaries and their respective material properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permit) or any restriction of record or agreement affecting any Mortgaged Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.10. Agreements. None of Holdings, the Borrower and their Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, in either case where such default could reasonably be expected to result in a Material Adverse Effect. Immediately after giving effect to the Transaction, no Default or Event of Default shall have occurred and be continuing.

                  SECTION 3.11. Federal Reserve Regulations. (a) None of Holdings, the Borrower and their Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                  (b) No part of the proceeds of any Second-Lien Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or X.

                  SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. None of Holdings, the Borrower and their Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Second-Lien Loans only for the purposes specified in the preamble to this Agreement. The Co-Borrower shall not use the proceeds of the Second-Lien Loans.

                  SECTION 3.14. Tax Returns. Each of Holdings, the Borrower and each of their Subsidiaries has timely filed or caused to be timely filed all federal, and all material state and local, tax returns required to have been filed by it and has paid or caused to be paid all taxes shown thereon to be due and payable by it and all assessments in excess of $5,000,000 in the aggregate received by it, except taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which the Borrower has set aside on its books in accordance with GAAP adequate reserves and taxes, assessments, charges, levies or claims in respect of property taxes for property that Holdings, the Borrower or any of their Subsidiaries has determined to abandon where the sole recourse for such tax, assessment, charge, levy or claim is to such property. Each of Holdings, the Borrower and each of their Subsidiaries has paid in full or made adequate provision (in accordance with GAAP) for the payment of all taxes due with respect to all periods ending on or before the Closing Date, which taxes, if not paid or adequately provided for, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.14, as of the Closing Date, with respect to each of Holdings, the Borrower and each of their Subsidiaries, (a) no material claims are being asserted in writing with respect to any taxes, (b) no presently effective waivers or extensions of statutes of limitation with respect to taxes have been given or requested, (c) no tax returns are being examined by, and no written notification of intention to examine has been received from, the Internal Revenue Service or, with respect to any material potential tax liability, any other taxing authority and (d) no currently pending issues have been raised in writing by the Internal Revenue Service or, with respect to any material potential tax liability, any other taxing authority. For purposes hereof, "taxes" shall mean any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any Governmental Authority.

                  SECTION 3.15. No Material Misstatements. (a)The written information, reports, financial statements, exhibits and schedules furnished by or on behalf of Holdings, the Borrower or any of their Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of any Second-Lien Loan Document or included therein or delivered pursuant thereto (including the Confidential Information Memorandum dated September 2004 relating to the Borrower (the "Information Memorandum") but excluding the financial projections referred to in Section 3.15(b)), when taken as a whole, did not contain, and as they may be amended, supplemented or modified from time to time, will not contain, as of the Closing Date any material misstatement of fact and did not omit, and as they may be amended, supplemented or modified from time to time, will not omit, to state as of the Closing Date any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading in their presentation of the Transaction or of Holdings, the Borrower and their Subsidiaries taken as a whole.

                  (b) All financial projections concerning Holdings, the Borrower and their Subsidiaries that are or have been made available to the Administrative Agent or any Lender by Holdings, the Borrower or any such Subsidiary have been or will be prepared in good faith based upon assumptions believed by Holdings and the Borrower to be reasonable on the Closing Date.

                  SECTION 3.16. Employee Benefit Plans. Each of Holdings, the Borrower and the ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to ERISA and the regulations and published interpretations thereunder and any similar applicable non-U.S. law except for such noncompliance which could not reasonably be expected to result in a Material Adverse Effect. No Reportable Event has occurred as to which Holdings, the Borrower or any ERISA Affiliate was required to file a report with the PBGC, other than reports for which the 30 day notice requirement is waived, reports that have been filed and reports the failure of which to file could not reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, the present value of all benefit liabilities under each Plan of Holdings, the Borrower and the ERISA Affiliates (on a termination basis and based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto for which a valuation is available, exceed by more than $35,000,000 the value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto for which valuations are available, exceed by more than $35,000,000 the value of the assets of all such underfunded Plans. None of Holdings, the Borrower and the ERISA Affiliates has incurred or could reasonably be expected to incur any Withdrawal Liability that could reasonably be expected to result in a Material Adverse Effect. None of Holdings, the Borrower and the ERISA Affiliates have received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

                  SECTION 3.17. Environmental Matters. Except as set forth in
Schedule 3.17:

                  (a) There has not been a Release or threatened Release of Hazardous Materials at, on, under or around the properties currently or formerly owned, operated or leased by Holdings, the Borrower or any of their Subsidiaries (the "Properties"), nor to the knowledge of Holdings, the Borrower or any of their Subsidiaries, at any formerly owned, operated or leased properties, in amounts or concentrations which (i) constitute or constituted a violation of Environmental Laws, except as could not reasonably be expected to have a Material Adverse Effect; (ii) would reasonably be expected to give rise to an Environmental Claim that, in any such case or in the aggregate, is reasonably likely to result in a Material Adverse Effect; or (iii) could reasonably be expected to impair materially the fair saleable value of any material Property;

                  (b) The Properties and all operations of Holdings, the Borrower and their Subsidiaries are in compliance, and in all prior periods have been in compliance (except for matters of noncompliance that have been fully resolved), with all Environmental Laws, and all required Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, are not reasonably likely to result in a Material Adverse Effect;

                  (c) None of Holdings, the Borrower or any of their Subsidiaries has received any Environmental Claim in connection with the Properties or the operations of the Borrower or its Subsidiaries or with regard to any person whose liabilities for environmental matters Holdings, the Borrower or any of their Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in either such case or in the aggregate, is reasonably likely to result in a Material Adverse Effect;

                  (d) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on, under or around any of the Properties in a manner that could reasonably give rise to liability under any Environmental Law, nor have any of Holdings, the Borrower or any of their Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which, in each case, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect; and

                  (e) No Lien in favor of any Governmental Authority for (i) any liability under any Environmental Law or (ii) damages arising from or costs incurred by such Governmental Authority in response to a Release or threatened Release of Hazardous Materials into the environment has been recorded with respect to the Properties except for Liens permitted by Section 6.08.

                  SECTION 3.18. Capitalization of Holdings and the Borrower. The Equity Interests issued and outstanding for each of Holdings and the Borrower is set forth on Schedule 3.18 as of the Closing Date. All outstanding partnership interests of the Borrower, on and after the Closing Date, will be owned beneficially and of record by Holdings (except that 1% thereof may be owned by Opco GP) and, on and after the Closing Date, will be free and clear of all Liens whatsoever other than the Liens created by the Second-Lien Loan Documents and First-Lien Credit Documents.

                  SECTION 3.19. Security Documents. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, as pledgee, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Pledge Agreement Collateral described in the Pledge Agreement and, upon the filing of UCC-1 Financing Statements in the required jurisdictions (which filings have been made or, if this representation and warranty is made on any date occurring prior to the tenth Business Day following the Closing Date will be made within ten Business Days following the Closing Date), the Pledge Agreement shall (to the extent required by the Pledge Agreement) constitute a fully perfected second priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Pledge Agreement Collateral and, to the extent contemplated therein and subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to any other person, other than Liens expressly permitted by Section 6.08.

                  (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Security Agreement Collateral described therein, and, when financing statements in appropriate form are filed in the offices specified on the schedules to the Security Agreement, the Security Agreement will (to the extent required by the Security Agreement) constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Security Agreement Collateral and, to the extent contemplated therein and subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.08. The recordation of (x) the Grant of Security Interest in U.S. Patents and (y) the Grant of Security Interest in U.S. Trademarks in the respective form attached to the Security Agreement, in each case in the United States Patent and Trademark Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create, a perfected security interest in the United States trademarks and patents covered by the Security Agreement, and the recordation of the Grant of Security Interest in U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create, a perfected security interest in the United States copyrights covered by the Security Agreement.

                  (c) The Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Properties thereunder and, to the extent contemplated therein and subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, and when the Mortgages are filed in the offices specified on the schedules thereto and when financing statements in appropriate form are filed in the offices specified on the schedules thereto, each Mortgage will constitute an enforceable mortgage Lien on, and fully perfected security interest in, all right, title and interest of the Loan Parties in the Mortgaged Property subject thereto and, to the extent contemplated therein and subject to ss. 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.08.

                  SECTION 3.20. Location of Real Property and Leased Premises.
(a) Schedule 3.20 lists completely and correctly as of the Closing Date all real property owned by Holdings and its Subsidiaries and the addresses thereof, other than individual properties that have an original cost of less than $200,000. Except as otherwise set forth in Schedule 3.20, as of the Closing Date, Holdings and its Subsidiaries own in fee all the real property set forth as being owned by them on Schedule 3.20.

                  (b) Schedule 3.20 lists completely and correctly as of the Closing Date each real property leased by Holdings and its Subsidiaries (in each case, where the aggregate lease payments for the respective lease of such real property exceed $100,000 per annum) and the addresses thereof. As of the Closing Date, the Borrower and the Subsidiaries have valid leases in each real property set forth as being leased by them on Schedule 3.20.

                  SECTION 3.21. Solvency. (a) Immediately after the consummation of the Transaction (including the borrowing of First-Lien Term Loans and the use of proceeds in connection therewith on the Redemption Date (as defined in the First-Lien Credit Agreement) as if the same had occurred on the Closing Date) and the other transactions to occur on the Closing Date and immediately following the making of each Second-Lien Loan made on the Closing Date and after giving effect to the application of the proceeds thereof, (i) the fair value of the assets of each of Holdings (individually), Holdings and its Subsidiaries on a consolidated basis, the Borrower (individually) and the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of each of Holdings (individually), Holdings and its Subsidiaries on a consolidated basis, the Borrower (individually) and the Borrower and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of each of Holdings (individually), Holdings and its Subsidiaries on a consolidated basis, the Borrower (individually) and the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of each of Holdings (individually), Holdings and its Subsidiaries on a consolidated basis, the Borrower (individually) and the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;
(iii) each of Holdings (individually), Holdings and its Subsidiaries on a consolidated basis, the Borrower (individually) and the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each of Holdings (individually), Holdings and its Subsidiaries on a consolidated basis, the Borrower (individually) and the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

                  (b) Each of Holdings and the Borrower does not intend to, and does not believe that it or any of its respective Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such Subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

                  SECTION 3.22. Labor Matters. Except as set forth in Schedule 3.22, there are no strikes pending or threatened against Holdings, the Borrower or any of their Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The hours worked and payments made to employees of Holdings, the Borrower and their Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from Holdings, the Borrower or any of their Subsidiaries or for which any claim may be made against Holdings, the Borrower or any of their Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Holdings, the Borrower or such Subsidiary to the extent required by GAAP, except as, in the aggregate, are not reasonably likely to result in a Material Adverse Effect. Except as set forth on Schedule 3.22, the consummation of the Transaction will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any of their Subsidiaries (or any predecessor) is a party or by which Holdings, the Borrower or any of their Subsidiaries (or any predecessor) is bound, other than collective bargaining agreements which, individually or in the aggregate, are not material to Holdings and its Subsidiaries taken as a whole.

                  SECTION 3.23. Insurance. Schedule 3.23 sets forth a true, complete and correct description of all material insurance maintained by or on behalf of Holdings, the Borrower or their domestic Subsidiaries as of the Closing Date. As of such date, such insurance is in full force and effect.

                  SECTION 3.24. Subordination: Designation of the Second-Lien Loan Documents as "Designated Senior Indebtedness"; Etc. (i) The subordination provisions contained in the Senior Subordinated Note Documents are enforceable against the Borrower, the Co-Borrower, Holdings and the holders of the Senior Subordinated Notes, (ii) all Obligations of the Borrower and the Co-Borrower hereunder and in the other Second-Lien Loan Documents are within the definitions of "Designated Senior Indebtedness" and "Senior Indebtedness" included in the subordination provisions and (iii) this Agreement constitutes (and is hereby designated by the Borrower as) one of the "Credit Agreements", as such term is defined in each of the Senior Subordinated Note Documents and the Senior Note Documents. In addition, the Borrower hereby designates that the Indebtedness under this Agreement shall be "Designated Senior Indebtedness" for the purposes of the definition of "Designated Senior Indebtedness" contained in the Senior Subordinated Note Indenture, with all such Obligations of the Borrower and the Co-Borrower to be afforded the benefit of the subordination provisions contained in the Senior Subordinated Note Indenture and the other Senior Subordinated Note Documents.

                  SECTION 3.25. Legal Names; Organizational Identification Numbers; Jurisdiction and Type of Organization; Etc. Schedule 3.25 sets forth a true and correct list, as of the Closing Date, of the exact legal name of each Loan Party, the organizational identification number (if any) of such Loan Party, the jurisdiction of organization of such Loan Party and the type of organization of such Loan Party.

                  SECTION 3.26. Acquisition Agreement. On the Closing Date, all representations and warranties made by the Borrower on the Closing Date pursuant to the Acquisition Agreement are true and correct in all material respects.

                                  ARTICLE IV

                             CONDITIONS OF LENDING

                  The obligations of the Lenders to make Second-Lien Loans on the Closing Date (a "Credit Event") are subject to the satisfaction of the following conditions:

                  SECTION 4.01. Certain Conditions Precedent. On the Closing Date (and at the time of the making of Second-Lien Loans on such date):

                  (a) The Administrative Agent shall have received a notice of the Borrowing as required by Section 2.03.

                  (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

                  (c) At the time of and immediately after the Borrowing on the Closing Date, no Event of Default or Default shall have occurred and be continuing.

                  The Borrowing on the Closing Date shall be deemed to constitute a representation and warranty by the Borrower as to the matters specified in paragraphs (b) and (c) of Section 4.01.

                  SECTION 4.02. Additional Conditions Precedent. In addition to the conditions specified in Section 4.01, on the Closing Date:

                  (a) The Administrative Agent shall have received, on behalf of itself, the other Agents and the Lenders, a favorable written opinion of (i) Skadden, Arps, Meagher Slate & Flom LLP, special counsel for Holdings and the Borrower, substantially to the effect set forth in Exhibit I-1, (ii) Morgan, Lewis & Bockius LLP, special Pennsylvania counsel for Holdings and the Borrower, substantially to the effect set forth in Exhibit I-2 and (iii) local counsel satisfactory to the Administrative Agent and the Arrangers, in each case (A) dated the Closing Date, (B) addressed to the Agents and the Lenders, and (C) covering such other matters relating to the Second-Lien Loan Documents and the Transaction as the Administrative Agent or any Arranger shall reasonably request, and each of Holdings and the Borrower hereby instructs its counsel to deliver such opinions.

                  (b) All legal matters incident to this Agreement, the borrowings and extensions of credit hereunder and the other Second-Lien Loan Documents shall be reasonably satisfactory to the Administrative Agent and the Arrangers.

                  (c) The Administrative Agent shall have received in the case of each Loan Party each of the items referred to in clauses (A), (B) and (C) below: (A) a copy of the certificate or articles of incorporation, partnership agreement or limited liability agreement, including all amendments thereto, of each Loan Party, (x) in the case of a corporation, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each such Loan Party as of a recent date from such Secretary of State or (y) in the case of a partnership or of a limited liability company, certified by the Secretary or Assistant Secretary of each such Loan Party; (B) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (w) that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent governing documents) of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (x) below, (x) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or, its managing general partner or managing member) authorizing the execution, delivery and performance of the Second-Lien Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (y) that the certificate or articles of incorporation, partnership agreement or limited liability agreement of such Loan Party have not been amended since the date of the last amendment thereto disclosed pursuant to clause (A) above, and (z) as to the incumbency and specimen signature of each officer executing any Second-Lien Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (C) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (B) above; and (b) such other documents as the Administrative Agent or any Arranger may reasonably request.

                  (d) The Administrative Agent shall have received a certificate of the Borrower, dated the Closing Date and signed by the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01 and (except to the extent that any such condition is required to be satisfactory or determined by the Lenders, the Administrative Agent and/or the Arrangers) paragraphs (n), (o) and (p) of this Section 4.02.

                  (e) Each of the Guarantee Agreements shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect.

                  (f) (i) The Pledge Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, and, subject to the terms of the Intercreditor Agreement, all Certificated Securities (as such term is defined in the Pledge Agreement), shall have been delivered to the Collateral Agent under the First-Lien Credit Agreement, (x) endorsed in blank in the case of promissory notes constituting Pledge Agreement Collateral, (y) together with executed and undated endorsements for transfer in the case of equity interests constituting certificated Pledge Agreement Collateral and (z) together with evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Pledge Agreement have been taken; and (ii) the Security Agreement shall have been duly executed by the Loan Parties party thereto and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Administrative Agent or any Arranger to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected second-priority security interest in and lien on the Collateral described in such agreement (subject to any Lien expressly permitted by Section 6.08) shall have been delivered to the Collateral Agent.

                  (g) The Collateral Agent shall have received (i) the results of a search of the Uniform Commercial Code filings made with respect to the Loan Parties in the states in which the chief executive office of each such person is located and the other jurisdictions in which Uniform Commercial Code filings are to be made pursuant to the preceding paragraph (as well as any jurisdictions where such Uniform Commercial Code filings would have been made pursuant to the Uniform Commercial Code as in effect in the relevant States prior to July 1, 2001), together with copies of the financing statements disclosed by such search and (ii) the results of equivalent searches made in each other jurisdiction requested by the Administrative Agent or any Arranger, in each case accompanied by evidence satisfactory to the Collateral Agent and the Arrangers that the Liens indicated in any such financing statement (or similar document) or otherwise disclosed in such searches would be permitted under Section 6.08 or have been released.

                  (h) (i) Each of the Mortgages, substantially in the form of Exhibit C including appropriate changes for local law, relating to each of the Mortgaged Properties shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, (ii) each of such Mortgaged Properties shall not be subject to any Lien other than those pursuant to the First-Lien Credit Documents and as otherwise expressly permitted under Section 6.08, (iii) a lender's title insurance policy, paid for by the Borrower, in form and substance reasonably acceptable to the Administrative Agent and the Arrangers, together with such endorsements, coinsurance and reinsurance as may be requested by the Administrative Agent and
(iv) such surveys, appraisals and legal opinions as reasonably requested in writing by the Administrative Agent or any Arranger.

                  (i) Each Loan Party, the First-Lien Administrative Agent, the Second-Lien Administrative Agent, the Collateral Agent and the First-Lien Collateral Agent shall have duly authorized, executed and delivered the Intercreditor Agreement in the form of Exhibit G hereto (as amended, modified, restated and/or supplemented from time to time, the "Intercreditor Agreement"), and the Intercreditor Agreement shall be in full force and effect.

                  (j) The Administrative Agent shall have received copies of, or an insurance broker's or agent's certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which policies shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance reasonably satisfactory to the Administrative Agent and the Arrangers.

                  (k) The First-Lien Credit Agreement shall concurrently have been executed and delivered by the parties thereto and shall be in full force and effect and (x) the Borrower shall have received gross cash proceeds of at least $1,450,000,000 from the incurrence of B Term Loans under, and as defined in, the First-Lien Credit Agreement, and (y) there shall be Revolving Credit Commitments under, and as defined in the First Lien Credit Agreement aggregating $250,000,000, which shall be available to the Borrower on the terms and subject to the conditions contained in the First-Lien Credit Agreement. The Administrative Agent shall have received true and correct copies of all First-Lien Credit Documents, certified as such by the Secretary or Assistant Secretary of the Borrower, the First-Lien Credit Documents and all terms and conditions thereof (including, without limitation, amortization, maturities, interest rates, covenants, defaults, remedies, guaranties and guarantors) shall be in form and substance satisfactory to the Administrative Agent and the Arrangers, and all conditions precedent to the First-Lien Credit Agreement shall have been satisfied, and not waived unless consented to by the Agents and the Arrangers, to the reasonable satisfaction of the Administrative Agent and the Arrangers.

                  (l) The Borrower shall concurrently have received gross cash proceeds (calculated before underwriting fees) of $250,000,000 from the issuance by it of the Senior Notes. There shall have been delivered to the Administrative Agent true and correct copies certified as such by the Secretary or Assistant Secretary of the Borrower of all Senior Note Documents, and all of the terms and conditions of the Senior Note Documents shall be in form and substance reasonably satisfactory to the Administrative Agent and the Arrangers.

                  (m) The Borrower shall concurrently have received gross cash proceeds (calculated before underwriting fees) of $375,000,000 from the issuance of the Senior Subordinated Notes. There shall have been delivered to the Administrative Agent true and correct copies certified as such by the Secretary or Assistant Secretary of the Borrower of the Senior Subordinated Note Documents, and all the terms and conditions of the Senior Subordinated Note Documents (including, without limitation, amortization, maturities, interest rates, covenants, defaults, remedies, sinking fund provisions, subordination provisions and other terms) shall be in form and substance reasonably satisfactory to the Administrative Agent and the Arrangers.

                  (n) The Acquisition Agreement (together with all exhibits and schedules thereto), shall be in the form executed on July 28, 2004, as amended by Amendment No. 1 thereto dated as of October 7, 2004, with any additions or changes thereto or waivers of the terms thereof to be in form and substance reasonably satisfactory to the Administrative Agent and the Arrangers. There shall have been delivered to the Administrative Agent true and correct copies certified as such by the Secretary or Assistant Secretary of the Borrower of the Acquisition Documents and all of the material conditions precedent to the consummation of the Acquisition as set forth in the Acquisition Agreement shall have been satisfied (and not waived, except with consent of the Administrative Agent and each of the Arrangers) to the reasonable satisfaction of the Administrative Agent and each of the Arrangers. The Acquisition shall have been consummated in accordance in all material respects with the terms and conditions of the Acquisition Agreement and all applicable laws.

                  (o) The Refinancing (other than the redemption of the Existing Senior Discount Notes and the Existing Senior Subordinated Notes on the Redemption Date (as defined in the First-Lien Credit Agreement) by Holdings or the Borrower, as the case may be) shall have been consummated in all material respects simultaneously with the incurrence of the initial Second-Lien Loans hereunder in accordance with applicable law and all related documentation, in each case in the form previously approved by the Administrative Agent and the Arrangers, and otherwise on terms reasonably satisfactory to the Administrative Agent and the Arrangers.

                  (p) After giving effect to the consummation of the Transaction, Holdings and its Subsidiaries shall have no outstanding Indebtedness or preferred equity, except as permitted by Section 6.01.

                  (q) All necessary material governmental and material third party approvals and/or consents in connection with the Transaction, the transactions contemplated by the Second-Lien Loan Documents and otherwise referred to herein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents, or imposes materially adverse conditions upon, the consummation of the Transaction or the transactions contemplated by the Second-Lien Loan Documents or otherwise referred to herein.

                  (r) All costs, fees, expenses (including, without limitation, reasonable legal fees and expenses) and other compensation contemplated hereby, payable to the Lenders and the Agents or payable in respect of the Transaction, shall have been paid to the extent due and invoiced.

                  (s) The Lenders shall have received a solvency certificate from the Chief Financial Officer of Holdings, in form and substance reasonably satisfactory to the Administrative Agent and the Arrangers, setting forth the conclusions that, after giving effect to the Transaction and the incurrence of all the financings contemplated herein, each of Holdings, individually, Holdings and its Subsidiaries, taken as a whole, the Borrower, individually, and the Borrower and its Subsidiaries, taken as a whole, are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection therewith, and will not be left with unreasonably small capital with which to engage in their businesses and will not have incurred debts beyond their ability to pay such debts as they mature.

                  (t) The Administrative Agent shall have received (i) no later than 30 days prior to the Closing Date, or such later date at the Administrative Agent's discretion, historical financial statements for OI Plastic and its subsidiaries for each quarterly period ended (and for each monthly period ended, to the extent available) after December 31, 2003 and prior to the Closing Date (to the extent available), (ii) a pro forma opening balance sheet of Holdings and its Subsidiaries after giving effect to the Transaction together with a certificate of the Chief Financial Officer of the Borrower certifying that such balance sheet accurately presents the pro forma position of the Borrower and its Subsidiaries in accordance with GAAP and (iii) projections through December 31, 2011 for Holdings and its Subsidiaries after giving effect to the Transaction (it being understood that the projections previously delivered to the Administrative Agent prior to September 15, 2004 are satisfactory), all of which financial statements or projections shall be consistent in all material respects with the financial information previously provided to the Administrative Agent by Holdings.

                  (u) The Administrative Agent shall have received an officer's certificate from a Responsible Officer of the Borrower accompanied by supporting schedules and other data reasonably satisfactory to the Administrative Agent and the Arrangers evidencing that Adjusted EBITDA (as defined in the OI Plastic selling memorandum and, in any event, calculated in manner reasonably satisfactory to the Administrative Agent and the Arrangers and before giving effect to corporate allocations) of OI Plastic, after giving effect to the Transaction, for the trailing four quarters ended immediately prior to the Closing Date was not less than $180,000,000.

                  (v) On the Closing Date, the total commitments in respect of the Existing Credit Agreement shall have been terminated, and all loans and notes (together with interest thereon) with respect thereto shall have been repaid in full, all letters of credit issued thereunder shall have been terminated (or incorporated as letters of credit under the First-Lien Credit Agreement) and all other amounts (including premiums) owing pursuant to the Existing Credit Agreement shall have been repaid in full and all documents in respect of the Existing Credit Agreement and all guarantees with respect thereto shall have been terminated (except as to indemnification and similar provisions, which may survive to the extent provided therein) and be of no further force and effect. In addition, the creditors in respect of the Existing Credit Agreement shall have terminated and released all security interests in and Liens created pursuant to any security documentation relating to the Existing Credit Agreement, and such creditors shall have returned all such assets to the Borrower or the relevant Loan Party. The Administrative Agent shall have received evidence that the matters set forth in this Section 4.02(v) have been satisfied on such date.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

                  Each of Holdings and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Second-Lien Commitments have been terminated and the principal of and interest on each Second-Lien Loan, all Fees and all other expenses or amounts payable under any Second-Lien Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, each of Holdings and the Borrower will, and will cause each of their Subsidiaries to:

                  SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Sections 6.04, 6.05, 6.06 or 6.07, and except for the liquidation or dissolution of Subsidiaries of the Borrower if the assets of such entities to the extent they exceed estimated liabilities are acquired by the Borrower or a Wholly Owned Subsidiary of the Borrower in such liquidation or dissolution, provided that Subsidiaries of the Borrower that are Guarantors may not be liquidated into Subsidiaries of the Borrower that are not Guarantors and domestic Subsidiaries of the Borrower may not be liquidated into Foreign Subsidiaries of the Borrower.

                  (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business, except to the extent that Holdings or the Borrower reasonably determines that any such rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names are no longer used or useful in its businesses; comply in all material respects with all applicable laws, rules, regulations (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Properties) and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement); in each case in this paragraph (b) except where the failure, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  SECTION 5.02. Insurance. Keep its insurable properties insured at all times by financially sound and reputable insurers in such amounts as shall be customary for similar businesses and maintain such other reasonable insurance (including, to the extent consistent with past practices, self-insurance), of such types, to such extent and against such risks, as is customary with companies in the same or similar businesses, and maintain such other insurance as may be required by law or any other Second-Lien Loan Document.

                  SECTION 5.03. Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings and Holdings, the Borrower or the affected Subsidiary, as applicable, shall have set aside on its books reserves in accordance with GAAP with respect thereto, (b) such tax, assessment, charge, levy or claim is in respect of property taxes for property that Holdings, the Borrower or one of their Subsidiaries has determined to abandon and the sole recourse for such tax, assessment, charge, levy or claim is to such property or (c) the amount of such taxes, assessments, charges, levies and claims and interest and penalties thereon does not exceed $5,000,000 in the aggregate.

                  SECTION 5.04. Financial Statements, Reports, Etc. Furnish to the Agents and each Lender:

                  (a) within 90 days after the end of each fiscal year, a consolidated balance sheet and related statements of operations, cash flows and owners' equity or stockholders' equity showing the financial position of each of Holdings and its Subsidiaries and the Borrower and its Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year, all audited by independent public accountants of recognized national standing reasonably acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of each of Holdings and its Subsidiaries and the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP; provided that, unless and to the extent the Administrative Agent otherwise directs the Borrower from time to time, the timely filing by Holdings of its Form 10-K with the SEC (so long as such Form 10-K breaks out the financial position and results of operations of the Borrower and its Subsidiaries in a manner which enables the Lenders to see any differences in the financial position and results of operation of the Borrower and its Subsidiaries from those of Holdings and its Subsidiaries other than the Borrower and its Subsidiaries) shall satisfy the requirements under this Section 5.04(a) for the respective fiscal year;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, a consolidated balance sheet and related statements of operations and cash flows showing the financial position of each of Holdings and its Subsidiaries and the Borrower and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year, all certified by a Financial Officer of Holdings or the Borrower, as the case may be, on behalf of Holdings or the Borrower, respectively, as fairly presenting, in all material respects, the financial position and results of operations of Holdings and its Subsidiaries or the Borrower and its Subsidiaries, as the case may be, in each case on a consolidated basis in accordance with GAAP (except for the absence of footnotes), subject to normal year-end audit adjustments; provided that, unless and to the extent the Administrative Agent otherwise directs the Borrower from time to time, the timely filing by Holdings of its Form 10-Q with the SEC (so long as such Form 10-Q breaks out the financial position and results of operations of the Borrower and its Subsidiaries in a manner which enables the Lenders to see any differences in the financial position and results of operation of the Borrower and its Subsidiaries from those of Holdings and its Subsidiaries other than the Borrower and its Subsidiaries) shall satisfy the requirements under this
Section 5.04(b) for the respective fiscal quarter;

                  (c) concurrently with any delivery of financial statements under (a) or (b) above, a certificate of the accounting firm or Financial Officer on behalf of the Borrower opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.12 and 6.13 (it being understood that the information required by this clause (ii) may be provided in a certificate of a Financial Officer on behalf of the Borrower instead of from such accounting firm);

                  (d) promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by Holdings, the Borrower or any of their Subsidiaries with the SEC, or distributed to its shareholders generally, as the case may be;

                  (e) if, as a result of any change in accounting principles and policies from those as in effect on the date of this Agreement (other than in respect of the capitalization of repairs and maintenance expenses as provided in the definition of GAAP), the consolidated financial statements of Holdings or the Borrower (and their respective Subsidiaries) delivered pursuant to paragraph (a) or (b) above will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such clauses had no such change in accounting principles and policies been made, then, together with the first delivery of financial statements pursuant to paragraph (a) and (b) above following such change, a schedule prepared by a Financial Officer on behalf of Holdings or the Borrower, as the case may be, reconciling such changes to what the financial statements would have been without such changes;

                  (f) within 30 days after the beginning of each fiscal year, a budget in form satisfactory to the Agents prepared by Holdings for each of the four fiscal quarters of such fiscal year prepared in reasonable detail, of Holdings and its Subsidiaries, accompanied by the statement of a Financial Officer of Holdings to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the period covered thereby;

                  (g) promptly following the creation or acquisition of any Subsidiary, a certificate from a Responsible Officer, identifying such new Subsidiary and the ownership interest of the Borrower and the Subsidiaries therein;

                  (h) simultaneously with the delivery of any financial statements pursuant to paragraph (a) or (b) above, a balance sheet and related statements of operations, cash flows and stockholder's equity for each unconsolidated Subsidiary for the applicable period;

                  (i) promptly after the receipt thereof by Holdings, the Borrower or any of their respective Subsidiaries, a copy of all reports submitted in connection with any material interim or special audit made by independent accountants of the books of Holdings, the Borrower or any of their Subsidiaries; and

                  (j) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any of their Subsidiaries, or compliance with the terms of any Second-Lien Loan Document, or such consolidating financial statements, as in each case the Agents or any Lender, acting through the Administrative Agent, may reasonably request.

                  SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent written notice of the following promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof:

                  (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

                  (b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against Holdings, the Borrower or any of their Subsidiaries in respect of which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

                  (c) any other development specific to Holdings, the Borrower or any of their Subsidiaries that is not a matter of general public knowledge and that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

                  SECTION 5.06. Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the provisions of the Code relating to ERISA and any applicable similar non-U.S. law, except for such noncompliances which could not reasonably be expected to result in a Material Adverse Effect, and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 30 days after any Responsible Officer of Holdings, the Borrower or any ERISA Affiliate knows or has reason to know that, any Reportable Event has occurred, a statement of a Financial Officer setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after any Responsible Officer learns of receipt thereof, a copy of any notice that the Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) or to appoint a trustee to administer any such Plan, (iii) within 30 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of any such notice given to the PBGC and
(iv) promptly after any Responsible Officer learns thereof and in any event within 30 days after receipt thereof by Holdings, the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by Holdings, the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA, provided that in the case of each of clauses (i) through (iv) above, notice to the Administrative Agent shall only be required if such event or condition, together with all other events or conditions referred to in clauses (i) through (iv) above, could reasonably be expected to result in liability of Holdings, the Borrower or any of their Subsidiaries in an aggregate amount exceeding $35,000,000.

                  SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any persons designated by the Agents or any Lender to visit and inspect the financial records and the properties of Holdings, the Borrower or any of their Subsidiaries at reasonable times, upon reasonable prior notice to Holdings or the Borrower, and as often as reasonably requested (but in no case, as long as an Event of Default is not continuing, more than once each fiscal year) and to make extracts from and copies of such financial records, and permit any persons designated by the Agents or any Lender upon reasonable prior notice to Holdings or the Borrower to discuss the affairs, finances and condition of Holdings, the Borrower or any of their Subsidiaries with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

                  SECTION 5.08. Use of Proceeds. Use the proceeds of the Second-Lien Loans only for the purposes set forth in the preamble to this Agreement.

                  SECTION 5.09. Compliance with Environmental Laws. Comply, and make reasonable efforts to cause all lessees and other persons occupying its Properties to comply, with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 5.10. Preparation of Environmental Reports. If a default caused by reason of a breach of Section 3.17 or 5.09 shall have occurred and be continuing, at the written request of the Required Lenders through the Administrative Agent, provide to the Lenders within 90 days after such request, at the expense of the Borrower, an environmental site assessment report for the Properties which are the subject of such default prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any Remedial Action required under any applicable Environmental Law in connection with such Properties.

                  SECTION 5.11. Further Assurances; Additional Mortgages; Etc.
(a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or which the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Second-Lien Loan Documents and in order to grant, preserve, protect and perfect the validity and priority (subject to the Intercreditor Agreement and the Liens permitted by Section 6.08) of the security interests created or intended to be created by the Security Documents. In addition, from time to time, Holdings, the Borrower and their Subsidiaries will, at their cost and expense, on or promptly (but in any event within 20 Business Days) following the date of acquisition by Holdings or any Subsidiary of Holdings of any new Subsidiary (subject to the receipt of any required consents from Governmental Authorities) promptly secure the Obligations by taking all actions equivalent on a second-lien basis to those required to be taken under the First-Lien Credit Documents (subject to the Intercreditor Agreement) with respect to such new Subsidiary and its property. All such security interests and Liens will be created under the Security Documents and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent (and shall be subject to the provisions of the Intercreditor Agreement), and Holdings, the Borrower and their Subsidiaries shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including legal opinions and lien searches) as the Required Lenders shall reasonably request to evidence compliance with this Section 5.11. Holdings and the Borrower agree to provide, and to cause each of their Subsidiaries to provide, such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien. Notwithstanding anything to the contrary contained above, Holdings and its Subsidiaries will not be required to
(i) cause any Subsidiary acquired after the Closing Date to pledge any property pursuant to this Section or to execute any Second-Lien Loan Document pursuant to this Section if, and to the extent that, and for so long as, doing so would violate a contractual obligation applicable to the respective Subsidiary which existed at the time of the acquisition thereof and which was not created (or modified) in anticipation of the acquisition of such Subsidiary or (ii) take any actions pursuant to this Section 5.11 with respect to assets acquired after the Closing Date, to the extent that, and for so long as, taking such actions would violate a contractual obligation applicable to the assets so acquired which existed at the time of the acquisition thereof and which was not created (or modified) in anticipation of the acquisition of such assets.

                  (b) Holdings and the Borrower will, and will cause each of their domestic Subsidiaries at least 90% of the Equity Interests in which are owned by Holdings and its Subsidiaries to, grant to the Collateral Agent security interests and mortgages (each an "Additional Mortgage") in such real property of Holdings, Borrower or any such of their domestic Subsidiaries as are not covered by the original Mortgages, to the extent (x) acquired after the Closing Date and (y) that security interests and mortgages in such real property are granted pursuant to the First-Lien Credit Documents (each such real property, an "Additional Mortgaged Property"). All such Additional Mortgages shall be granted pursuant to documentation substantially in the form of the Mortgages delivered to the Collateral Agent on the Closing Date or in such other form as is reasonably satisfactory to the Collateral Agent (but in no event shall such Additional Mortgages materially increase the obligations of the mortgagor thereunder or materially decrease the rights of the mortgagor thereunder) and shall constitute valid and enforceable perfected Liens superior to and prior to the rights of all third persons (except Liens under Section 6.08) and subject to no other Liens except as are permitted by Section 6.08 at the time of perfection thereof. The Additional Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full.

                  (c) At the time of the IPO Reorganization, (i) Holdings and its Subsidiaries will execute any further documents, financing statements, agreements and instruments, and take all further actions that may be required under applicable law, which the Collateral Agent may reasonably request, in order to preserve, protect and maintain the security interests created or intended to be created by the Security Documents (in each case, subject to the terms of the Intercreditor Agreement) and (ii) CapCo II will execute any further documents and agreements and take all further actions that may be required under applicable law, which the Administrative Agent or the Required Lenders reasonably request so that CapCo II assumes all obligations of Graham Packaging Holdings Company under the Second-Lien Loan Documents. It is understood that if Graham Packaging Holdings Company remains in existence after the IPO Reorganization, it will remain a Guarantor hereunder and will execute any further documents and agreements and take all further actions that may be required under applicable law, or which the Collateral Agent reasonably requests, in order to preserve, protect and maintain the security interests created or intended to be created by the Security Documents.

                  (d) Without limiting the foregoing, to the extent Holdings, the Borrower or any of its Subsidiaries provide any additional guarantees of, or security (or additional agreements relating to security) for the benefit of, the Lenders pursuant to any First -Lien Credit Agreement (or related First-Lien credit Documents), the Borrower shall promptly notify the Administrative Agent thereof and shall take such actions (reasonably concurrently, with the actions being taken with respect to the First-Line Credit Documents) to provide substantially the same guarantees, security and/or agreements (on a second-lien basis) for the benefit of the Lenders (all of which shall be subject to terms of the Intercreditor Agreement)

                  (e) Without limiting the foregoing, within 60 days after any request by the Administrative Agent, the Collateral Agent or the Required Lenders (in each case, subject o the terms of the Intercreditor Agreement) , the Borrower will execute any and all further documents, make any requisite filings or registrations, and take any further actions, in each case as reasonably requested, in order to grant, preserve, protect and perfect security interests in any Pledge Agreement Collateral pledged pursuant to the Pledge Agreement under applicable local law (including, with respect to Foreign Subsidiaries of Holdings, any actions so requested under the law of the jurisdiction of incorporation or organization of the respective such Subsidiary).

                  SECTION 5.12. Fiscal Year; Accounting. In the case of each of Holdings, the Borrower and each of their Subsidiaries, cause its respective fiscal year to end on December 31.

                  SECTION 5.13. Dividends. In the case of the Borrower, permit its Subsidiaries to pay dividends and cause such dividends to be paid to the extent required to pay the monetary Obligations, subject to restrictions permitted by Section 6.10(c) of the First-Lien Credit Agreement as in effect on the Closing Date and to prohibitions imposed by applicable requirements of law.

                  SECTION 5.14. No Other "Designated Senior Indebtedness". The Borrower shall not designate, or permit the designation of, any Indebtedness (other than under the First-Lien Credit Agreement, this Agreement or the other Second-Lien Loan Documents) as "Designated Senior Indebtedness" for the purpose of the definition of the same or the subordination provisions contained in the Senior Subordinated Note Indenture or any refinancing or successive refinancing thereof without the consent of the Administrative Agent.

                                  ARTICLE VI

                               NEGATIVE COVENANTS

                  The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Second-Lien Commitments have been terminated and the principal of and interest on each Second-Lien Loan, all Fees and all other expenses or amounts payable under any Second-Lien Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and (except for Section 6.06) will not permit any of its Restricted Subsidiaries to:

                  SECTION 6.01. Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock. (a) Directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Borrower will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Borrower and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) and any Restricted Subsidiary may issue Preferred Stock if the Fixed Charge Coverage Ratio for the Borrower's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

                  (b) The limitations set forth in Section 6.01(a) shall not prohibit the incurrence of any of the following (collectively, "Permitted Debt"):

                  (i) Indebtedness under the First-Lien Credit Agreement together with the incurrence of the guarantees thereunder and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $1,850 million outstanding at any one time less the amount of all mandatory principal payments of term loans and permanent reductions in the revolving credit portion of the First-Lien Credit Agreement actually made by the Borrower thereunder with Net Proceeds from Asset Sales;

                  (ii) Indebtedness (x) evidenced by the Second-Lien Loans, (y) Indebtedness of the under the Senior Notes and the other Senior Note Documents in an aggregate principal amount not to exceed $250,000,000, and (z) Indebtedness under the Senior Subordinated Notes and the other Senior Subordinated Notes Documents, in an aggregate principal amount not to exceed $375,000,000;

                  (iii) Existing Indebtedness (other than Indebtedness described in clauses (i) and (ii) and (xxiii));

                  (iv) Indebtedness (including Capitalized Lease Obligations) incurred or issued by the Borrower or any Restricted Subsidiary to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Permitted Business (whether through the direct purchase of assets or the Capital Stock of any person owning such assets) in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (iv), does not exceed 7.5% of Total Assets;

                  (v) Indebtedness incurred by the Borrower or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers' compensation claims;

                  (vi) Indebtedness arising from agreements of the Borrower or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet (other than by application of FIN 45 as a result of an amendment to an obligation in existence on the Issue Date) of the Borrower or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Borrower and any Restricted Subsidiaries in connection with such disposition;

                  (vii) Indebtedness of the Borrower owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Borrower or any Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Borrower or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof and (B) if the Borrower or any Guarantor is the obligor on such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of the Borrower with respect to this Agreement or of such Guarantor with respect to its applicable Guarantee;

                  (viii) shares of Preferred Stock of a Restricted Subsidiary issued to the Borrower or a Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Borrower or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock;

                  (ix) Hedging Obligations of the Borrower or any Restricted Subsidiary (excluding Hedging Obligations entered into for speculative purposes);

                  (x) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees provided by the Borrower or any Restricted Subsidiary or obligations in respect of letters of credit related thereto, in each case in the ordinary course of business or consistent with past practice;

                  (xi) Indebtedness of the Borrower or any Restricted Subsidiary or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness and Preferred Stock then outstanding and incurred pursuant to this clause
         (xi), does not at any one time outstanding exceed $150.0 million (it being understood that any Indebtedness or Preferred Stock incurred pursuant to this clause (xi) shall cease to be deemed incurred or outstanding for purposes of this clause (xi) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Borrower or such Restricted Subsidiary could have incurred such Indebtedness or Preferred Stock under the first paragraph of this covenant without reliance on this clause (xi));

                  (xii) any guarantee by the Borrower or a Guarantor of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Agreement;

                  (xiii) the incurrence by the Borrower or any Restricted Subsidiary of Indebtedness or Preferred Stock that serves to refund or refinance any Indebtedness incurred as permitted under 6.01(a) and clauses (ii) and (iii) above, this clause (xiii) and clause (xiv) below or any Indebtedness issued to so refund or refinance such Indebtedness including additional Indebtedness incurred to pay premiums and fees in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced, (B) to the extent such Refinancing Indebtedness refinances Indebtedness subordinated to or pari passu with the Second-Lien Credit Agreement, or a Guarantee thereof, such Refinancing Indebtedness is subordinated to or pari passu with the Second-Lien Credit Agreement or a Guarantee thereof at least to the same extent as the Indebtedness being refinanced or refunded, (C) shall not include (x) Indebtedness or Preferred Stock of a Subsidiary that is not a Guarantor that refinances Indebtedness or Preferred Stock of the Borrower or a Guarantor or (y) Indebtedness or Preferred Stock of the Borrower or a Restricted Subsidiary that refinances Indebtedness or Preferred Stock of an Unrestricted Subsidiary, (D) shall not be in a principal amount in excess of the principal amount of, premium, if any, accrued interest on, and related fees and expenses of, the Indebtedness being refunded or refinanced and (E) shall not have a stated maturity date prior to the Stated Maturity of the Indebtedness being refunded or refinanced;

                  (xiv) Indebtedness or Preferred Stock of persons that are acquired by the Borrower or any Restricted Subsidiary or merged into the Borrower or a Restricted Subsidiary in accordance with the terms of this Agreement; provided that such Indebtedness or Preferred Stock is not incurred in connection with or in contemplation of such acquisition or merger; and provided, further, that after giving effect to such acquisition or merger, either (A) the Borrower or such Restricted Subsidiary would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6.01(a) or (B) the Fixed Charge Coverage Ratio would be greater than immediately prior to such acquisition;

                  (xv) Indebtedness arising from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness, other than credit or purchase cards, is extinguished within five business days of its incurrence;

                  (xvi) Indebtedness of the Borrower or any Restricted Subsidiary of the Borrower supported by a letter of credit issued pursuant to the First-Lien Credit Agreement in a principal amount not in excess of the stated amount of such letter of credit;

                  (xvii) Contribution Indebtedness;

                  (xviii) Indebtedness consisting of the financing of insurance premiums;

                  (xix) (a) if the Issuer could Incur $1.00 of additional Indebtedness pursuant to Section 6.01(a) hereof after giving effect to such borrowing, Indebtedness of Foreign Subsidiaries not otherwise permitted hereunder or (b) if the Issuer could not Incur $1.00 of additional Indebtedness pursuant to Section 6.01(a) hereof after giving effect to such borrowing, Indebtedness of Foreign Subsidiaries of the Issuer Incurred for working capital purposes, provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (xix) which, when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (xix), does not exceed $75.0 million;

                  (xx) Indebtedness incurred on behalf of or representing Guarantees of Indebtedness of joint ventures not in excess of $25.0 million at any time outstanding;

                  (xxi) Indebtedness incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse to the Borrower or any Restricted Subsidiary of the Borrower other than a Securitization Subsidiary (except for Standard Securitization Undertakings);

                  (xxii) all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (i) through
         (xix) above; and

                  (xxiii) until the 45th day after the Closing Date, Indebtedness pursuant to the Existing Senior Subordinated Notes and the Existing Senior Discount Notes that were not surrendered to Holdings or the Borrower, as the case may be, prior to the Closing Date pursuant to a tender offer for such Existing Senior Subordinated Notes or Existing Senior Discount Notes, as the case may be.

                  (c) For purposes of determining compliance with this Section 6.01, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xxii) above, or is entitled to be incurred pursuant to Section 6.01(a), the Borrower will be permitted to classify and later reclassify such item of Indebtedness in any manner that complies with this Section 6.01, and such item of Indebtedness will be treated as having been incurred pursuant to only one of such categories. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section
6.01. Indebtedness under the First-Lien Credit Agreement outstanding on the date on which the Second-Lien Loans are incurred will be deemed to have been incurred on such date in reliance on the exception provided by Section 6.01(b)(i). The maximum amount of Indebtedness that the Borrower and its Restricted Subsidiaries may incur pursuant to this Section 6.01 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.

                  (d) Notwithstanding anything to the contrary contained above, in no event will Indebtedness under the First-Lien Credit Agreement exceed $1,850 million in aggregate principal amount at any time less the amount of all mandatory principal payments of term loans and permanent reductions in the revolving credit portion of the First-Lien Credit Agreement actually made by the Borrower thereunder in respect of Indebtedness thereunder with Net Proceeds from Asset Sales.

                  SECTION 6.02. Limitation On Restricted Payments. (a) Directly or indirectly:

                  (i) declare or pay any dividend or make any other payment or distribution on account of the Borrower's or any of its Restricted Subsidiaries' Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation (other than (A) dividends or distributions by the Borrower payable in Equity Interests (other than Disqualified Stock) of the Borrower or (B) dividends or distributions by a Restricted Subsidiary to the Borrower or any other Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

                  (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Borrower or any direct or indirect parent corporation of the Borrower, including in connection with any merger or consolidation involving the Borrower;

                  (iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, scheduled sinking fund payment or scheduled maturity, any Senior Notes (or Refinancing Indebtedness in respect thereof) or any Indebtedness subordinated or junior in right of payment to the Second-Lien Loans (other than (x) Indebtedness (or Refinancing Indebtedness in respect thereof) permitted under Section 6.01(b)(iii), (vii) or (viii), (y) Indebtedness permitted under
         Section 6.01(b)(xxiii) or (z) the purchase, repurchase or other acquisition of Indebtedness subordinated or junior in right of payment to the Second-Lien Loans, in each case, purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or

                  (iv) make any Restricted Investment

         (all such payments and other actions set forth in these clauses (i) through (iv) being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted
         Payment:

                           (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

                           (2) the Borrower would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6.01(a); and

                           (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and the Restricted Subsidiaries after the Closing Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv),
                                    (vi), (viii), (ix), (x), (xi), (xii), (xiv)
                                    and (xv) of Section 6.02(b)), is less than the sum, without duplication, of

                                    (A)     50% of the Consolidated Net Income
                                            of the Borrower for the period
                                            (taken as one accounting period)
                                            from the beginning of the first
                                            fiscal quarter commencing after the
                                            Closing Date, to the end of the
                                            Borrower's most recently ended
                                            fiscal quarter for which internal
                                            financial statements are available
                                            at the time of such Restricted
                                            Payment (or, in the case such
                                            Consolidated Net Income for such
                                            period is a deficit, minus 100% of
                                            such deficit), plus

                                    (B)     100% of the aggregate net cash
                                            proceeds and the fair market value,
                                            as determined in good faith by the
                                            Board of Directors of the Borrower,
                                            of property and marketable
                                            securities received by the Borrower
                                            since immediately after the Closing
                                            Date from the issue or sale of (x)
                                            Equity Interests of the Borrower
                                            (including Retired Capital Stock
                                            (as defined below)) (other than (i)
                                            Excluded Contributions, (ii)
                                            Designated Preferred Stock, (iii)
                                            cash proceeds and marketable
                                            securities received from the sale
                                            of Equity Interests to members of
                                            management, directors or
                                            consultants of the Borrower or any
                                            direct or indirect parent
                                            corporation of the Borrower and the
                                            Subsidiaries to the extent such
                                            amounts have been applied to
                                            Restricted Payments made in
                                            accordance with 6.02(b)(iv) and
                                            (iv) Refunding Capital Stock and,
                                            to the extent actually contributed
                                            to the Borrower, Equity Interests
                                            of the Borrower's direct or
                                            indirect parent entities) and (y)
                                            debt securities of the Borrower
                                            that have been converted into such
                                            Equity Interests of the Borrower
                                            (other than Refunding Capital Stock
                                            (as defined below) or Equity
                                            Interests or convertible debt
                                            securities of the Borrower sold to
                                            a Restricted Subsidiary or the
                                            Borrower, as the case may be, and
                                            other than Disqualified Stock or
                                            debt securities that have been
                                            converted into Disqualified Stock),
                                            plus

                                    (C)     100% of the aggregate amount of
                                            cash and the fair market value, as
                                            determined in good faith by the
                                            Board of Directors of the Borrower,
                                            of property and marketable
                                            securities contributed to the
                                            capital of the Borrower following
                                            the Closing Date (other than (i)
                                            Excluded Contributions, (ii) the
                                            Cash Contribution Amount, (iii)
                                            contributions by a Restricted
                                            Subsidiary and (iv) Refunding
                                            Capital Stock), plus

                                    (D)     100% of the aggregate amount
                                            received in cash and the fair
                                            market value, as determined in good
                                            faith by the Board of Directors of
                                            the Borrower, of property and
                                            marketable securities received by
                                            means of (I) the sale or other
                                            disposition (other than to the
                                            Borrower or a Restricted
                                            Subsidiary) of Restricted
                                            Investments made by the Borrower or
                                            its Restricted Subsidiaries and
                                            repurchases and redemptions of such
                                            Restricted Investments from the
                                            Borrower or its Restricted
                                            Subsidiaries and repayments of
                                            loans or advances which constitute
                                            Restricted Investments by the
                                            Borrower or its Restricted
                                            Subsidiaries or (II) the sale
                                            (other than to the Borrower or a
                                            Restricted Subsidiary) of the
                                            Capital Stock of an Unrestricted
                                            Subsidiary or a distribution from
                                            an Unrestricted Subsidiary (other
                                            than in each case to the extent the
                                            Investment in such Unrestricted
                                            Subsidiary was made by a Restricted
                                            Subsidiary pursuant to clause (v)
                                            or (xiii) of Section 6.02(b) or to
                                            the extent such Investment
                                            constituted a Permitted Investment)
                                            or a dividend from an Unrestricted
                                            Subsidiary, in each case not to
                                            exceed in the aggregate amount
                                            treated as a Restricted Investment,
                                            plus

                                    (E)     in the case of the redesignation of
                                            an Unrestricted Subsidiary as a
                                            Restricted Subsidiary or the merger
                                            or consolidation of an Unrestricted
                                            Subsidiary into the Borrower or a
                                            Restricted Subsidiary or the
                                            transfer of assets of an
                                            Unrestricted Subsidiary to the
                                            Borrower or a Restricted
                                            Subsidiary, the fair market value
                                            of the Investment in such
                                            Unrestricted Subsidiary, as
                                            determined by the Board of
                                            Directors of the Borrower in good
                                            faith at the time of the
                                            redesignation of such Unrestricted
                                            Subsidiary as a Restricted
                                            Subsidiary or at the time of such
                                            merger, consolidation or transfer
                                            of assets (other than an
                                            Unrestricted Subsidiary to the
                                            extent the Investment in such
                                            Unrestricted Subsidiary was made by
                                            a Restricted Subsidiary pursuant to
                                            clause (v) or (xiii) of Section
                                            6.02(b) or to the extent such
                                            Investment constituted a Permitted
                                            Investment).

                  (b) The provisions of Section 6.02(a) shall not prohibit:

                  (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;

                  (ii) (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Borrower or any direct or indirect parent corporation ("Retired Capital Stock"), Indebtedness subordinated to the Second-Lien Credit Agreement or the Senior Notes (or any Refinancing Indebtedness in respect thereof) in exchange for or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or the Borrower) of Equity Interests of the Borrower or contributions to the equity capital of the Borrower (in each case, other than Disqualified Stock) ("Refunding Capital Stock") and (B) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or the Borrower) of Refunding Capital Stock;

                  (iii) the redemption, repurchase or other acquisition or retirement of the Senior Notes (or any Refinancing Indebtedness in respect thereof) or Indebtedness subordinated to the Second-Lien Loans or, in each case, any Guarantee thereof made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the borrower thereof, which is incurred in compliance with Section 6.01 so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount of the Senior Notes (or any Refinancing Indebtedness in respect thereof) or the Indebtedness subordinated to the Second-Lien Loans or, in each case, any Guarantee thereof being so redeemed, repurchased, acquired or retired for value plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Senior Notes (or Refinancing Indebtedness in respect thereof) or Indebtedness subordinated to the Second-Lien Loans or, in each case, Guarantee thereof being so redeemed, repurchased, acquired or retired, (B) in the case of Indebtedness subordinated to the Second-Lien Loans, such new Indebtedness is subordinated to the Second-Lien Loans or any such applicable Guarantee at least to the same extent as such Indebtedness subordinated to the Second-Lien Loans and/or Guarantee so purchased, exchanged, redeemed, repurchased, acquired or retired for value, (C) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Indebtedness subordinated to the Second-Lien Loans or, in each case, any Guarantee thereof being so redeemed, repurchased, acquired or retired and (D) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Indebtedness subordinated to the Second-Lien Loans or, in each case, any Guarantee thereof being so redeemed, repurchased, acquired or retired;

                  (iv) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Borrower or any of its direct or indirect parent entities held by any future, present or former employee, director or consultant of the Borrower, any of its Subsidiaries or (to the extent such person renders services to the businesses of the Borrower and its Subsidiaries) the Borrower's direct or indirect parent entities, pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or arrangement; provided, however, that the aggregate amount of all such Restricted Payments made under this clause (iv) does not exceed in any calendar year $10.0 million (with unused amounts in any calendar year being carried over to the next two succeeding calendar years); and provided, further, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds from the sale of Equity Interests of the Borrower and, to the extent contributed to the Borrower, Equity Interests of any of its direct or indirect parent entities, in each case to members of management, directors or consultants of the Borrower, any of its Subsidiaries or (to the extent such person renders services to the businesses of the Borrower and its Subsidiaries) the Borrower's direct or indirect parent entities, that occurs after the Closing Date plus (B) the amount of any cash bonuses otherwise payable by the Borrower or to its members of management, directors or consultants of the Borrower or any of its Subsidiaries or (to the extent such person renders services to the businesses of the Borrower and its Subsidiaries) the Borrower's direct or indirect parent entities, in connection with the Transaction that are foregone in return for the receipt of Equity Interests of the Borrower or any direct or indirect parent entity of the Borrower pursuant to a deferred compensation plan of such entity plus (C) the cash proceeds of key man life insurance policies received by the Borrower or its Restricted Subsidiaries, or by any direct or indirect parent entity to the extent contributed to the Borrower, after the Closing Date (provided that the Borrower may elect to apply all or any portion of the aggregate increase contemplated by clauses (A), (B) and
         (C) above in any calendar year) less (D) the amount of any Restricted Payments previously made pursuant to clauses (A), (B) and (C) of this clause (iv);

                  (v) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (v) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities, not to exceed $50.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

                  (vi) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

                  (vii) the payment of dividends on the Borrower's common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity's common stock) following the first public offering of the Borrower's common stock or the common stock of any of its direct or indirect parent entities after the Closing Date, of up to 6.0% per annum of the net proceeds received by or contributed to the Borrower in any public offering, other than public offerings with respect to the Borrower's or its parent's common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

                  (viii) Investments that are made with Excluded Contributions;

                  (ix) the declaration and payment of dividends to, or the making of loans to, Holdings in amounts required for it to pay:

                                    (A)     (i) overhead, tax liabilities of
                                            Holdings (including any
                                            distribution necessary to allow
                                            Holdings to make a Tax Distribution
                                            in accordance with clause (B)
                                            below), legal, accounting and other
                                            professional fees and expenses,
                                            (ii) fees and expenses related to
                                            any equity offering, investment or
                                            acquisition permitted hereunder
                                            (whether or not successful) and
                                            (iii) other fees and expenses in
                                            connection with the maintenance of
                                            its existence and its ownership of
                                            the Borrower; and

                                    (B)     (i) with respect to each tax year
                                            (or portion thereof) that Holdings
                                            qualifies as a Flow Through Entity,
                                            a distribution by Holdings to the
                                            holders of the Equity Interests of
                                            Holdings of an amount equal to the
                                            product of (x) the amount of
                                            aggregate net taxable income
                                            allocated by Holdings to the direct
                                            or indirect holders of the Equity
                                            Interests of Holdings for such
                                            period and (y) the Presumed Tax
                                            Rate for such period and (ii) with
                                            respect to any tax year (or portion
                                            thereof) that Holdings does not
                                            qualify as a Flow Through Entity,
                                            the payment of dividends or other
                                            distributions to any direct or
                                            indirect holders of Equity
                                            Interests of Holdings in amounts
                                            required for such holder to pay
                                            federal, state or local income
                                            taxes (as the case may be) imposed
                                            directly on such holder to the
                                            extent such income taxes are
                                            attributable to the income of the
                                            Borrower and its Restricted
                                            Subsidiaries; provided, however,
                                            that in each case the amount of
                                            such payments in respect of any tax
                                            year does not exceed the amount
                                            that the Borrower and its
                                            Restricted Subsidiaries would have
                                            been required to pay in respect of
                                            federal, state or local taxes (as
                                            the case may be) in respect of such
                                            year if Holdings and its
                                            Subsidiaries paid such taxes
                                            directly as a stand-alone taxpayer
                                            (or stand-alone group);

                  (x) distributions or payments of Securitization Fees;

                  (xi) cash dividends or other distributions on the Borrower's or any Restricted Subsidiary's Capital Stock used to, or the making of loans, the proceeds of which will be used to, fund the payment of fees and expenses incurred in connection with the Transaction or owed to Affiliates, in each case to the extent permitted by Section 6.05;

                  (xii) declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Borrower or any Restricted Subsidiary issued in accordance with Section 6.01 to the extent such dividends are included in the definition of Fixed Charges;

                  (xiii) other Restricted Payments in an aggregate amount not to exceed $50.0 million;

                  (xiv) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock issued after the Closing Date and the declaration and payment of dividends to any direct or indirect parent company of the Borrower, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock of any direct or indirect parent company of the Borrower issued after the Closing Date; provided, however, that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance on the first day of such period (and the payment of dividends or distributions) on a pro forma basis, the Borrower would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00; and

                  (xv) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Borrower or a Restricted Subsidiary of the Borrower by, Unrestricted Subsidiaries;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (ii) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (B) thereof), (v),
(vii), (xi), (xiii), (xiv) and (xv) above, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

                  (c) The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Borrower or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined in good faith by the Board of Directors of the Borrower.

                  (d) As of the Closing Date, all of the Borrower's Subsidiaries will be Restricted Subsidiaries. The Borrower will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of Unrestricted Subsidiary. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding investments by the Borrower and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the second paragraph of the definition of "Investments". Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time under this covenant or the definition of Permitted Investments and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants under this Agreement.

                  SECTION 6.03. Dividend and Other Payment Restrictions Affecting Subsidiaries. Directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:

                  (a) pay dividends or make any other distributions on its Capital Stock to the Borrower or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Borrower or any of its Restricted Subsidiaries;

                  (b) make loans or advances to the Borrower or any of its Restricted Subsidiaries; or

                  (c) sell, lease or transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries.

                  Except in each case for such encumbrances or restrictions existing under or by reason of:

                  (1) contractual encumbrances or restrictions (x) in effect on the Closing Date, including, without limitation, pursuant to the Senior Note Indenture, the Senior Subordinated Notes Indenture, Existing Indebtedness, the First-Lien Credit Agreement or this Agreement and related documentation or (y) entered into thereafter so long as not materially more restrictive than those described in the preceding clause (x);

                  (2) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above in the first paragraph of this covenant on the property so acquired;

                  (3) applicable law or any applicable rule, regulation or order;

                  (4) any agreement or other instrument of a person acquired by the Borrower or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired;

                  (5) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

                  (6) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 6.01 and 6.08 that limits the right of the debtor to dispose of the assets securing such Indebtedness;

                  (7) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

                  (8) other Indebtedness of Restricted Subsidiaries (i) that are Guarantors which Indebtedness is permitted to be incurred pursuant to an agreement entered into subsequent to the Closing Date in accordance with
                           Section 6.01 or (ii) that are Foreign Subsidiaries which Indebtedness is incurred subsequent to the Closing Date pursuant to Sections 6.01(iii), (x) or (xviii);

                  (9) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

                  (10) customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

                  (11) customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

                  (12) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

                  (13) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) and (4) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower's Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; or

                  (14) any encumbrance or restriction of a Securitization Subsidiary effected in connection with a Qualified Securitization Financing; provided, however, that such restrictions apply only to such Securitization Subsidiary.

                  SECTION 6.04. Asset Sales. Consummate an Asset Sale unless
(1) the Borrower (or such Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and (2) at least 75% of the consideration received in the Asset Sale by the Borrower or such Restricted Subsidiary is in the form of cash or Cash Equivalents. The amount of:

                  (i) any liabilities (as shown on the Borrower's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Borrower or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Second-Lien Loans) that are assumed by the transferee of any such assets and for which the Borrower and all Restricted Subsidiaries have been validly released by all creditors in writing,

                  (ii) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the receipt thereof and

                  (iii) any Designated Non-cash Consideration received by the Borrower or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by the Borrower), taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of (x) $100.0 million and
         (y) 3.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received without giving effect to subsequent changes in value)

shall be deemed to be cash for purposes of this Section 6.04.

                  SECTION 6.05. Transactions with Affiliates. (a) make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction") involving aggregate consideration in excess of $5.0 million, unless:

                  (i) the Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, to the Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated person on an arm's-length basis; and

                  (ii) the Borrower delivers to the Administrative Agent, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members, if any, of the Board of Directors.

                  (b) The provisions of Section 6.05(a) shall not apply to the following:

                  (i) transactions between or among the Borrower and/or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction;

                  (ii) Restricted Payments and Permitted Investments (other than pursuant to Section 6.02(b)(xiii)) permitted by this Agreement;

                  (iii) the payment to Affiliates of The Blackstone Group L.P. or any other Permitted Holders of annual management, consulting, monitoring and advisory fees in an aggregate amount in any fiscal year not in excess of $5.0 million, plus reasonable out-of-pocket costs and expenses in connection therewith and unpaid amounts accrued for prior periods (but after the Closing Date), and the execution of any management or monitoring agreement subject to the same limitations;

                  (iv) the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Borrower, any Restricted Subsidiary or (to the extent such person renders services to the businesses of the Borrower and its Subsidiaries) any of the Borrower's direct or indirect parent entities.

                  (v) payments by the Borrower or any Restricted Subsidiary to Affiliates of The Blackstone Group L.P. and any of their Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the Board of Directors of the Borrower in good faith;

                  (vi) transactions in which the Borrower or any Restricted Subsidiary delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view;

                  (vii) payments or loans (or cancellations of loans) to employees or consultants of the Borrower, any Restricted Subsidiary or (to the extent such person renders services to the businesses of the Borrower and its Subsidiaries) any of the Borrower's direct or indirect parent entities, which are approved by a majority of the Board of Directors of the Borrower in good faith and which are otherwise permitted under this Agreement;

                  (viii) payments made or performance under any agreement as in effect on the Closing Date (including, without limitation, each of the agreements entered into in connection with the Transactions) or any amendment thereto (so long as any such amendment is not less advantageous to the Lenders in any material respect than the original agreement as in effect on the Closing Date);

                  (ix) the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under the terms of, the Recapitalization Agreement (including any registration rights agreement or purchase agreements related thereto to which it is party and any similar agreement that it may enter into thereafter); provided, however, that the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under any future amendment to the Recapitalization Agreement or under any similar agreement shall only be permitted by this clause (ix) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Lenders in any material respect;

                  (x) the Transactions and the payment of all fees and expenses related to the Transactions, including any fees to Affiliates of The Blackstone Group L.P.;

                  (xi) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Borrower or the Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors of the Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

                  (xii) if otherwise permitted hereunder, the issuance of Equity Interests (other than Disqualified Stock) of Holdings to any Permitted Holder or of the Borrower to the Holdings or to any Permitted Holder;

                  (xiii) any transaction effected as part of a Qualified Securitization Financing;

                  (xiv) any employment agreements entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

                  (xv) transactions with joint ventures for the purchase or sale of materials, equipment and services entered into in the ordinary course of business and in a manner consistent with past practice; and

                  (xvi) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Borrower.

                  SECTION 6.06. Consolidation, Merger or Sale of Assets of the Borrower. (a) Directly or indirectly: (1) consolidate or merge with or into or wind up into another person (whether or not the Borrower is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another person; unless:

                  (i) either:

                           (A)      the Borrower is the surviving corporation;
                                    or

                           (B) the person formed by or surviving any such consolidation or merger (if other than the Borrower) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a partnership, limited liability company or corporation organized or existing under the laws of the jurisdiction of organization of the Borrower or the United States, any state of the United States, the District of Columbia or any territory thereof (the Borrower or such person, as the case may be, hereinafter referred to as the "Successor Company");

                  (ii) the Successor Company (if other than the Borrower) expressly assumes all the obligations of the Borrower under Second-Lien Loans, this Agreement and the other Second-Lien Loan Documents to which the Borrower is a party pursuant to agreements reasonably satisfactory to the Administrative Agent;

                  (iii) immediately after such transaction no Default or Event of Default exists;

                  (iv) after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (A) the Successor Company (if other than the Borrower), would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6.01(a) determined on a pro forma basis (including pro forma application of the net proceeds therefrom), as if such transaction had occurred at the beginning of such four-quarter period, or (B) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Borrower and its Restricted Subsidiaries immediately prior to such transaction;

                  (v) each Guarantor, unless it is the other party to the transactions described above, in which case clause (ii) shall apply, shall have confirmed in writing that its Guarantee (and all other Second-Lien Loan Documents to which it is a party) shall apply to such person's obligations under this Agreement and the Second-Lien Loan Documents; and

                  (vi) the Borrower shall have delivered to the Administrative Agent a certificate from a Responsible Officer and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with this Agreement.

The Successor Company will succeed to, and be substituted for, the Borrower under this Agreement. Notwithstanding the foregoing clauses of this Section 6.06, (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Borrower or to another Restricted Subsidiary and (b) the Borrower may merge with an Affiliate incorporated solely for the purpose of incorporating or reincorporating the Borrower in a (or another) state of the United States, so long as the amount of Indebtedness of the Borrower and its Restricted Subsidiaries is not increased thereby.

                  SECTION 6.07. Consolidation, Merger or Sale of Assets by a Guarantor. (a) Permit any Guarantor (except as otherwise expressly contemplated in the release provisions of the Subsidiary Guarantee Agreement, in the case of a Subsidiary Guarantor) to consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any person, unless:

                  (i) such Guarantor is the surviving person or the person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a partnership, limited liability Borrower or corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such person, as the case may be, being herein called the "Successor Guarantor");

                  (ii) the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under the Second-Lien Loan Documents pursuant to documents or instruments in form reasonably satisfactory to the Administrative Agent;

                  (iii) immediately after such transaction no Default or Event of Default exists; and

                  (iv) the Borrower shall have delivered to the Administrative Agent a certificate from a Responsible Officer and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with terms of this Agreement.

                  The Successor Guarantor will succeed to, and be substituted for, such Guarantor under the Second-Lien Loan Documents. Notwithstanding the foregoing, (a) a Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another state of the United States, the District of Columbia or any territory thereof, so long as the amount of Indebtedness of the Guarantor is not increased thereby, and (b) any Guarantor may merge into or transfer all or part of its properties and assets to the Borrower or another Guarantor. Notwithstanding anything to the contrary herein, except as expressly permitted hereunder no Guarantor shall be permitted to consolidate with, merge into or transfer all or part of its properties and assets to Holdings.

                  SECTION 6.08. Liens. Create, incur, assume or suffer to exist any Lien that secures obligations under any Indebtedness on any asset or property of the Borrower or any Restricted Subsidiary that is a Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except;

                  (a) deposits of cash or government bonds made in the ordinary course of business to secure surety or appeal bonds to which such person is a party;

                  (b) Liens in favor of issuers of performance, surety bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers' acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such person in the ordinary course of its business or consistent with past practice;

                  (c) Liens on property or shares of stock of a person at the time such person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Borrower or any Restricted Subsidiary;

                  (d) Liens on property at the time the Borrower or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Borrower or any Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that such Liens may not extend to any other property owned by the Borrower or any Restricted Subsidiary;

                  (e) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary permitted to be incurred in accordance with Section 6.01;

                  (f) Liens securing Hedging Obligations so long as the related Indebtedness is permitted to be incurred under this Agreement and is secured by a Lien on the same property securing such Hedging Obligation;

                  (g) Liens on specific items of inventory or other goods and proceeds of any person securing such person's obligations in respect of bankers' acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

                  (h) Liens in favor of the Borrower or any Restricted
Subsidiary;

                  (i) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Liens referred to in clauses (c), (d), (x) and (y) of this Section 6.08; provided, however, that (A) such new Lien shall be limited to all or part of the same property that secured the original Liens (plus improvements on such property), and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (c), (d), (x) and (y) at the time the original Lien became a Permitted Lien under this Agreement and (2) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

                  (j) Liens on Securitization Assets and related assets of the type specified in the definition of "Securitization Financing" incurred in connection with any Qualified Securitization Financing;

                  (k) Liens for taxes, assessments or other governmental charges or levies not yet delinquent, or which are for less than $5,000,000 in the aggregate or which are being contested in compliance with Section 5.03 in good faith by appropriate proceedings promptly instituted and diligently conducted or for property taxes on property that the Borrower or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

                  (l) Liens securing judgments for the payment of money in an aggregate amount not in excess of $40.0 million (except to the extent covered by insurance and the Administrative Agent shall be reasonably satisfied with the credit of such insurer), unless such judgments shall remain undischarged for a period of more than 30 consecutive days during which execution shall not be effectively stayed;

                  (m) (A) pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers' compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (B) pledges and deposits securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings, the Borrower or any Restricted Subsidiary;

                  (n) landlord's, carriers', warehousemen's, mechanics', materialmen's, repairmen's, construction or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Borrower or any Restricted Subsidiary shall have set aside on its books reserves in accordance with GAAP;

                  (o) zoning restrictions, easements, trackage rights, leases (other than Capitalized Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary;

                  (p) Liens that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

                  (q) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights;

                  (r) Liens securing obligations in respect of trade-related letters of credit permitted under Section 6.01 and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

                  (s) any interest or title of a lessor under any lease or sublease entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

                  (t) licenses of intellectual property granted in a manner consistent with past practice;

                  (u) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (v) Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

                  (w) other Liens securing Indebtedness for borrowed money with respect to property or assets of the Borrower or a Restricted Subsidiary with an aggregate fair market value (valued at the time of creation thereof) of not more than $50.0 million at any time;

                  (x) Liens securing Capitalized Lease Obligations permitted to be incurred pursuant to Section 6.01 and Indebtedness permitted pursuant to
Section 6.01(b)(iv); provided however that such Liens securing Capitalized Lease Obligations or Indebtedness incurred under Section 6.01(b)(iv) may not extend to property owned by the Borrower or any Restricted Subsidiary other than the property being leased or acquired pursuant to such Section;

                  (y) Liens (other than Liens securing the Obligations under this Agreement or the First-Lien Credit Agreement) existing on the date of the Closing Date and listed on Schedule 6.08 hereto;

                  (z) any Lien arising by operation of law pursuant to Section 107(1) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9607(1), or pursuant to analogous state law, for costs or damages which are not yet due (by virtue of a written demand for payment by any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body) or which demand is being contested, or on property that the Borrower or a Subsidiary of the Borrower has determined to abandon if the sole recourse for such costs or damages is to such property, provided that the liability of the Borrower and its Subsidiaries with respect to the matter giving rise to all such Liens shall not, in the reasonable estimate of the Borrower (in light of all attendant circumstances, including the likelihood of contribution by third parties), exceed $35,000,000; and

                  (aa) Liens securing Obligations as defined in the First-Lien Credit Agreement; provided that the principal amount of Indebtedness secured by such Liens pursuant to this clause (aa) does not exceed $1,850 million less the amount of all mandatory principal payments of term loans and permanent reductions in the revolving credit portion of the First-Lien Credit Agreement actually made by the Borrower thereunder in respect of Indebtedness thereunder with Net Proceeds from Asset Sales.

                  (bb) Liens securing the Obligations.

                  SECTION 6.09. Business Activities. The Borrower will not, and will not permit any Restricted Subsidiary (other than a Securitization Subsidiary) to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Borrower and its Subsidiaries taken as a whole.

                  SECTION 6.10. Limitation on Modifications and Prepayments.
(a) Amend or modify in any manner materially adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders), the articles or certificate of incorporation or by-laws or partnership agreement or limited liability company operating agreement of Holdings, the Borrower or any of the Subsidiaries.

                  (b) Amend or modify, or permit the amendment or modification of, any provision of the Senior Note Indenture, Senior Subordinated Note Indenture or any documentation governing Refinancing Indebtedness in respect thereof, or any agreement relating thereto, other than amendments or modifications that are not in any manner materially adverse to the Lenders and that do not affect the subordination provisions thereof (if any) in a manner adverse to the Lenders.

                  SECTION 6.11. [Intentionally deleted.]

                  SECTION 6.12. Interest Coverage Ratio. Permit the ratio (the "Interest Coverage Ratio") on the last day of any fiscal quarter occurring in any period set forth below, for the four quarter period ended as of such day of
(a) FL EBITDA of the Borrower and its Subsidiaries to (b) Cash Interest Expense to be less than the ratio set forth below for such period, provided that to the extent any Asset Disposition or any Permitted Business Acquisition (or any Similar Transaction) has occurred during the relevant Test Period, the Interest Coverage Ratio shall be determined for the respective Test Period on a Pro Forma Basis for such occurrences:

         Period:                                                    Ratio:

 January 1, 2005 to and including September 30, 2005             1.65:1.00
 October 1, 2005 to and including September 30, 2006             1.70:1.00
 October 1, 2006 to and including September 30, 2007             1.75:1.00
 October 1, 2007 to and including September 30, 2008             1.80:1.00
 October 1, 2008 to and including September 30, 2009             1.85:1.00
 October 1, 2009 to and including September 30, 2010             1.90:1.00
 October 1, 2010 and thereafter                                  1.95:1.00

                  SECTION 6.13. Net Leverage Ratio. Permit the Net Leverage Ratio on the last day of any fiscal quarter ending in any period set forth below, to be in excess of the ratio set forth below for such period:

         Period:                                                    Ratio:

 January 1, 2005 to and including September 30, 2006             7.35:1.00
 October 1, 2006 to and including March 31, 2007                 7.10:1.00
 April 1, 2007 to and including September 30, 2007               6.85:1.00
 October 1, 2007 to and including June 30, 2008                  6.60:1.00
 July 1, 2008 to and including June 30, 2009                     6.35:1.00
 July 1, 2009 to and including March 31, 2010                    6.10:1.00
 April 1, 2010 to and including September 30, 2010               5.85:1.00
 October 1, 2010 and thereafter                                  5.60:1.00

SECTION 6.14. Limitation on Layering; Etc.. (a) Directly or indirectly, incur or permit any Subsidiary to incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) contractually subordinated or contractually junior in right of payment to any Indebtedness of the Borrower or any Guarantor unless such Indebtedness is contractually subordinated and/or junior in right of payment to the Second-Lien Loans and the other obligations under the Second-Lien Loan Documents, or such Guarantor's Guarantee (as applicable) thereof, at least to the same extent as contractually subordinated or junior in right of payment to such other Indebtedness.

                  (b) Directly or indirectly, create, incur, assume or suffer to exist any Lien that secures obligations under any Indebtedness on any asset or property of the Borrower or any Subsidiary that is a Guarantor on a basis that is senior to the Liens securing the Obligations under this Agreement unless such Liens are permitted under Section 6.08 and are also senior to the Liens securing the obligations under the First-Lien Credit Agreement.


                                  ARTICLE VII

                               EVENTS OF DEFAULT

                  SECTION 7.01. Events of Default. In case of the happening of any of the following events ("Events of Default"):

                  (a) any representation or warranty made or deemed made by Holdings, the Borrower or any Loan Party in any Second-Lien Loan Document, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Second-Lien Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished by Holdings, the Borrower or any other Loan Party;

                  (b) default shall be made in the payment of any principal of any Second-Lien Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (c) default shall be made in payment of any interest on any Second-Lien Loan or in the payment of any Fee or any other amount (other than an amount referred to in (b) above) due under any Second-Lien Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of 30 days;

                  (d) default shall be made in the due observance or performance by Holdings or any of its Subsidiaries of any covenant, condition or agreement contained in Section 5.01(a) (with respect to the Borrower), 5.01, 5.05(a), 5.08 or 5.12 or in Article VI;

                  (e) [Intentionally deleted];

                  (f) default shall be made in the due observance or performance by Holdings, the Borrower or any of their Subsidiaries of any covenant, condition or agreement contained in any Second-Lien Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 60 days after notice thereof from the Administrative Agent or Lenders holding at least 25% of the then outstanding Second-Lien Loans to the Borrower;

                  (g) the Borrower or a Restricted Subsidiary defaults under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Borrower or any Restricted Subsidiary or the payment of which is guaranteed by the Borrower or any Restricted Subsidiary (other than Indebtedness owed to the Borrower or a Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the Closing Date, if (A) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $35.0 million or more at any one time outstanding;

                  (h) there shall have occurred a Change in Control;

                  (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, the Borrower or any Significant Subsidiary, or of a substantial part of the property or assets of Holdings, the Borrower or any Significant Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Significant Subsidiary or for a substantial part of the property or assets of Holdings, the Borrower or any Significant Subsidiary or (iii) other than with respect to Holdings pursuant to the IPO Reorganization, the winding-up or liquidation of Holdings, the Borrower or any Significant Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (j) Holdings, the Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (i) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Significant Subsidiary or for a substantial part of the property or assets of Holdings, the Borrower or any Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

                  (k) Holdings, the Borrower or any Significant Subsidiary fails to pay final judgments (other than any judgments covered by insurance policies issued by reputable and creditworthy insurance companies) aggregating in excess of $35.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

                  (l) (i) any Second-Lien Loan Document shall for any reason be asserted by Holdings, the Borrower or any of their Subsidiaries not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to assets that are not immaterial to Holdings, the Borrower and their subsidiaries on a consolidated basis shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid and perfected security interest (having the priority required by this Agreement or the relevant Security Document) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to file UCC continuation statements and except to the extent that such loss is covered by a lender's title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit of such insurer or (iii) the Obligations of Holdings or the Borrower or the guarantee by Holdings thereof pursuant to the Parent Guarantee Agreement shall cease to constitute senior indebtedness under the subordination provisions of the Senior Subordinated Notes (or any refinancing or successive refinancing thereof) or such subordination provisions shall be invalidated or otherwise cease to be legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms; or

                  (m) The Intercreditor Agreement or, after the execution and delivery thereof, any Additional Intercreditor Agreement, or any provision of any of the foregoing agreements, shall cease to be in full force and effect, or shall cease to be legal, valid and binding upon any of the parties thereto or any lender pursuant to any then outstanding First-Lien Credit Agreement;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Second-Lien Commitments, and (ii) declare the Second-Lien Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Second-Lien Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Second-Lien Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Second-Lien Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Second-Lien Commitments shall automatically terminate, the principal of the Second-Lien Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Second-Lien Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Second-Lien Loan Document to the contrary notwithstanding.

                  SECTION 7.02. Borrower's Right to Cure. (a) Financial Performance Covenants. Notwithstanding anything to the contrary contained in
Section 7.01, in the event that Holdings and the Borrower fail to comply with the requirements of any Financial Performance Covenant, until the expiration of the 10th day subsequent to the date the certificate calculating such Financial Performance Covenant is required to be delivered pursuant to Section 5.04(c), Holdings shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the capital of Holdings, and, in each case, to contribute any such cash to the capital of Borrower (collectively, the "Cure Right"), and upon the receipt by Borrower of such cash (the "Cure Amount") pursuant to the exercise by Holdings of such Cure Right such Financial Performance Covenant shall be recalculated giving effect to the following pro forma adjustments:

                  (i) FL EBITDA shall be increased, solely for the purpose of measuring the Financial Performance Covenants and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

                  (ii) if, after giving effect to the foregoing recalculations, Holdings and Borrower shall then be in compliance with the requirements of all Financial Performance Covenants, Holdings and Borrower shall be deemed to have satisfied the requirements of the Financial Performance Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenants which had occurred shall be deemed cured for all purposes of the Agreement.

                  (b) Limitation on Exercise of Cure Right. Notwithstanding anything herein to the contrary, (a) in no event shall Holdings be entitled to exercise the Cure Right in more than three consecutive fiscal quarters, (b) in any ten fiscal quarter period, there must be a period of at least four consecutive fiscal quarters during which Holdings has not exercised its Cure Right and (c) each Cure Amount shall not exceed the amount required to cure the applicable failure to comply with a Financial Performance Covenant.

                                 ARTICLE VIII

                                   THE AGENTS

                  SECTION 8.01. Appointment. (a) In order to expedite the transactions contemplated by this Agreement, Deutsche Bank AG Cayman Islands Branch is hereby appointed to act as Administrative Agent and Collateral Agent, each of DBSI, Citigroup and Goldman Sachs are hereby appointed as joint book runners, each of DBSI and Citigroup is hereby appointed as joint lead arrangers, Citigroup is hereby appointed to act as Syndication Agent, each of Goldman Sachs, General Electric Capital Corporation and Lehman Commercial Paper Inc. is hereby appointed to act as Co-Documentation Agents and each of LaSalle Bank National Association and Manufacturers and Traders Trust Company is hereby appointed as Senior Managing Agents. Each of the Lenders and each assignee of any such Lender hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Second-Lien Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Second-Lien Loans, all payments in respect of all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement, the Intercreditor Agreement and the Security Documents. In the event that any party other than the Lenders and the Agents shall participate in all or any portion of the Collateral pursuant to the Security Documents, all rights and remedies in respect of such Collateral shall be controlled by the Collateral Agent (subject to the provisions of the Intercreditor Agreement).

                  (b) Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Second-Lien Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Second-Lien Loan Documents or other instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower or any other Loan Party on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Second-Lien Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

                  SECTION 8.02. Nature of Duties. The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders. The Lenders further acknowledge and agree that so long as an Agent shall make any determination to be made by it hereunder or under any other Second-Lien Loan Document in good faith, such Agent shall have no liability in respect of such determination to any person. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Second-Lien Loan Documents or otherwise exist against the Administrative Agent. Each Lender recognizes and agrees that the Arrangers, the Syndication Agent and the Documentation Agent shall not have any duties or responsibilities under this Agreement or any other Second-Lien Loan Document, or any fiduciary relationship with any Lender, and shall have no functions, responsibilities, duties, obligations or liabilities for acting as an Arranger, Syndication Agent or Documentation Agent hereunder.

                  SECTION 8.03. Resignation by the Agents. Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor with the consent of the Borrower (not to be unreasonably withheld or delayed). If no successor shall have been so appointed by the Required Lenders and approved by the Borrower and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders with the consent of the Borrower (not to be unreasonably withheld or delayed), appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. It is hereby understood that in the event that the Syndication Agent or an Arranger resigns, no successor to the Syndication Agent or such Arranger, as the case may be, shall be required.

                  SECTION 8.04. Each Agent in its Individual Capacity. With respect to the Second-Lien Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any of its Subsidiaries or other Affiliates thereof as if it were not an Agent. The parties hereto acknowledge and agree that each Agent may also act in one or more agency or lender capacities pursuant to the First-Lien Credit Documents, the same as if it were not an Agent hereunder.

                  SECTION 8.05. Indemnification. Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its Second-Lien Commitments hereunder (or if such Second-Lien Commitments shall have expired or been terminated, in accordance with the respective principal amounts of its applicable outstanding Second-Lien Loans)) of any reasonable expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Second-Lien Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Second-Lien Loan Document, to the extent the same shall not have been reimbursed by the Borrower, provided that no Lender shall be liable to an Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct (as determined in a final and non-appealable judgment of a court of competent jurisdiction) of such Agent or any of its directors, officers, employees or agents.

                  SECTION 8.06. Lack of Reliance on Agents. Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Second-Lien Loan Document, any related agreement or any document furnished hereunder or thereunder.

                                  ARTICLE IX

                                 MISCELLANEOUS

                  SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at 2401 Pleasant Valley Road, York, Pennsylvania, 17402, Attention of the Chief Financial Officer (Telecopy No. (717) 849-8541), and if to Holdings, to it in care of the Borrower, in each case with a copy to The Blackstone Group, 345 Park Avenue, New York, New York 10154, Attention of Mr. David A. Stonehill (Telecopy No. (212) 583-5717);

                  (b) if to the Administrative Agent, to Deutsche Bank AG Cayman Islands Branch, 222 South Riverside Plaza, MS CH105-2900, Chicago, Illinois 60606, Attention of Marla Heller (Telecopy No. (312) 537-1324); and

                  (c) if to a Lender, to it at its address (or telecopy number) set forth on Schedule A.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

                  SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower and the Guarantors herein, in the other Second-Lien Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Second-Lien Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Second-Lien Loans, and the execution and delivery to the Lenders of the Second-Lien Loan Documents, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Second-Lien Loan or any Fee or any other amount payable under this Agreement or any other Second-Lien Loan Document is outstanding and unpaid and so long as the Second-Lien Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.13, 2.15, 2.19 and 9.05) shall survive the payment in full of the principal and interest hereunder, and the termination of the Second-Lien Commitments or this Agreement.

                  SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by Holdings, the Borrower, the Co-Borrower, DBCI, Citigroup and Goldman Sachs and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of Holdings, the Borrower, the Co-Borrower, the Agents and each Lender and their respective permitted successors and assigns.

                  SECTION 9.04. Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Loan Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Second-Lien Loan Document without the prior written consent of all of the Lenders (except in a merger or consolidation transaction permitted by Sections 6.04, 6.05, 6.06, or 6.07) and, provided further, that, although any Lender may transfer, assign or grant participations in its rights hereunder in accordance with the terms hereof, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Second-Lien Commitments hereunder except as provided in Section 9.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Second-Lien Loan Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Second-Lien Loan or Second-Lien Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except (x) in connection with a waiver of applicability of any post-default increase in interest rates and (y) that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i)) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the total Second-Lien Commitments shall not constitute a change in the terms of such participation, and that an increase in any Second-Lien Commitment or Second-Lien Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Second-Lien Loan Documents) supporting the Second-Lien Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Second-Lien Loan Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

                  (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Second-Lien Commitments (and related outstanding Obligations hereunder), and/or its outstanding Second-Lien Loans to its (i) parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed and/or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor or (iii) to one or more Lenders or (y) assign all, or if less than all, (I) a portion equal to at least $1,000,000 in the aggregate for the assigning Lender or assigning Lenders (treating (1) any fund that invests in bank loans and (2) any other fund that invests in bank loans and is managed by the same investment advisor as such fund or by an Affiliate of such investment advisor, as a single Eligible Transferee) or (II) a portion equal to all of such assigning Lender's outstanding principal amount of Second-Lien Loans hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance, provided that, (i) at such time Schedule 2.01 shall be deemed modified to reflect the Second-Lien Commitments (and/or outstanding Second-Lien Loans, as the case may be) of such new Lender and of the existing Lenders, (ii) the consent of the Administrative Agent and the Borrower shall be required in connection with any such assignment pursuant to clause (y) above (which consents (x) shall not be unreasonably withheld or delayed and (y) in the case of the Borrower, shall not be required (A) if a Default or Event of Default under Section 7.01(g) or (h) exists at such time, or (B) in connection with an assignment by an Agent pursuant to said clause (y) within four weeks following the Closing Date made in consultation with the Borrower as part of the primary syndication of Second-Lien Loans and Second-Lien Commitments), and
(iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500. To the extent of any assignment pursuant to this Section 9.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Second-Lien Commitments (it being understood that the indemnification provisions under this Agreement (including, without limitation, Sections 2.13, 2.15, 2.19 and 9.05) shall survive as to such assigning Lender). At the time of each assignment pursuant to this Section 9.04(b) to a person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms described in Section 2.19(f).

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at its address referred to in subsection
9.01 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Second-Lien Commitments of, and principal amount of the Second-Lien Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each person whose name is recorded in the Register as the owner of Second-Lien Commitments and the Second-Lien Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, any Lender and their representatives (including counsel and accountants), at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower or any Guarantor furnished to such Lender by or on behalf of the Borrower or any Guarantor, provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree to be bound by Section 9.16.

                  (e) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank and, with prior written notice to the Administrative Agent, any Lender which is a fund that invests in loans may pledge all or any portion of its Second-Lien Loans or Second-Lien Notes to its trustee or other representative of creditors in support of its obligations to the trustee on customary terms, provided that no such assignment shall release a Lender from any of its obligations hereunder.

                  SECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agents in connection with the preparation of this Agreement and the other Second-Lien Loan Documents, or by the Agents in connection with the syndication of the Second-Lien Commitments or the administration of this Agreement (including expenses incurred in connection with due diligence and initial and ongoing Collateral examination to the extent incurred with the reasonable prior approval of the Borrower) or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Agents or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Second-Lien Loan Documents or in connection with the Second-Lien Loans made hereunder, including the reasonable fees, charges and disbursements of White & Case LLP, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel (including the reasonable allocated costs of internal counsel if a Lender elects to use internal counsel in lieu of outside counsel) for the Agents or any Lender (but no more than one such counsel for any Lender).

                  (b) The Borrower agrees to indemnify the Agents, each Lender and each of their respective directors, trustees, officers, employees, affiliates and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Second-Lien Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transaction and the other transactions contemplated hereby and thereby, (ii) the use of the proceeds of the Second-Lien Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses result from the gross negligence or willful misconduct (as determined in a final and non-appealable judgment of a court of competent jurisdiction) of such Indemnitee (treating, for this purpose only, any Agent or any Lender and its directors, trustees, officers, affiliates and employees as a single Indemnitee). Subject to and without limiting the generality of the foregoing sentence, the Borrower agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel or consultant fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (A) any Environmental Claim related in any way to Holdings, the Borrower or any of their Subsidiaries, or (B) any actual or alleged presence, Release or threatened Release of Hazardous Materials on any Property or any property owned, leased or operated by any predecessor of Holdings, the Borrower or any of their Subsidiaries, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its directors, trustees, officers or employees. The provisions of this
Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Second-Lien Loan Document, or any investigation made by or on behalf of any Agent or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

                  (c) Unless an Event of Default shall have occurred and be continuing, the Borrower shall be entitled to assume the defense of any action for which indemnification is sought hereunder with counsel of its choice at its expense (in which case the Borrower shall not thereafter be responsible for the fees and expenses of any separate counsel retained by an Indemnitee except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to each such Indemnitee. Notwithstanding the Borrower's election to assume the defense of such action, each Indemnitee shall have the right to employ separate counsel and to participate in the defense of such action, and the Borrower shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the Borrower to represent such Indemnitee would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the Borrower and such Indemnitee and such Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Borrower (in which case the Borrower shall not have the right to assume the defense or such action on behalf of such Indemnitee); (iii) the Borrower shall not have employed counsel reasonably satisfactory to such Indemnitee to represent it within a reasonable time after notice of the institution of such action; or (iv) the Borrower shall authorize such Indemnitee to employ separate counsel at the Borrower's expense. The Borrower will not be liable under this Agreement for any amount paid by an Indemnitee to settle any claims or actions if the settlement is entered into without the Borrower's consent, which consent may not be withheld or delayed unless such settlement is unreasonable in light of such claims or actions against, and defenses available to, such Indemnitee.

                  (d) Notwithstanding anything to the contrary in this Section 9.05, this Section 9.05 shall not apply to taxes, it being understood that the Borrower's only obligations with respect to taxes shall arise under Sections
2.13 and 2.19.

                  SECTION 9.06. Right of Setoff. (a) If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of Holdings or the Borrower against any of and all the obligations of Holdings or the Borrower now or hereafter existing under this Agreement or any other Second-Lien Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Second-Lien Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  (b) NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER SHALL EXERCISE A RIGHT OF SETOFF, LENDER'S LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY SECOND-LIEN NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY, OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE SECOND-LIEN NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS SHALL BE NULL AND VOID. THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS HEREUNDER.

                  SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER SECOND-LIEN LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER SECOND-LIEN LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING GENERAL OBLIGATIONS LAW ss. 5-1401.

                  SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Agents or any Lender in exercising any right or power hereunder or under any Second-Lien Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder and under the other Second-Lien Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Second-Lien Loan Document or consent to any departure by Holdings, the Borrower or any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Holdings, the Borrower or any Guarantor in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                  (b) Subject to the provisions of following clause (c), neither this Agreement nor any other Second-Lien Loan Document nor any provision hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Loan Parties party thereto and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Second-Lien Loan or Second-Lien Note, or reduce the rate or extend the time of payment of interest thereon (except (x) in connection with the waiver of applicability of any post-default increase in interest rates and (y) that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause
(i)), or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release all or substantially all of the Collateral (except as expressly provided in the Second-Lien Loan Documents) under the Security Documents, (iii) amend, modify or waive any provision of this Section 9.08,
(iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Second-Lien Loans are included on the Closing Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (w) increase the Second-Lien Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Second-Lien Commitments shall not constitute an increase of the Second-Lien Commitment of any Lender, and that an increase in the available portion of any Second-Lien Commitment of any Lender shall not constitute an increase in the Second-Lien Commitment of such Lender), (x) without the consent of each Agent affected thereby, amend, modify or waive any provision of Article VIII or Section 9.22 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent, (y) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent or (z) without the consent of the Supermajority Lenders extend the Maturity Date or any amount otherwise due on the Maturity Date or, without the consent of the Supermajority Lenders, amend the definition of Supermajority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Supermajority Lenders on substantially the same basis as the extensions of Second-Lien Loans are included on the Closing Date); provided further that, with the written consent of the Agents and the Borrower, amendments may be made to the Second-Lien Loan Documents to effect technical or administrative changes required as a result of the IPO Reorganization.

                  (c) Notwithstanding the foregoing, (i) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Second-Lien Loan Documents with the Second-Lien Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Supermajority Lenders and (ii) this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Loans (as defined below) to permit the refinancing of all outstanding loans hereunder ("Refinanced Second-Lien Loans") with a replacement term loan tranche hereunder ("Replacement Second Lien Loans").

                  (d) Notwithstanding the foregoing, the Administrative Agent and/or Collateral Agent may enter into one or more additional Second-Lien Loan Documents (including without limitation any additional Security Documents) as contemplated by the provisions of this Agreement, and shall not require the consent of any Lender in connection therewith.

                  SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender, shall be limited to the Maximum Rate, provided that such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the legal limitation.

                  SECTION 9.10. Entire Agreement. This Agreement, the other Second-Lien Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties with respect to the subject matter hereof is superseded by this Agreement and the other Second-Lien Loan Documents. Nothing in this Agreement or in the other Second-Lien Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Second-Lien Loan Documents.

                  SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER SECOND-LIEN LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER SECOND-LIEN LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

                  SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Second-Lien Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 9.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

                  SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  SECTION 9.15. Jurisdiction; Consent to Service of Process.
(a) Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Second-Lien Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Second-Lien Loan Documents against Holdings, the Borrower or any Guarantor or their properties in the courts of any jurisdiction.

                  (b) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Second-Lien Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.16. Confidentiality. Each of the Lenders and each of the Agents agrees that it shall maintain in confidence any information relating to Holdings, the Borrower and the other Loan Parties furnished to it by or on behalf of Holdings, the Borrower or the other Loan Parties (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender or such Agent without violating this Section 9.16 or (c) was available to such Lender or such Agent from a third party having, to such person's knowledge, no obligations of confidentiality to Holdings, the Borrower or any other Loan Party) and shall not reveal the same other than (i) to its directors, trustees, officers, employees and advisors with a need to know or to any person that approves or administers the Second-Lien Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16) and (ii) as contemplated by
Section 9.04(d), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to Governmental Authorities, (C) to its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16),
(D) in order to enforce its rights under any Second-Lien Loan Document in a legal proceeding, (E) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section) and (F) to any pledgee under Section 9.04(e) hereof. Furthermore, prior to the 90th day after the Closing Date, no Lender, or Agent shall, without the prior consent of the Borrower, make any public announcement (except to the extent required by law) concerning the Transaction or the financing therefor. Notwithstanding anything herein to the contrary, each of the parties hereto (and any employee, representative, or other agent thereof) may disclose to any and all persons, without limitation of any kind, the structure and tax aspects (as such terms are used in Temporary Treasury Regulations Section 1.6011-4T(b)(3)) of the transactions contemplated by this Agreement, and all materials of any kind (including opinions or other tax analyses) related to such structure and tax aspects. Further, each of the parties hereto hereby acknowledges that it has no proprietary rights to any tax matter or tax idea related to the transactions contemplated by this Agreement.

                  SECTION 9.17. Release of Liens and Guarantees. (a) In the event that Holdings, the Borrower or any of their Subsidiaries conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of any of the Equity Interests, assets or property of Holdings, the Borrower or any of their Subsidiaries to a person that is not (and is not required to become) a Loan Party in a transaction not prohibited by Sections 6.04, 6.05, 6.06 or 6.07, the Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower's expense to release any Liens created by any Second-Lien Loan Document in respect of such Equity Interests, assets or property (provided that in no event shall the Equity Interests of the Borrower be released under this Section 9.17), including the release and satisfaction of record of any mortgage or deed of trust granted in connection herewith, and, in the case of a disposition of all or substantially all the Equity Interests of any Subsidiary Guarantor, terminate such Subsidiary Guarantor's obligations under the Subsidiary Guarantee Agreement. In addition, the Administrative Agent and the Collateral Agent agree to take such actions as are reasonably requested by the Borrower and at the Borrower's expense to terminate the Liens and security interests created by the Second-Lien Loan Documents when all the Obligations are paid in full and all Second-Lien Commitments are terminated. Any representation, warranty or covenant contained in any Second-Lien Loan Document relating to any such Equity Interests, assets, property or Subsidiary of Holdings (other than the Borrower) shall no longer be deemed to be made once such Equity Interests, assets or property is so conveyed, sold, leased, assigned, transferred or disposed of.

                  (b) In the event that Holdings, the Borrower or any of their Subsidiaries creates any Lien on any property pursuant to Section 6.02(c), (d),
(j) or (k) of the First-Lien Credit Agreement (as in effect on the Closing
Date) and the agreements governing such Lien prohibit the Lien on such property created by the Second-Lien Loan Documents (or require the subordination thereof), the Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and the Collateral Agent
to) take such action and execute any such documents as may be reasonably requested by the Borrower and act at the Borrower's expense to release (or subordinate, as the case may be) any Liens created by the Second-Lien Loan Document on such property; provided that the Borrower will use reasonable good faith efforts to have the respective lien holder agree to the subordination of the Liens created by the Second-Lien Loan Documents as opposed to a release thereof.

                  (c) The Collateral Agent shall also take action of the type described above to the extent required by the Intercreditor Agreement.

                  SECTION 9.18. Co-Borrower's Obligations. The Co-Borrower is a party hereto for purposes of providing co-extensive obligors for the Obligations (on a joint and several basis), although the parties acknowledge that the Co-Borrower shall not have any substantial assets or other property. All references in this Agreement and the other Second-Lien Loan Documents to the "Borrower" shall be deemed to include a reference to the Co-Borrower, mutatis mutandis, whether or not actual reference is made thereto; provided, that, without limiting the generality of the foregoing, any obligations by any of the parties hereto to the Borrower shall be deemed fulfilled with respect to the Co-Borrower when fulfilled with respect to the Borrower.

                  SECTION 9.19. Limitations on Recourse. Notwithstanding anything contained herein to the contrary, each Lender and each Agent agree that (a) in an action to collect any amounts due under, or otherwise in respect of, this Agreement, any Second-Lien Note or any other Second-Lien Loan Document, no future, current or former Holdings Partner (except, if any such Holdings Partner is a Loan Party or is otherwise a party to any Second-Lien Loan Documents, for such person's obligations as a Loan Party under such Second-Lien Loan Documents) in its capacity as such will be personally liable for any amounts due or any other liability under this Agreement, any Second-Lien Note or any other Second-Lien Loan Document, and no deficiency or personal judgment will be sought against any such Holdings Partner in its capacity as such for payment of the Indebtedness evidenced by this Agreement, any Second-Lien Note or any other Second-Lien Loan Document and (b) no property or assets of any such future, current or former Holdings Partner (except, if any such Holdings Partner is a Loan Party or is otherwise a party to any Second-Lien Loan Documents, for such person's obligations under such Second-Lien Loan Documents) in its capacity as such shall be sold, levied upon or otherwise used to satisfy any judgment rendered in connection with any action brought with respect to this Agreement or any Second-Lien Note; provided, however, that nothing contained in this Section 9.19 shall (i) impair the validity of the Indebtedness evidenced by this Agreement or the Second-Lien Notes, (ii) prevent the taking of any action permitted by law against the Borrower or any other Loan Party or the assets of the Borrower or any other Loan Party or the proceeds of such assets or (iii) in any way affect or impair the right of any Agent or any Lender to take any action permitted by law to realize upon any Mortgaged Property, the Collateral or any other security which may secure any Loan Party's obligations.

                  SECTION 9.20. Post-Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Second-Lien Loan Documents, the parties hereto acknowledge and agree that Holdings and the Borrower and its Subsidiaries shall be required to take the actions specified in Schedule 9.20 as promptly as practicable, and in any event within the time periods set forth in Schedule 9.20 or such other time periods as the Administrative Agent may agree (it being understood and agreed that if any comparable time periods set forth on Schedule 9.20 to the First-Lien Credit Agreement are extended, the corresponding time periods on Schedule 9.20 hereto shall be deemed to be extended on the same terms). The provisions of Schedule
9.20 shall be deemed incorporated by reference herein as fully as if set forth herein in its entirety. All provisions of this Agreement and the other Second-Lien Loan Documents (including, without limitation, all conditions precedent, representations, warranties, covenants, events of default and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as otherwise provided in the Second-Lien Loan Documents); provided that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Closing Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 9.20 and (y) all representations and warranties relating to the Security Documents shall be required to be true immediately after the actions required to be taken by this Section 9.20 have been taken (or were required to be taken). The acceptance of the benefits of each Credit Event shall constitute a covenant and agreement by the Borrower to each of the Lenders that the actions required pursuant to this Section 9.20 will be, or have been, taken within the relevant time periods referred to in this Section 9.20 and that, at such time, all representations and warranties contained in this Agreement and the other Second-Lien Loan Documents shall then be true and correct in all material respects without any modification pursuant to this Section 9.20. The parties hereto acknowledge and agree that the failure to take any of the actions required above (other than any actions that are not material, either individually or in the aggregate), within the relevant time periods required above, shall give rise to a Default pursuant to this Agreement upon notice of such failure to the Borrower by the Administrative Agent or the Required Lenders.

                  SECTION 9.21. USA Patriot Act. Each Lender subject to the USA PATRIOT ACT (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act") hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

                  SECTION 9.22. SUBORDINATION OF LIENS; TERMS OF INTERCREDITOR AGREEMENT; ETC. (A) EACH LENDER PARTY HERETO UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT THE LIENS CREATED PURSUANT TO THE SECOND-LIEN LOAN DOCUMENTS SHALL BE EXPRESSLY SUBORDINATED AND JUNIOR TO THE LIENS CREATED PURSUANT TO THE FIRST-LIEN CREDIT DOCUMENTS IN ACCORDANCE WITH THE TERMS OF THE INTERCREDITOR AGREEMENT. NOTWITHSTANDING ANYTHING HEREIN OR IN ANY SECOND-LIEN LOAN DOCUMENT TO THE CONTRARY, THE LIENS AND SECURITY INTERESTS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE VARIOUS SECOND-LIEN LOAN DOCUMENTS AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT PURSUANT TO THE SECOND-LIEN LOAN DOCUMENTS ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. THE INTERCREDITOR AGREEMENT ALSO CONTAINS CERTAIN PROVISIONS PROVIDING FOR RELEASES OF GUARANTORS AND/OR COLLATERAL PURSUANT TO THE SECOND-LIEN LOAN DOCUMENTS IN THE EVENT THAT SUCH GUARANTORS AND/OR COLLATERAL ARE RELEASED PURSUANT TO THE FIRST-LIEN CREDIT DOCUMENTS. PURSUANT TO THE EXPRESS TERMS OF SECTION 8.1 OF THE INTERCREDITOR AGREEMENT, IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND ANY OF THE SECOND-LIEN LOAN DOCUMENTS, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

                  (B) EACH LENDER AUTHORIZES AND INSTRUCTS THE COLLATERAL AGENT AND THE ADMINISTRATIVE AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT ON BEHALF OF THE LENDERS, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF THE INTERCREDITOR AGREEMENT.

                  (C) THE PROVISIONS OF THIS SECTION 9.22 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENT, THE FORM OF WHICH IS ATTACHED AS AN EXHIBIT TO THIS AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT OR ANY OF AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT. EACH LENDER IS FURTHER AWARE THAT VARIOUS OF THE AGENTS ARE ALSO ACTING IN VARIOUS OF THE AGENCY CAPACITIES UNDER, AND AS DEFINED IN, THE FIRST-LIEN CREDIT DOCUMENTS, AND EACH LENDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION THERETO OR CAUSE OF ACTION ARISING THEREFROM.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.




                   GRAHAM PACKAGING HOLDINGS COMPANY

                            By:  BCP/Graham Holdings L.L.C.,
                                 its general partner


                                 By: /s/ John E. Hamilton
                                 Title:   Vice President, Finance and
                                          Administration


                   GRAHAM PACKAGING COMPANY, L.P.

                            By:  GPC Opco GP LLC, its general partner


                                 By: /s/ John E. Hamilton
                                 Title:   Chief Financial Officer, Treasurer
                                          and Secretary


                   GPC CAPITAL CORP. I

                            By:      /s/ John E. Hamilton
                            Title:   Secretary


                   DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH,
                        Individually and as Administrative Agent


                            By: /s/ Susan LeFevre
                                 Title: Director


                            By:   /s/ Marguerite Sutton
                                 Title: Vice President


                   DEUTSCHE BANK SECURITIES INC.,
                                 as Joint Lead Arranger and Joint Book Runner


                            By:   /s/ Frank Fazio
                                 Title: Director


                            By: /s/ Philip N. Saliba
                                 Title: Vice President
                            CITIGROUP GLOBAL MARKETS INC.,
                                 as Syndication Agent, Joint Lead Arranger
                                 and Joint Book Runner


                            By:   /s/ Julie Persily
                                 Title: Managing Director



                   GOLDMAN SACHS CREDIT PARTNERS, L.P.,
                         as Co-Documentation Agent and Joint Book Runner


                            By: /s/ William W. Archer
                                  Title: Managing Director



                   GENERAL ELECTRIC CAPITAL CORPORATION,
                        Individually and as Co-Documentation Agent


                            By:   /s/ Jill L. Carabelli
                                 Title: Duly Authorized Signatory



                   LEHMAN COMMERCIAL PAPER INC.,
                         as Co-Documentation Agent


                            By:   /s/ William J. Hughes
                                 Title: Managing Director



                   LASALLE BANK NATIONAL ASSOCIATION,
                        as a Senior Managing Agent



                            By: /s/ Oleg Kogan
                                 Title: Assistant Vice President



                   MANUFACTURERS AND TRADERS TRUST COMPANY, as a Senior
                        Managing Agent



                            By:   /s/ Kellie M. Matthews
                                 Title: Administrative Vice President



Acknowledged and Agreed:


GRAHAM PACKAGING POLAND, L.P.
GRAHAM RECYCLING COMPANY, L.P.

         By:      GPC Sub GP LLC, their general partner


         By: /s/ John E. Hamilton
         Title:   Vice President, Finance and Administration,
                  Treasurer and Secretary



GRAHAM PACKAGING FRANCE PARTNERS

         By:      Graham Packaging Company L.P.,
                  its general partner

                  By:      GPC Opco GP LLC,
                           its general partner


         By: /s/ John E. Hamilton
                Title: Chief Financial Officer, Treasurer
                       and Secretary


GRAHAM PACKAGING LATIN AMERICA, LLC
GRAHAM PACKAGING WEST JORDAN, LLC
GPC SUB GP LLC


By: /s/ John E. Hamilton
       Title: Secretary



GRAHAM PACKAGING ACQUISITION CORP.
OWENS-BROCKWAY PLASTIC PRODUCTS INC.
CONTINENTAL PET TECHNOLOGIES, INC.
LANCOP U.S.A., INC.
CONTROLLERS U.S.A., INC.
COMERC U.S.A., INC.
OI REGIOPLAST STS INC.
TECHNOLOGICAL SPECIALTIES, INC.
OI VENEZUELA PLASTIC PRODUCTS INC.


By: /s/ John E. Hamilton
       Name: John E. Hamilton
       Title: Secretary